As filed with the Securities and Exchange Commission on June 15, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	33-0224167
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11440 West Bernardo Court, Suite 300
San Diego, California 92127
(858) 673-8600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kristin Taylor
Chief Executive Officer
ImageWare Systems, Inc.
11440 West Bernardo Court, Suite 300
San Diego, California 92127
(858) 673-8600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to

Daniel W. Rumsey, Esq.
John P. Kennedy, Esq.
Disclosure Law Group, a Professional Corporation
655 West Broadway, Suite 870
San Diego, CA 92101
Telephone: (619) 272-7050
Facsimile: (619) 330-2101

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by the selling stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	17,100,000	$0.05	$855,000	$93.28

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)
Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, calculated on the basis of the average of the high and low prices per share of the registrant’s Common Stock as reported by the OTCQB Marketplace on June 14, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 15, 2021

17,100,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 17,100,000 shares of common stock, par value $0.01 (the “Common Stock”), of ImageWare Systems, Inc., a Delaware corporation, by Lincoln Park Capital Fund, LLC (“Lincoln Park”) or the selling stockholder.

The shares of Common Stock being offered by the selling stockholder have been or may be issued pursuant to a purchase agreement that we entered into with Lincoln Park on May 17, 2021. See The Lincoln Park Transaction for a description of that agreement and “Selling Stockholder” for additional information regarding Lincoln Park. The prices at which Lincoln Park may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder.

The selling stockholder may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the shares of Common Stock being registered pursuant to this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) .

The selling stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Our Common Stock is currently listed on the OTCQB Marketplace under the symbol “IWSY”. On June 14, 2021, the last reported sale price of our Common Stock on the OTCQB Marketplace was $0.05 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2021.

-i-

  PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors,” our financial statements and the related notes included in this prospectus, and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus before making an investment decision.

Company Overview

 ImageWare Systems, Inc. (“ImageWare,” the “Company,” “we,” “our”) provides defense-grade biometric identification and authentication solutions to safeguard your data, products, services or facilities. We are experts in biometric authentication and considered a preeminent patent holder of multimodal biometrics IP, having many of the most-cited patents in the industry. Our patented IWS Biometric Engine® is one of the most accurate and fastest biometrics matching engines in the industry, capable of our patented biometrics fusion. Part of our heritage is in law enforcement, having built the first statewide digital booking platform for United States local law enforcement in the late 1990’s – and having more than three decades of experience in the challenging government sector creating biometric smart cards and logical access for millions of individuals. We are a “biometrics first” company, leveraging unique human characteristics to provide unparalleled accuracy for identification while protecting your identity.

The Company’s products also provide law enforcement and public safety sector with integrated biographic, mugshot, SMT, and fingerprint capture for booking, in addition to investigative capabilities. The Company also provides comprehensive authentication security software using biometrics to secure physical and logical access to facilities, computer networks or Internet sites. Biometric technology is now an integral part of all markets that the Company addresses, and every product leverages our patented IWS Biometric Engine®.

The IWS Biometric Engine® is a patented biometric identity and authentication database built for multi-biometric enrollment, management and authentication. It is hardware agnostic and can utilize different types of biometric algorithms. It allows different types of biometrics to be operated at the same time on a seamlessly integrated platform. It is also offered as a Software Development Kit (“SDK”), enabling developers and system integrators to implement biometric solutions or integrate biometric capabilities, into existing applications.

Our secure credential solutions empower customers to design and create smart digital identification wristbands and badges for access control systems. We develop, sell and support software and design systems that utilize digital imaging and biometrics for photo identification cards, credentials and identification systems. Our products in this market consist of IWS EPI Suite and IWS EPI Builder. These products allow for production of digital identification badges and related databases and records and can be used by, among others, schools, airports, hospitals, corporations and governments. We have added the ability to incorporate multiple biometrics into the ID systems with the integration of IWS Biometric Engine®.

The Company is also a developer of a biometric based multi-factor authentication (“MFA”) Cloud-based service. ImageWare Authenticate (formerly, GoVerify ID®) brings together Cloud and mobile technologies to offer biometric multi-factor authentication for the enterprise, and across industries. ImageWare Authenticate consists of mobile and desktop clients, and the backend system which is a Cloud-based Software-as-a-Service (“SaaS”) servicing Cloud-based biometric template matching requests. ImageWare Authenticate comes in two offerings, Workforce and Customer. ImageWare Authenticate Customer is leveraged by product developers to enable biometric authentication for their consumers. For the enterprise, ImageWare Authenticate Workforce provides turnkey integration with Microsoft Windows, Microsoft Active Directory, CA SSO, IBM Security Access Manager (“ISAM”), SAP Cloud Platform, Fujitsu's RunMyProcess, Palo Alto Networks VPN and HPE’s Aruba ClearPass. These integrations provide multi-modal biometric authentication to replace or augment passwords for use with enterprise and consumer class systems.

Our law enforcement solutions enable agencies to quickly capture, archive, search, retrieve, and share digital images, fingerprints and other biometrics, as well as criminal history records on a stand-alone, networked, wireless or Web-based platform. We develop, sell and support a suite of modular software products used by law enforcement and public safety agencies to create and manage criminal history records and to investigate crime. Our IWS Law Enforcement solution consists of five software modules: Capture and Investigative modules, which provide a criminal booking system with related databases, as well as the ability to create and print mug photo/scars, marks, and tattoos (SMT), as well as image lineups and electronic mug-books; a Facial Recognition module, which uses biometric facial recognition to identify suspects; a Web module, which provides access to centrally stored records over the Internet in a connected or wireless fashion; and a LiveScan module, which incorporates LiveScan capabilities into IWS Law Enforcement platform providing integrated fingerprint and palm print biometric management for civil and law enforcement use. The IWS Biometric Engine® is also available to our law enforcement clients and allows them to capture and search using multiple biometrics.

Recent Developments

New Products

In July 2020, we introduced BioIntellic™, our standalone, highly scalable anti-spoofing detection feature (embedded in the IWS Biometric Engine®) to ensure secure onboarding. BioIntellic™ bolsters our joint offering with our existing proofing partner in the African market, Contactable, and also supports our existing MTN business as well as drives new business in the African region and beyond.

In October 2020, we completed a new QuickCapture Mobile software product that resides on the Laxton Chameleon 5 and 8 devices. QuickCapture Mobile will be an inherent part of our newest generation law enforcement platform, called LE 2.0. This powerful solution allows officers, public safety and military personnel in the field to have dynamic data on a perpetrator in the palm of their hands.

In December 2020, we reached code completion of our GoVerifyID product, now renamed to Imageware Authenticate, which introduced a new administration portal for easier management and usability of the product along with compatibility with many other 3rd party identity and Cloud services, through the inclusion of identity protocols SAML and OIDC.

Charter Amendment

Our Certificate of Incorporation as of March 31, 2021 authorizes a total of 1.0 billion shares of Common Stock for issuance. Effective as of January 28, 2021 and February 16, 2021, respectively, our Board of Directors and the Majority Shareholders approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1.0 billion shares to 2.0 billion shares, resulting in a total increase of 1.0 billion authorized shares of Common Stock. The increase in the number of authorized shares of Common Stock became effective upon filing the Certificate of Amendment with the Delaware Division of Corporations on April 21, 2021.

Coronavirus (COVID-19) Pandemic

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. As of May 2021, the global outbreak of COVID-19 continues to rapidly evolve, and the extent to which COVID-19 may impact our business and markets we serve will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken both in the United States and other countries. We are continuing to vigilantly monitor the situation with our primary focus on health and safety of our employees and clients.

The Series D Financing

On November 12, 2020 and December 23, 2020, the Company consummated private placements of 12,060 shares of its Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred"), resulting in gross proceeds to the Company of $12.06 million, less fees and expenses (the “Series D Financing”). The gross proceeds include approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Notes”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance of the Series D Preferred was made pursuant to securities purchase agreements, dated September 28, 2020 (the "Purchase Agreement"), by and between the Company and certain accredited investors (the "Purchasers"), for the sale of the Series D Preferred at a purchase price of $1,000 per share of Series D Preferred. The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into shares of the Company’s Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (the "Series D Certificate"). Dividends on shares of Series D Preferred will be paid prior to any junior securities and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of shares of Series D Preferred.

On the fourth anniversary of the Issuance Date (as defined in the Series D Certificate), or in the event of the consummation of a Change of Control (as defined in the Series D Certificate), if any shares of Series D Preferred are outstanding, then each holder of Series D Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series D Preferred at the Liquidation Preference Amount per share of Series D Preferred plus an amount equal to all accrued but unpaid dividends, if any, (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash.

In connection with the sale of the Series D Preferred, we granted certain registration rights to the Investors with respect to the Conversion Shares and Dividend Shares, pursuant to a Registration Rights Agreement by and among us and the Investors. The registration statement registering the Conversion Shares and Dividend Shares was declared effective by the United States Securities and Exchange Commission (the “SEC”) on February 12, 2021.

Company Information

ImageWare Systems, Inc., a Delaware corporation, was founded in February 1987. Our principal executive offices are located at 11440 West Bernardo Court, Suite 300, San Diego, California 92127, and our telephone number is (858) 673-8600. Our website address is www.iwsinc.com. The information contained on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Risks Associated with Our Business

 Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section titled “Risk Factors” included elsewhere in this prospectus. These risks include the following:

● We have incurred significant operating losses since inception and cannot assure you that we will ever achieve or sustain profitability;

● We depend upon a small number of large sales and we may fail to achieve one or more large sales deals in the future;

● Our lengthy sales cycle may cause us to expend significant resources for as long as one year in anticipation of a sale to certain customers, yet we still may fail to complete the sale;

● A number of our customers and potential customers are government agencies that are subject to unique political and budgetary constraints and have special contracting requirements, which may affect our ability to obtain new and retain current government customers;

● If the patents we own or license, or our other intellectual property rights, do not adequately protect our products and technologies, we may lose market share to our competitors and our business, financial condition and results of operations would be adversely affected;

● Nantahala Capital Management, LLC ("Nantahala"), controls, on an as-converted and fully diluted basis, approximately 32.2% of our Common Stock, and 36.5% of the voting power of the voting securities. As such, Nantahala and its principals can significantly influence all matters requiring approval by our stockholders, including the election of directors and significant corporate transactions; and

● We may need to raise additional funds in the future, and these funds may not be available on acceptable terms or at all. A failure to obtain this necessary capital when needed could force us to delay, limit, scale back or cease some or all operations.

Lincoln Park Purchase Agreement

On May 17, 2021, we entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park pursuant to which Lincoln Park committed to purchase up to $15,100,000 of our Common Stock.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $15,100,000 of shares of our Common Stock. On May 17, 2021, we sold 1.0 million shares of Common Stock to Lincoln Park under the Purchase Agreement for an aggregate purchase price of $100,000 (the “Initial Purchase Shares”). Future sales of Common Stock under the Purchase Agreement, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period commencing on the date that a registration statement of which this prospectus forms a part, which we agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied (such date on which all of such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, on any business day over the term of the Purchase Agreement, we have the right, in our sole discretion, to direct Lincoln Park to purchase up to 250,000 shares on such business day (the “Regular Purchase”), subject to increases under certain circumstances as provided in the Purchase Agreement. The purchase price per share for each such Regular Purchase will be based on prevailing market prices of the Company’s Common Stock immediately preceding the time of sale as computed under the Purchase Agreement. In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000; however, the Company and Lincoln Park may mutually agree to increase the Regular Purchase share amount to up to Two Million (2,000,000) Purchase Shares. In addition to Regular Purchases, provided that we present Lincoln Park with a purchase notice for the full amount allowed for a Regular Purchase, we may also direct Lincoln Park to make accelerated purchases and additional accelerated purchases as described in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, in no event may we issue or sell to Lincoln Park under the shares of our Common Stock under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Lincoln Park and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions and indemnification obligations of the parties. We have the right to terminate the Purchase Agreement at any time, at no cost or penalty. We issued to Lincoln Park 1.0 million shares of Common Stock in consideration for entering into the Purchase Agreement.

Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

The Offering

Shares of Common Stock offered by the selling stockholders
17,100,000 shares consisting of: (i) 1.0 million shares sold to Lincoln Park at a price of $0.10 per share on the Execution Date (the “Initial Purchase Shares”); (ii) 15,100,000 shares we may sell to Lincoln Park under the Purchase Agreement from time to time after the date of this prospectus; and (iii) 1.0 million commitment shares issued to Lincoln Park on the Execution Date (the “Commitment Shares”).

Shares of Common Stock outstanding before this offering	317,949,129 shares of Common Stock.

Shares of Common Stock to be outstanding after giving effect to the issuance of 17,100,000 shares under the Purchase Agreement registered hereunder	335,049,129 shares of Common Stock.

Use of proceeds
We will receive no proceeds from the sale of shares of Common Stock by Lincoln Park in this offering. We may receive up to $15.0 million in aggregate gross proceeds under the Purchase Agreement from any additional sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus.

Any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement will be used for working capital and general corporate purposes. See Use of Proceeds.

Terms of this offering
The selling stockholder, including its transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on The OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

OTCQB Marketplace symbol	“IWSY”

Risk Factors
Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in other documents filed after the date hereof.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 317,949,129 shares of our Common Stock outstanding as of June 8, 2021. Unless we specifically state otherwise, the share information in this prospectus excludes:

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60,140,500 shares of Common Stock issuable upon the exercise of stock options at a weighted average exercise price of $0.07 per share;

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200,266 shares of Common Stock issuable upon vesting of outstanding restricted stock grants;

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842,648 shares of Common Stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.19 per share;

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11,735,070 shares of Common Stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock (“Series A Preferred ”);

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11,278,645 shares of Common Stock issuable upon conversion of the Company’s Series A-1 Convertible Preferred Stock (“Series A-1 Preferred ”);

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47,709 shares of Common Stock issuable upon conversion of the Company’s Series B Convertible Redeemable Preferred Stock (“Series B Preferred ”);

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393,340,868 shares of Common Stock issuable upon conversion of the Company’s Series D Preferred; and

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90,222,377 shares of Common Stock reserved for future issuance under the Company’s 2020 Omnibus Equity Incentive Plan (the “Plan”), which plan was approved by the Company’s stockholders on June 5, 2020, as amended on April 20, 2021.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

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the availability of capital to satisfy our working capital requirements;

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the impact of COVID-19 on the Company's results of operations;

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the accuracy of our estimates regarding expenses, future revenues and capital requirements;

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anticipated trends and challenges in our business and the markets in which we operate;

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our ability to anticipate market needs or develop new or enhanced products to meet those needs;

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our expectations regarding market acceptance of our products;

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the success of competing products by others that are or become available in the market in which we sell our products;

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our ability to protect our confidential information and intellectual property rights;

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our ability to manage expansion into international markets;

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our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

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developments in the U.S. and foreign countries; and

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other risks and uncertainties, including those described under the section titled “Risk Factors” in this prospectus.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, as well as certain information incorporated by reference into this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and related notes, before you decide to invest in our Common Stock. If any of the following risks or uncertainties actually occur, our business, results of operations or financial condition could be materially harmed, the trading price of our Common Stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are those that we currently believe may materially affect us; however, they may not be the only ones that we face. Additional risks and uncertainties of which we are unaware or currently deem immaterial may also become important factors that may harm our business. Except as required by law, we undertake no obligations to update any risk factors.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Available cash resources will be insufficient to provide for our working capital needs for the next twelve months. As a result, we will need to raise additional capital to continue as a going concern.

At March 31, 2021 and December 31, 2020, we had negative working capital of $20,887,000 and $19,349,000, respectively. Our principal source of liquidity at March 31, 2021 and December 31, 2020 consisted of cash and cash equivalents of $5,056,000 and $8,345,000, respectively. Considering the financings consummated in 2021 and in 2020, as well as our projected cash requirements, and assuming we are unable to generate incremental revenue, our available cash will be insufficient to satisfy our cash requirements for the next twelve months from the date of this filing. These factors raise substantial doubt about our ability to continue as a going concern. To address our working capital requirements, management intends to seek additional equity and/or debt financing through the issuance of additional debt and/or equity securities and may seek strategic or other transactions intended to increase shareholder value. There are currently no formal committed financing arrangements to support our projected cash shortfall, including commitments to purchase additional debt and/or equity securities, or other agreements, and no assurances can be given that we will be successful in raising additional capital through the issuance of debt and/or equity securities, or entering into any other transaction that addresses our ability to continue as a going concern.

We have a history of significant recurring losses totaling approximately $215.3 million at March 31, 2021 and $213.2 million at December 31, 2020, and these losses may continue in the future.

As of March 31, 2021 and December 31, 2020, we had an accumulated deficit of approximately $215.3 million and $213.2 million, respectively, and these losses may continue in the future. We expect to continue to incur significant sales and marketing, research and development, and general and administrative expense. As a result, we will need to generate significant revenue to achieve profitability, and we may never achieve profitability.

Our loan under the Paycheck Protection Program may not be forgiven or may subject us to challenges and investigations regarding qualification for the loan.

We have received loan proceeds in the amount of approximately $1.57 million under the Payroll Protection Program (“PPP Loan”), which was established under the CARES Act and is administered by the SBA (“PPP”). Under the terms of the CARES Act, PPP Loan recipients can apply for loan forgiveness. The potential loan forgiveness for all or a portion of PPP Loan is determined, subject to limitations, based on the use of loan proceeds over the 24 weeks after the loan proceeds are disbursed for payment of payroll costs and any payments of mortgage interest, rent, and utilities. The amount of loan forgiveness will be reduced if PPP Loan recipients terminate employees or reduce salaries during the covered period. The unforgiven portion of our PPP Loan, if any, is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. We have utilized all the proceeds from the PPP Loan for purposes consistent with the PPP. While we currently believe that our use of the loan proceeds will meet the conditions for forgiveness of the PPP Loan, the Series D Financing may affect the Company's ability to have the PPP Loan forgiven under the PPP and there can be no assurance that forgiveness for any portion of the PPP Loan will be obtained.

Additionally, the Company is evaluating whether the Series D Financing will prevent the Company from qualifying for loan forgiveness. In the event the SBA determines that the Series D Financing disqualifies the Company for loan forgiveness under the PPP, the Company will be required to repay all $1.57 million of the PPP Loan by May 4, 2022, with interest accruing at 1%.

Our operating results have fluctuated in the past and are likely to fluctuate in the future.

Our operating results have fluctuated in the past. These fluctuations in operating results are the consequence of the following, amongst other things:

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varying demand for and market acceptance of our technology and products;

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changes in our product or customer mix;

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the gain or loss of one or more key customers or their key customers, or significant changes in the financial condition of one or more of our key customers or their key customers;

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our ability to introduce, certify and deliver new products and technologies on a timely basis;

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the announcement or introduction of products and technologies by our competitors;

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competitive pressures on selling prices;

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costs associated with acquisitions and the integration of acquired companies, products and technologies;

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our ability to successfully integrate acquired companies, products and technologies;

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our accounting and legal expense; and

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general economic conditions.

These factors, some of which are not within our control, will likely continue in the future. To respond to these and other factors, we may need to make business decisions that could result in failure to meet financial expectations. If our quarterly operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price could drop suddenly and significantly. Most of our expense, such as employee compensation and inventory, is relatively fixed in the short term. Moreover, our expense levels are based, in part, on our expectations regarding future revenue levels. As a result, if our revenue for a particular period was below our expectations, we may not be able to proportionately reduce our operating expense for that period. Any revenue shortfall would have a disproportionately negative effect on our operating results for the period.

We depend upon a small number of large system sales ranging from $100,000 to in excess of several million dollars and we may fail to achieve one or more large system sales in the future.

Historically, we have derived a substantial portion of our revenue from a small number of sales of large, relatively expensive systems, typically ranging in price from $100,000 to $2,000,000. If we fail to receive orders for these large systems in a given sales cycle on a consistent basis, our business could be significantly harmed. Further, our quarterly results are difficult to predict because we cannot predict in which quarter, if any, large system sales will occur in a given year. As a result, we believe that quarter-to-quarter comparisons of our results of operations are not a good indication of our future performance. In some future quarters, our operating results may be below the expectations of securities analysts and investors, in which case the market price of our Common Stock may decrease significantly.

Our lengthy sales cycle may cause us to expend significant resources for one year or more in anticipation of a sale to certain customers, yet we still may fail to complete the sale.

When considering the purchase of a large identity management product, potential customers may take as long as eighteen months to evaluate different solutions and obtain approval for the purchase. Under these circumstances, if we fail to complete a sale, we will have expended significant resources and received no revenue in return. Generally, customers consider a wide range of issues before committing to purchase our products, including product benefits, ability to operate with their current systems, product reliability and their own budgetary constraints. While potential customers are evaluating our products, we may incur substantial selling costs and expend significant management resources in an effort to accomplish potential sales that may never occur. In times of economic recession, our potential customers may be unwilling or unable to commit resources to the purchase of new and costly systems.

A number of our customers and potential customers are local, state, and federal government agencies that are subject to unique political and budgetary constraints and have special contracting requirements, which may affect our ability to obtain new and retain current government customers.

A significant number of our customers are government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend from quarter-to-quarter or year-to-year. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or substantially delayed, and the receipt of revenue or payments from these agencies may be substantially delayed. In addition, future sales to government agencies will depend on our ability to meet government contracting requirements, certain of which may be onerous or impossible to meet, resulting in our inability to obtain a particular contract. Common requirements in government contracts include bonding requirements, provisions permitting the purchasing agency to modify or terminate at will the contract without penalty, and provisions permitting the agency to perform investigations or audits of our business practices, any of which may limit our ability to enter into new contracts or maintain our current contracts.

Two customers accounted for approximately 45% of our total revenue during the three months ended March 31, 2021, and two customers accounted for approximately 61% of our total revenue during the year ended December 31, 2020. In the event of any material decrease in revenue from these customers, or if we are unable to replace the revenue through the sale of our products to additional customers, our financial condition and results from operations could be materially and adversely affected.

During the three months ended March 31, 2021, two customers accounted for approximately 45% or $333,000 of our total revenue. During the year ended December 31, 2020, two customers accounted for approximately 61% or $2,921,000 of our total revenue. If these customers were to significantly reduce their relationship with the Company, or in the event that we are unable to replace the revenue through the sale of our products to additional customers, our financial condition and results from operations could be negatively impacted, and such impact would be material.

We face competition from companies with greater financial, technical, sales, marketing and other resources, and, if we are unable to compete effectively with these competitors, our market share may decline and our business could be harmed.

We face competition from other established companies. A number of our competitors have longer operating histories, larger customer bases, significantly greater financial, technological, sales, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or client requirements, more quickly develop new products or devote greater resources to the promotion and sale of their products and services than we can. Likewise, their greater capabilities in these areas may enable them to better withstand periodic downturns in the identity management solutions industry and compete more effectively on the basis of price and production. In addition, new companies may enter the markets in which we compete, further increasing competition in the identity management solutions industry.

We believe that our ability to compete successfully depends on a number of factors, including the type and quality of our products and the strength of our brand names, as well as many factors beyond our control. We may not be able to compete successfully against current or future competitors, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand the development and marketing of new products, any of which would adversely impact our results of operations and financial condition.

RISKS RELATED TO OUR TECHNOLOGY

We occasionally rely on systems integrators to manage our large projects, and if these companies do not perform adequately, we may lose business.

We occasionally act as a subcontractor to systems integrators who manage large projects that incorporate our systems. We cannot control these companies, and they may decide not to promote our products or may price their services in such a way as to make it unprofitable for us to continue our relationship with them. Further, they may fail to perform under agreements with their customers, in which case we might lose sales to these customers. If we lose our relationships with these companies, our business, financial condition and results of operations may suffer.

Some third parties integrate our software into their platforms or solutions. Any delay in the integration of our software or the launch of third-party products may materially affect our results from operations and financial condition.

We sell some of our software through larger product partners and/or resellers that will either resell our product alongside theirs, OEM a white label version of our products, or sell our products fully integrated into their offerings. In these cases, we are dependent upon the successful rollout of our products by our distribution partners. Any delays negatively affect our results from operations and financial condition.

If our security measures or those of our third-party data center hosting facilities, Cloud computing platform providers, or third-party service partners, are breached, and unauthorized access is obtained to a customer’s data, our data or our IT systems, or authorized access is blocked or disabled, our services may be perceived as not being secure, customers may curtail or stop using our services, and we may incur significant legal and financial exposure and liabilities.

Our services involve the storage and transmission of our customers’ and our customers’ customers’ proprietary and other sensitive data, including financial information and other personally identifiable information. While we have security measures in place, they may be breached as a result of efforts by individuals or groups of hackers and sophisticated organizations, including state-sponsored organizations or nation-states. Our security measures could also be compromised by employee error or malfeasance, which could result in someone obtaining unauthorized access to, or denying authorized access to our IT systems, our customers’ data or our data, including our intellectual property and other confidential business information. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information to gain access to our customers’ data, our data or our IT systems.

We take extraordinary measures to ensure identity authentication of users who access critical IT infrastructure, including but not limited to, two-factor, multi-factor and biometric identity verification. This substantially reduces the threat of unauthorized access by bad actors using compromised user credentials.

Because the techniques used to breach, obtain unauthorized access to, or sabotage IT systems change frequently, grow more complex over time, and generally are not recognized until launched against a target, we may be unable to anticipate or implement adequate measures to prevent against such techniques.

Our services operate in conjunction with and are dependent on products and components across a broad ecosystem and, if there are security vulnerabilities in one of these components, a security breach could occur. In addition, our internal IT systems continue to evolve, and we are often early adapters of new technologies and new ways of sharing data and communicating internally and with partners and customers, which increases the complexity of our IT systems. These risks are mitigated by our ability to maintain and improve business and data governance policies and processes and internal security controls, including our ability to escalate and respond to known and potential risks.

In addition, our customers may authorize third-party technology providers to access their customer data, and some of our customers may not have adequate security measures in place to protect their data that is stored on our servers. Because we do not control our customers or third-party technology providers, or the processing of such data by third-party technology providers, we cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to our services.

A security breach could expose us to a risk of loss or inappropriate use of proprietary and sensitive data, or the denial of access to this data. A security breach could also result in a loss of confidence in the security of our services, damage our reputation, negatively impact our future sales, disrupt our business and lead to legal liability. Finally, the detection, prevention and remediation of known or potential security vulnerabilities, including those arising from third-party hardware or software may result in additional direct and indirect costs, for example additional infrastructure capacity to mitigate any system degradation that could result from remediation efforts.

RISKS RELATED TO INTELLECTUAL PROPERTY

If the patents we own or license, or our other intellectual property rights, do not adequately protect our products and technologies, we may lose market share to our competitors and our business, financial condition and results of operations would be adversely affected.

Our success depends significantly on our ability to protect our rights to the technologies used in our products. We rely on patent protection, trade secrets, as well as a combination of copyright and trademark laws and nondisclosure, confidentiality and other contractual arrangements to protect our technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. In addition, we cannot be assured that any of our current and future pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office (“PTO”) may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or may not be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. These proceedings could result in adverse decisions as to the claims included in our patents.

Our issued and licensed patents and those that may be issued or licensed in the future may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related products. Additionally, upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. We also must rely on contractual rights with the third parties that license technology to us to protect our rights in the technology licensed to us. Although we have taken steps to protect our intellectual property and technology, there is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology. We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and intellectual property assignment agreements with our employees. However, such agreements may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. In addition, we rely on the use of registered and common law trademarks with respect to the brand names of some of our products. Our common law trademarks provide less protection than our registered trademarks. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.

Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. If we fail to apply for intellectual property protection or if we cannot adequately protect our intellectual property rights in these foreign countries, our competitors may be able to compete more effectively against us, which could adversely affect our competitive position, as well as our business, financial condition and results of operations.

If third parties claim that we infringe their intellectual property rights, we may incur liabilities and costs and may have to redesign or discontinue selling certain products.

Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. We face the risk of claims that we have infringed on third parties’ intellectual property rights. Searching for existing intellectual property rights may not reveal important intellectual property and our competitors may also have filed for patent protection, which is not yet a matter of public knowledge, or claimed trademark rights that have not been revealed through our availability searches. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims of patent or other intellectual property infringement, even those without merit, could:

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increase the cost of our products;

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be expensive and time consuming to defend;

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result in us being required to pay significant damages to third parties;

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force us to cease making or selling products that incorporate the challenged intellectual property;

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require us to redesign, reengineer or rebrand our products;

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require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property, the terms of which may not be acceptable to us;

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require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification to such parties for intellectual property infringement claims;

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divert the attention of our management; and

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result in our customers or potential customers deferring or limiting their purchase or use of the affected products until the litigation is resolved.

In addition, new patents obtained by our competitors could threaten a product’s continued life in the market even after it has already been introduced.

REGULATORY AND LEGAL RISK FACTORS

Failure to comply with federal, state and international laws and regulations and our contractual obligations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

We collect and maintain significant amounts of personal data and other data relating to our customers and employees. A variety of federal, state and international laws and regulations, and certain industry standards, govern or apply to our collection, use, retention, sharing and security of consumer data. We are subject to certain laws, regulations, contractual obligations and industry standards (including, for example, the Payment Card Industry Data Security Standard, or PCI-DSS) relating to privacy, data protection, information security and consumer protection, which are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not comply or may not comply in the future with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with our privacy policies or with any federal, state or international laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal or contractual obligations relating to privacy, data protection, information security or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities or require us to change our operations and/or cease or modify our use of certain data sets. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and suppliers or an inability to process credit card payments and may result in the imposition of monetary penalties. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Foreign laws and regulations relating to privacy, data protection, information security and consumer protection often are more restrictive than those in the United States. The European Union, for example, traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the United States. In May 2018 the European Union's new regulation governing data practices and privacy called the General Data Protection Regulation, or GDPR, became effective and substantially replaced the data protection laws of the individual European Union member states. The law requires companies to meet more stringent requirements regarding the handling of personal data of individuals in the EU than were required under predecessor EU requirements. In the United Kingdom, a Data Protection Bill that substantially implements the GDPR also became law in May 2018. The law also increases the penalties for non-compliance, which may result in monetary penalties of up to €20.0 million or 4% of a company's worldwide turnover, whichever is higher. The GDPR and other similar regulations require companies to give specific types of notice and in some cases seek consent from consumers and other data subjects before collecting or using their data for certain purposes, including some marketing activities. Outside of the European Union, many countries have laws, regulations, or other requirements relating to privacy, data protection, information security, and consumer protection, and new countries are adopting such legislation or other obligations with increasing frequency. Many of these laws may require consent from consumers for the use of data for various purposes, including marketing, which may reduce our ability to market our products. There is no harmonized approach to these laws and regulations globally. Consequently, we increase our risk of non-compliance with applicable foreign data protection laws by operating internationally. We may need to change and limit the way we use personal information in operating our business and may have difficulty maintaining a single operating model that is compliant. In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection, information security and consumer protection. For example, California recently adopted the California Consumer Privacy Act of 2018 (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for businesses. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. The CCPA went into effect in January 2020. The effects of the CCPA potentially are significant, however, and may require us to modify our data processing practices and policies and to incur substantial costs and expenses in an effort to comply. As a general matter, compliance with laws, regulations, and any applicable rules or guidance from self-regulatory organizations relating to privacy, data protection, information security and consumer protection, may result in substantial costs and may necessitate changes to our business practices, which may compromise our growth strategy, adversely affect our ability to acquire customers, and otherwise adversely affect our business, financial condition and operating results.

We may have additional tax assessments.

We are subject to income taxes in the United States. Significant judgments are required in determining our provisions for income taxes. In the course of preparing our tax provisions and returns, we must make calculations where the ultimate tax determination may be uncertain. Our tax returns are subject to examination by the Internal Revenue Service (“IRS”) and state tax authorities. There can be no assurance as to the outcome of these examinations. If the ultimate determination of taxes owed is for an amount in excess of amounts previously accrued, our operating results, cash flows, and financial condition could be adversely affected.

We operate in foreign countries and are exposed to risks associated with foreign political, economic and legal environments and with foreign currency exchange rates.

We have significant foreign operations. As a result, we are exposed to risks, including among others, risks associated with foreign political, economic and legal environments and with foreign currency exchange rates. Our results may be adversely affected by, among other things, changes in government policies with respect to laws and regulations, anti-inflation measures, currency conversions, collection of receivables abroad and rates and methods of taxation.

GOVERNANCE RISKS AND RISKS RELATED TO OUR SECURITIES

Our Common Stock is subject to “penny stock” rules.

Our Common Stock is currently defined as a “penny stock” under Rule 3a51-1 promulgated under the Exchange Act which are subject to Rules 15g-2 through 15g-7 and Rule 15g-9, which impose additional sales practice requirements on broker-dealers that sell penny stocks to persons other than established customers and institutional accredited investors. Among other things, for transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, these rules may affect the ability of broker-dealers to sell our Common Stock and affect the ability of holders to sell their shares of our Common Stock in the secondary market. To the extent our Common Stock is subject to the penny stock regulations, the market liquidity for our shares will be adversely affected.

Our stock price has been volatile, and your investment in our Common Stock could suffer a decline in value.

There has been significant volatility in the market price and trading volume of equity securities, which is unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations may negatively affect the market price of our Common Stock. You may not be able to resell your shares at or above the price you pay for those shares due to fluctuations in the market price of our Common Stock caused by changes in our operating performance or prospects and other factors.

Some specific factors that may have a significant effect on our Common Stock market price include:

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actual or anticipated fluctuations in our operating results or future prospects;

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our announcements or our competitors’ announcements of new products;

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the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

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strategic actions by us or our competitors, such as acquisitions or restructurings;

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new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

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changes in accounting standards, policies, guidance, interpretations or principles;

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changes in our growth rates or our competitors’ growth rates;

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developments regarding our patents or proprietary rights or those of our competitors;

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our inability to raise additional capital as needed;

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substantial sales of Common Stock underlying warrants and preferred stock;

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concern as to the efficacy of our products;

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changes in financial markets or general economic conditions;

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sales of Common Stock by us or members of our management team; and

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changes in stock market analyst recommendations or earnings estimates regarding our Common Stock, other comparable companies or our industry generally.

Our future sales of our Common Stock could adversely affect its price and our future capital-raising activities could involve the issuance of equity securities, which would dilute shareholders’ investments and could result in a decline in the trading price of our Common Stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of our Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our Common Stock and our ability to raise capital. We may issue additional Common Stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of Common Stock. The market price for our Common Stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions at prices that represent a substantial discount to the market price of our Common Stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our Common Stock.

The holders of our Preferred Stock (as defined below) have certain rights and privileges that are senior to our Common Stock, and we may issue additional shares of Preferred Stock without stockholder approval that could have a material adverse effect on the market value of the Common Stock.

Our Board of Directors has the authority to issue a total of up to 5.0 million shares of preferred stock, par value $0.01 per share (“Preferred Stock”) and to fix the rights, preferences, privileges, and restrictions, including voting rights, of the Preferred Stock, which typically are senior to the rights of the Common Stock, without any further vote or action by the holders of our Common Stock. The rights of the holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of the Preferred Stock that have been issued or might be issued in the future. Preferred Stock also could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. This could delay, defer, or prevent a change in control. Furthermore, holders of our Preferred Stock may have other rights, including economic rights, senior to the Common Stock. As a result, their existence and issuance could have a material adverse effect on the market value of the Common Stock. We have in the past issued and may from time to time in the future issue, Preferred Stock for financing or other purposes with rights, preferences, or privileges senior to the Common Stock. As of June 8, 2021, we had four series of Preferred Stock outstanding, the Series A Preferred, Series A-1 Preferred, Series B Preferred, and Series D Preferred.

The provisions of our Series A Preferred prohibit the payment of dividends on our Common Stock unless the dividends on our preferred shares are first paid. In addition, upon a liquidation, dissolution or sale of our business, the holders of our Series A Preferred will be entitled to receive, in preference to any distribution to the holders of Common Stock, initial distributions of $1,000 per share, plus all accrued but unpaid dividends. As of March 31, 2021 and December 31, 2020, there were 6,149 and 14,911 shares of our Series A Preferred outstanding, respectively. As of March 31, 2021 and December 31, 2020, we had no cumulative undeclared dividends on our Series A Preferred.

The provisions of our Series A-1 Preferred prohibit the payment of dividends on our Common Stock unless the dividends on our preferred shares are first paid. In addition, upon a liquidation, dissolution or sale of our business, the holders of our Series A-1 Preferred will be entitled to receive, in preference to any distribution to the holders of Common Stock, initial distributions of $1,000 per share, plus all accrued but unpaid dividends. As of March 31, 2021 And December 31, 2020, there were 5,922 and 14,782 shares of our Series A-1 Preferred outstanding, respectively. As of March 31, 2021 and December 31, 2020, 2020, we had no cumulative undeclared dividends on our Series A-1 Preferred.

The provisions of our Series B Preferred prohibit the payment of dividends on our Common Stock unless the dividends on our preferred shares are first paid. In addition, upon a liquidation, dissolution or sale of our business, the holders of our Series B Preferred will be entitled to receive, in preference to any distribution to the holders of Common Stock, initial distributions of $2.50 per share, plus all accrued but unpaid dividends. As of March 31, 2021 and December 31, 2020, there were 239,400 shares of Series B Preferred outstanding. As of March 31, 2021 and December 31, 2020, we had cumulative undeclared dividends on our Series B Preferred of approximately $21,000 and $8,000, respectively.

The provisions of our Series D Preferred prohibit the payment of dividends on our Common Stock unless the dividends on our preferred shares are first paid. In addition, upon a liquidation, dissolution or sale of our business, the holders of our Series D Preferred will be entitled to receive, in preference to any distribution to the holders of Common Stock, initial distributions of $1,000 per share, plus all accrued but unpaid dividends. As of March 31, 2021 and December 31, 2020, there were 22,757 and 22,863 shares of Series D Preferred outstanding, respectively. As of March 31, 2021 and December 31, 2020, we had no cumulative undeclared dividends on our Series D Preferred.

The conversion of our Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series D Preferred Stock and the exercise of currently outstanding warrants could result in significant dilution to the holders of our Common Stock.

The holders of our Series A Preferred Stock, Series A-1 Preferred Stock, Stock Series B Preferred Stock and Series D Preferred Stock may elect to convert their shares of Preferred Stock into shares of Common Stock. As of March 31, 2021, we had outstanding: (i) 6,149 shares of Series A Preferred Stock, which are convertible into 30,743,500 shares of Common Stock; (ii) 5,922 shares of Series A-1 Preferred Stock, which are convertible into 29,610,000 shares of Common Stock; (iii) 239,400 shares of Series B Preferred Stock, which are convertible into 46,980 shares of Common Stock; and (iv) 22,757 shares of Series D Preferred Stock, which are convertible into 390,348,199 shares of Common Stock. In addition to our outstanding shares of Preferred Stock, as of March 31, 2021, there were outstanding warrants to purchase 393,589 shares of our Common Stock.

The conversion of our Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, as well as the exercise of our outstanding warrants could result in significant dilution to existing common shareholders, adversely affect the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

Upon the occurrence of certain events, we may be required to redeem all or a portion of our Preferred Stock.

Holders of certain of our Preferred Stock may require us to redeem all or any portion of such Holder’s shares Preferred Stock within specific date from issuance or in the event of the consummation of a Change of Control (as such term is defined in the Certificate of Designations, Preferences and Rights of each class of Preferred Stock). We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to redeem our shares of Preferred Stock if and when required to do so. In the event we have insufficient cash available or do not have access to additional third-party financings on commercially reasonable terms or at all to complete such redemption, our business, results of operations, and financial condition may be materially adversely affected.

Certain large shareholders may have certain personal interests that may affect the Company.

As a result of the securities issued to Nantahala Capital Management, LLC (“Nantahala Capital Management”), and the related entities controlled by Nantahala Capital Management, (i) Blackwell Partners LLC - Series A, (ii) Nantahala Capital Partners Limited Partnership, (iii) Nantahala Capital Partners II Limited Partnership, (iv) Nantahala Capital Partners SI, LP, (v) NCP QR Limited Partnership, and (vi) Silver Creek CS SAV, L.L.C. (collectively, "Nantahala"), Nantahala beneficially owns, in the aggregate, approximately 36.5% of the Company’s outstanding voting securities as of June 8, 2021.  As a result, Nantahala has the potential ability to exert influence over the outcome of issues requiring approval by the Company’s shareholders. This concentration of ownership may have effects such as delaying or preventing a change in control of the Company that may be favored by other shareholders or preventing transactions in which shareholders might otherwise recover a premium for their shares over current market prices.

Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of the Company.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes Preferred Stock, which carries special rights, including voting and dividend rights. With these rights, holders of Preferred Stock could make it more difficult for a third party to acquire us.

Our Amended Charter designates courts within the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, and the federal district courts for the United States of America for claims brought under the Securities Act of 1933, as amended, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our Amended and Restated Certificate of Incorporation (the “Amended Charter”) require that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), will, to the fullest extent permitted by law, be the sole and exclusive forum for each of the following:

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any derivative action or proceeding brought on behalf of the Company;

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any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders;

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any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Amended Charter, or the Amended and Restated Bylaws; or

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any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

Furthermore, the Amended Charter sets forth that the federal district courts of the United States of America are the exclusive forum for the resolution of any causes of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

Because the applicability of the exclusive forum provision is limited to the extent permitted by law, we believe that the exclusive forum provision would not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law and federal law under the Securities Act in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers.

We do not expect to pay cash dividends on our Common Stock for the foreseeable future.

We have never paid cash dividends on our Common Stock and do not anticipate that any cash dividends will be paid on the Common Stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our Board of Directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition. Furthermore, the terms of our Series A Preferred, Series A-1 Preferred, Series B Preferred and Series D Preferred directly limit our ability to pay cash dividends on our Common Stock.

GENERAL RISK FACTORS

Our business is subject to risks arising from epidemic diseases, such as the recent global outbreak of the COVID-19 coronavirus.

The recent outbreak of the novel coronavirus, COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19 or other public health epidemics, pose the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, the COVID-19 pandemic and mitigation measures have had and may continue to have an adverse impact on global economic conditions which could have an adverse effect on our business and financial condition, including impairing our ability to raise capital when needed.

COVID-19 has prevented employees from returning to physical offices. In many cases, our potential customers in the government or commercial enterprise-side like to test our software in their labs with their systems and hardware. Potential customers have been unable to do this and that has caused purchase decisions to be delayed as these employees who would be testing are now working from their homes and can’t simulate test environments.  COVID-19 has further led to a distributed work environment. Decision makers are now working from their homes, from all different parts of a state or country. Some have weak or no Internet connections, making it harder to review paperwork to decide on a large financial purchase. Some decision makers want to have more conversations with more people, and mull over decisions longer, versus in the past, when an individual could walk into a decision makers office and garner more rapid approval. Some countries have limits on how many people are permitted to gather in one meeting or have been hit particularly hard with many residents suffering and dying from the COVID-19 virus. There is a new paradigm emerging in making critical decisions from a video conference calls versus in person.

An economic recession had set in from the pandemic in 2020. Some companies are not receiving payments and in turn are not making payments to us, causing impairments in our ability to pay others. COVID-19 has led to some of our customers and potential customers being stricken with the virus causing them to not be able to work for many weeks and therefore causing delays for us in our projects or decisions.  Technology partners have slowed down and/or laid off employees, impacting us downstream because decisions makers have been furloughed or the work has been passed to new employees who need to come up to speed on a particular project. The closing/downsizing of our offices due to COVID-19 has further caused employees to work from home on unsecured personal Wifi networks, and as such, working from home may cause security breaches such as malware, ransomware, and Phishing attempts. These attempts in some cases have knocked out their ability to have a connection and be able to work until their IT department resolves their issues.

This outbreak could decrease spending, adversely affect demand for the Company’s products, and harm the Company’s business and results of operations.  It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or results of operations, financial condition, or liquidity, at this time.

We depend on key personnel, the loss of any of whom could materially adversely affect future operations.

Our success will depend to a significant extent upon the efforts and abilities of our executive officers and other key personnel. The loss of the services of one or more of these key employees and any negative market or industry perception arising from the loss of such services could have a material adverse effect on us and the trading price of our Common Stock. Our business will also be dependent upon our ability to attract and retain qualified personnel. Acquiring and keeping these personnel could prove more difficult or cost substantially more than estimated and we cannot be certain that we will be able to retain such personnel or attract a high caliber of personnel in the future.

RISKS RELATED TO THIS OFFERING

The sale or issuance of our Common Stock to Lincoln Park may cause dilution and the sale of the shares of Common Stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

On May 17, 2021, we entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has committed to purchase up to $15,100,000 of our Common Stock. Upon the execution of the Purchase Agreement, we issued 1.0 million Commitment Shares to Lincoln Park as a fee for its commitment to enter into the Purchase Agreement and purchase shares of our Common Stock thereunder. The remaining shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park, at our sole discretion, from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the prevailing price of our Common Stock on the date(s) of purchase. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Common Stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our Common Stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined solely by us. We may ultimately decide to sell to Lincoln Park all, some or none of the $15.1 million in shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell any additional shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We will require additional financing to sustain our operations and without it we may not be able to continue operations.

We may direct Lincoln Park to purchase up to $15,100,000 worth of shares of our Common Stock under our agreement over a 24-month period generally in amounts up to 250,000 shares of our Common Stock, which share amount may be increased to include additional shares of our Common Stock depending on the market price of our Common Stock at the time of sale, and subject to a maximum limit of $500,000 per purchase, on any such business day; however, the Company and Lincoln Park may mutually agree to increase the number of Regular Purchase Shares for any Regular Purchase to up to 2.0 million Purchase Shares. In addition to the 1.0 million Commitment Shares and the 1.0 million Initial Purchase Shares, an additional 15,100,000 shares of our Common Stock are being offered under this prospectus that may be sold by us to Lincoln Park, at our discretion, from time to time over a 24-month period commencing after the Commencement Date. Depending on the price per share at which we sell our Common Stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to $15,100,000. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $15,100,000 under the Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Future sales and issuances of our Common Stock or other securities may result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time, including pursuant to the Purchase Agreement with Lincoln Park. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

In addition, sales of a substantial number of shares of our outstanding Common Stock in the public market could occur at any time. Certain of our stockholders, including Lincoln Park, hold a substantial number of our Common Stock that many of them are now able to sell in the public market. Sales of stock by these stockholders could have a material adverse effect on the trading price of our Common Stock.

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding warrants or options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to Lincoln Park, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to Lincoln Park, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

LINCOLN PARK TRANSACTION

General

On May 17, 2021 (the “Execution Date”), we entered into a Purchase Agreement and a Registration Rights Agreement, with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $15,100,000 of our Common Stock from time to time during the term of the Purchase Agreement, subject to certain limitations.

Other than the Initial Purchase Shares, which we sold to Lincoln Park on the Execution Date, we do not have the right to commence any sales to Lincoln Park under the Purchase Agreement until the Commencement Date (defined below) has occurred. Thereafter, we may, from time to time, and at our sole discretion, on any single business day, direct Lincoln Park to purchase shares of our Common Stock in amounts up to 250,000 shares, which amounts may be increased depending on the market price of our Common Stock at the time of sale and subject to a maximum commitment by Lincoln Park of $500,000 per Regular Purchase; however, the Company and Lincoln Park may mutually agree to increase the Regular Purchase share amount to up to Two Million (2,000,000) Purchase Shares. In addition, at our discretion, Lincoln Park has committed to purchase other amounts under an Accelerated Purchase (as defined below) under certain circumstances. The purchase price per share sold will be based on the market price of our Common Stock immediately preceding the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, in no event may we issue or sell to Lincoln Park under the shares of our Common Stock under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Lincoln Park and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock.

Pursuant to the Registration Rights Agreement, the Company is required to register the shares of Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement. We have filed the registration statement with the SEC that includes this prospectus to register for resale under the Securities Act, up to 17,100,000 shares of Common Stock, representing 4.99% of our issued and outstanding shares of Common Stock on June 8, 2021, and after giving effect to the conversion of Series A Preferred and Series A-1 Preferred, which will fully convert into Common Stock by August 1, 2021.

Purchase of Shares Under the Purchase Agreement

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $15,100,000 of shares of Common Stock, including the Initial Purchase Shares purchased by Lincoln Park on the Execution Date. Such sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on the Commencement Date when the registration statement covering the resale of shares of Common Stock that have been and may be issued under the Purchase Agreement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied, all of which are outside the control of Lincoln Park.

Under the Purchase Agreement, on any business day over the term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (each, a "Purchase Notice") directing Lincoln Park to complete a Regular Purchase of up to 250,000 shares of Common Stock per business day, which increases to up to 500,000 shares in the event the price of the Company’s Common Stock is not below $0.50 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000; however, the Company and Lincoln Park may mutually agree to increase the Regular Purchase share amount to up to Two Million (2,000,000) Purchase Shares. The Purchase Agreement provides for a purchase price per Purchase Share (the "Purchase Price") equal to the lesser of:

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the lowest sale price of the Company's Common Stock on the purchase date; and

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the average of the three lowest closing sale prices for the Company's Common Stock during the fifteen consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition, on any date on which the Company submits a Purchase Notice to Lincoln Park, the Company also has the right, in its sole discretion, to present Lincoln with an accelerated purchase notice (each, an "Accelerated Purchase Notice") directing Lincoln Park to purchase an amount of stock (the "Accelerated Purchase") equal to up to the lesser of (i) three times the number of shares of Common Stock purchased pursuant to such Regular Purchase; and (ii) 30% of the aggregate shares of the Company's Common Stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase Date, the portion of the normal trading hours on the applicable Accelerated Purchase Date prior to such time that any one of such thresholds is crossed (such period of time on the applicable Accelerated Purchase Date, the "Accelerated Purchase Measurement Period"), provided that Lincoln Park will not be required to buy shares of Common Stock pursuant to an Accelerated Purchase Notice that was received by Lincoln Park on any business day on which the last closing trade price of the Company's Common Stock on the OTC Markets (or alternative national exchange in accordance with the Purchase Agreement) is below $0.25 per share. The purchase price per share of Common Stock for each such Accelerated Purchase will be equal to 95% of the lesser of:

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the volume weighted average price of the Company's Common Stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase Date; and

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the closing sale price of the Company's Common Stock on the applicable Accelerated Purchase Date.

The Company may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an amount of stock (the "Additional Accelerated Purchase") equal to up to the lesser of (i) three times the number of shares purchased pursuant to such Regular Purchase; and (ii) 30% of the aggregate number of shares of the Company's Common Stock traded during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement (such period of time on the applicable Additional Accelerated Purchase date, the "Additional Accelerated Purchase Measurement Period"), provided that the closing price of the Company's Common Stock on the business day immediately preceding such business day is not below $0.50 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). Additional Accelerated Purchases will be equal to 95% of the lower of:

●
the volume weighted average price of the Company's Common Stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●
the closing sale price of the Company's Common Stock on the applicable Additional Accelerated Purchase date.

In the case of the regular purchases and accelerated purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

●
the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to Lincoln Park for resale of any or all of the Securities to be issued to Lincoln Park under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after Lincoln Park has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●
the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day, provided that the Company may not direct Lincoln Park to purchase any shares of Common Stock during any such suspension;

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the delisting of the Common Stock from the OTCQB, provided, however, that the Common Stock is not immediately thereafter trading on The Nasdaq Capital Market, the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

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the failure for any reason by the Transfer Agent to issue Purchase Shares to Lincoln Park within three (3) Business Days after the applicable Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date (as applicable) on which Lincoln Park is entitled to receive such Purchase Shares;

●
the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach has or could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

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if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

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if, pursuant to or within the meaning of any Bankruptcy Law, the Company (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

●
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary or;

●
if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our Common Stock under the Purchase Agreement.

Termination Rights of the Company

We have the unconditional right, at any time, for any reason and without any payment or liability to Lincoln Park, to give notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 17,100,000 shares registered in this offering which have been and may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering may be sold over a period of up to 24-months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant number of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Limitation.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Proceeds from the Sale of Shares to Lincoln Park Under the $15.1M Purchase Agreement (3)
$0.10	15,100,000	4.7%	$1,510,000
$0.25	15,100,000	4.7%	$3,775,000
$0.50	15,100,000	4.7%	$7,550,000
$1.00	15,100,000	4.7%	$15,100,000
$1.50	15,100,000	4.7%	$22,650,000
$2.00	15,100,000	4.7%	$30,200,000

(1)
Includes the total number of purchase shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price per share set forth in the adjacent column, which does not include the 1.0 million Commitment Shares, previously issued to Lincoln Park, nor the 1.0 million Initial Purchase Shares previously sold to Lincoln Park. Although the Purchase Agreement provides that we may sell up to $15,100,000 of our Common Stock to Lincoln Park, we are only registering 17,100,000 shares (including the 1.0 million Commitment Shares and the 1.0 million Initial Purchase Shares previously issued to Lincoln Park) under this prospectus, which may or may not cover all the shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering.

(2)
The denominator is based on 317,949,129 shares outstanding as of June 8, 2021, which includes (i) 1.0 million Commitment Shares and 1.0 million Initial Purchase Shares issued to Lincoln Park following the execution of the Purchase Agreement, and (ii) the number of shares set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column.

(3)
Does not include $100,000 in proceeds from sale of 1.0 million Initial Purchase Shares.

SELLING STOCKHOLDER

This prospectus relates to only the resale by the selling stockholder, Lincoln Park, of shares of Common Stock that have been or may be issued and sold to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on May 17, 2021 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our Common Stock that have been and may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold and may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of June 8, 2021. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Selling Stockholder	Shares Beneficially Owned Before this Offering	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering Assuming the Company issues the Maximum Number of Shares Under the Purchase Agreement	Percentage of Outstanding Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC (1)	3,156,500(2)	1.0%(3)	15,100,000(4)	5.5%

(1)
Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of Common Stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.
(2)
Includes (i) 1.0 million shares sold to Lincoln Park as Initial Purchase Shares under the Purchase Agreement; and (ii) 1.0 million shares issued to Lincoln Park as Commitment Shares which are being registered under the registration statement of which this prospectus is a part. See the description under the heading The Lincoln Park Transaction below for more information about the Purchase Agreement.
(3)
Based on 317,949,129 shares of our Common Stock outstanding as of June 8, 2021.
(4)
Although the Purchase Agreement provides that we may sell up to $15,100,000 of our Common Stock to Lincoln Park, in addition to the 1.0 million Commitment Shares and the 1.0 million Initial Purchase Shares, an additional 15,100,000 shares of our Common Stock are being offered under this prospectus that may be sold by us to Lincoln Park, at our discretion, from time to time over a 24-month period commencing after the Commencement Date. Depending on the price per share at which we sell our Common Stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $15,100,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement. See “The Lincoln Park Transaction.”

PLAN OF DISTRIBUTION

The Common Stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The Common Stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Stock offered by this prospectus could be affected in one or more of the following methods:

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ordinary brokers’ transactions;

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transactions involving cross or block trades;

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through brokers, dealers, or underwriters who may act solely as agents;

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“at the market” into an existing market for the Common Stock;

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in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

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in privately negotiated transactions; or

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any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Common Stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the earlier of (i) termination of the Purchase Agreement or (ii) the date that all shares offered by this prospectus have been sold by Lincoln Park.

Our Common Stock is currently listed for quotation on the OTCQB Marketplace under the symbol “IWSY.”

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Lincoln Park. We may receive up to $15.0 million in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. However, we may not be registering for sale or offering for resale under the registration statement of which this prospectus is a part all of the shares issuable pursuant to the Purchase Agreement. In any evert, we will receive no proceeds from the sale of any shares of Common Stock by Lincoln Park pursuant to this prospectus. As we are unable to predict the timing or amount of potential issuances of all of the shares offered hereby (other than the Commitment Shares or the Initial Purchase Shares), we have not allocated any proceeds of such issuances to any particular purpose. Accordingly, all such proceeds are expected to be used for  general research and development, working capital and general corporate purposes.

Pending other uses, we intend to invest any proceeds from the offering in short-term investments or hold them as cash. We cannot predict whether the proceeds invested will yield a favorable return. Our management will have broad discretion in the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

DESCRIPTION OF OUR SECURITIES

General

Our certificate of incorporation, as amended (our “Charter”), authorizes the issuance of up to 1.0 billion shares of our common stock, $0.01 par value per share (“Common Stock”), and 5.0 million shares of preferred stock, $0.01 par value per share (“Preferred Stock”).

Effective as of January 28, 2021 and February 16, 2021, respectively, our Board of Directors and a majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”) approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1.0 billion shares to 2.0 billion shares, resulting in a total increase of 1.0 billion shares of Common Stock. The Company is not increasing the number of authorized shares of Preferred Stock. The Certificate of Amendment to reflect the 1.0 billion share increase in the number of authorized shares of our Common Stock was filed with the Delaware Division of Corporations on April 21, 2021.

As of June 8, 2021, we had 317,949,129 shares of Common Stock issued and outstanding. Our authorized but unissued shares of Common Stock are available for issuance without action by our stockholders. All shares of Common Stock now outstanding are fully paid and non-assessable. In addition, our Board of Directors has designated five series of Preferred Stock; (i) Series A Preferred, (ii) Series A-1 Preferred, (iii) Series B Preferred, (iv) Series C Preferred and (v) Series D Preferred. As of June 8, 2021, there were 2,329.4 shares of Series A Preferred outstanding, 2,238.8 shares of Series A-1 Preferred outstanding, 239,400 shares of series B Preferred outstanding, 0 shares of Series C Preferred outstanding, and 22,707.3 shares of Series D Preferred outstanding.

We may elect or be required to amend our Charter to increase the number of shares of Common Stock authorized for issuance prior to completing sales of shares of our Common Stock, or securities convertible and/or exchangeable into shares of our Common Stock described in this prospectus.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Common Stock

This section describes the general terms of our Common Stock that we may offer from time to time. For more detailed information, a holder of our Common Stock should refer to our Charter and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of Common Stock are fully paid and nonassessable.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available, when, as and if declared by our Board of Directors. To date, we have not paid any dividends on our Common Stock. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs. The holders of our Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and in such event, the holders of the remaining shares will not be able to elect any of our directors. The holders of 50% percent of the outstanding Common Stock constitute a quorum at any meeting of shareholders, and the vote by the holders of a majority of the outstanding shares are required to effect certain fundamental corporate changes, such as liquidation, merger or amendment of our Charter.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our Common Stock, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.   Shares of our Series B Preferred Stock accrue dividends at a rate of 8.5% per annum, which dividends are payable semiannually in cash. Shares of our Series A Preferred and Series A-1 Preferred accrue dividends at a rate of 4% payable with Common Stock. Shares of our Series C Preferred accrue dividends at a rate of 8% payable with Common Stock or 10% payable with shares. Series D Preferred accrue dividends at a rate of 4% payable with cash or shares of Series D Preferred.

DESCRIPTION OF OUR BUSINESS

 ImageWare Systems, Inc., a Delaware corporation, has its principal place of business at 11440 West Bernardo Court, Suite 300, San Diego, California 92127. We maintain a corporate website at www.iwsinc.com. Our Common Stock is currently listed for quotation on the OTCQB marketplace under the symbol “IWSY”. As used in this prospectus, “we”, “us”, “our”, “ImageWare”, “ImageWare Systems” or the “Company” refers to ImageWare Systems, Inc. and all of its subsidiaries.

Overview

ImageWare Systems, Inc. (“ImageWare,” the “Company,” “we,” “our”) provides defense-grade biometric identification and authentication solutions to safeguard your data, products, services or facilities. We are experts in biometric authentication and considered a preeminent patent holder of multimodal biometrics IP, having many of the most-cited patents in the industry. Our patented IWS Biometric Engine® is one of the most accurate and fastest biometrics matching engines in the industry, capable of our patented biometrics fusion. Part of our heritage is in law enforcement, having built the first statewide digital booking platform for United States local law enforcement in the late 1990’s – and having more than three decades of experience in the challenging government sector creating biometric smart cards and logical access for millions of individuals. We are a “biometrics first” company, leveraging unique human characteristics to provide unparalleled accuracy for identification while protecting your identity.

The Company’s products also provide law enforcement and public safety sector with integrated biographic, mugshot, SMT, and fingerprint capture for booking, in addition to investigative capabilities. The Company also provides comprehensive authentication security software using biometrics to secure physical and logical access to facilities, computer networks or Internet sites. Biometric technology is now an integral part of all markets that the Company addresses, and every product leverages our patented IWS Biometric Engine®.

The IWS Biometric Engine® is a patented biometric identity and authentication database built for multi-biometric enrollment, management and authentication. It is hardware agnostic and can utilize different types of biometric algorithms. It allows different types of biometrics to be operated at the same time on a seamlessly integrated platform. It is also offered as a Software Development Kit (“SDK”), enabling developers and system integrators to implement biometric solutions or integrate biometric capabilities, into existing applications.

Our secure credential solutions empower customers to design and create smart digital identification wristbands and badges for access control systems. We develop, sell and support software and design systems that utilize digital imaging and biometrics for photo identification cards, credentials and identification systems. Our products in this market consist of IWS EPI Suite and IWS EPI Builder. These products allow for production of digital identification badges and related databases and records and can be used by, among others, schools, airports, hospitals, corporations and governments. We have added the ability to incorporate multiple biometrics into the ID systems with the integration of IWS Biometric Engine®.

The Company is also a developer of a biometric based multi-factor authentication (“MFA”) Cloud-based service. ImageWare Authenticate (formerly, GoVerify ID®) brings together Cloud and mobile technologies to offer biometric multi-factor authentication for the enterprise, and across industries. ImageWare Authenticate consists of mobile and desktop clients, and the backend system which is a Cloud-based Software-as-a-Service (“SaaS”) servicing Cloud-based biometric template matching requests. ImageWare Authenticate comes in two offerings, Workforce and Customer. ImageWare Authenticate Customer is leveraged by product developers to enable biometric authentication for their consumers. For the enterprise, ImageWare Authenticate Workforce provides turnkey integration with Microsoft Windows, Microsoft Active Directory, CA SSO, IBM Security Access Manager (“ISAM”), SAP Cloud Platform, Fujitsu's RunMyProcess, Palo Alto Networks VPN and HPE’s Aruba ClearPass. These integrations provide multi-modal biometric authentication to replace or augment passwords for use with enterprise and consumer class systems.

Our law enforcement solutions enable agencies to quickly capture, archive, search, retrieve, and share digital images, fingerprints and other biometrics, as well as criminal history records on a stand-alone, networked, wireless or Web-based platform. We develop, sell and support a suite of modular software products used by law enforcement and public safety agencies to create and manage criminal history records and to investigate crime. Our IWS Law Enforcement solution consists of five software modules: Capture and Investigative modules, which provide a criminal booking system with related databases, as well as the ability to create and print mug photo/scars, marks, and tattoos (SMT), as well as image lineups and electronic mug-books; a Facial Recognition module, which uses biometric facial recognition to identify suspects; a Web module, which provides access to centrally stored records over the Internet in a connected or wireless fashion; and a LiveScan module, which incorporates LiveScan capabilities into IWS Law Enforcement platform providing integrated fingerprint and palm print biometric management for civil and law enforcement use. The IWS Biometric Engine® is also available to our law enforcement clients and allows them to capture and search using multiple biometrics.

Recent Developments

New Products

In July 2020, we introduced BioIntellic™, our standalone, highly scalable anti-spoofing detection feature (embedded in the IWS Biometric Engine®) to ensure secure onboarding. BioIntellic™ bolsters our joint offering with our existing proofing partner in the African market, Contactable, and also supports our existing MTN business as well as drives new business in the African region and beyond.

In October 2021, we completed a new QuickCapture Mobile software product that resides on the Laxton Chameleon 5 and 8 devices. QuickCapture Mobile will be an inherent part of our newest generation law enforcement platform, called LE 2.0. This powerful solution allows officers, public safety and military personnel in the field to have dynamic data on a perpetrator in the palm of their hands.

In December 2020, we reached code completion of our GoVerifyID product, now renamed to Imageware Authenticate, which introduced a new administration portal for easier management and usability of the product along with compatibility with many other 3rd party identity and Cloud services, through the inclusion of identity protocols SAML and OIDC.

Coronavirus (COVID-19) Pandemic

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. As of March 2021, the global outbreak of COVID-19 continues to rapidly evolve, and the extent to which COVID-19 may impact our business and markets we serve will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken both in the United States and other countries. We are continuing to vigilantly monitor the situation with our primary focus on health and safety of our employees and clients.

The Series D Financing

On November 12, 2020 and December 23, 2020, the Company consummated private placements of 12,060 shares of its Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred"), resulting in gross proceeds to the Company of $12.06 million, less fees and expenses (the “Series D Financing”). The gross proceeds include approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Notes”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance of the Series D Preferred was made pursuant to securities purchase agreements, dated September 28, 2020 (the "Purchase Agreement"), by and between the Company and certain accredited investors (the "Purchasers"), for the sale of the Series D Preferred at a purchase price of $1,000 per share of Series D Preferred. The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into shares of the Company’s Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (the "Series D Certificate"). Dividends on shares of Series D Preferred will be paid prior to any junior securities and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of shares of Series D Preferred.

On the fourth anniversary of the Issuance Date (as defined in the Series D Certificate), or in the event of the consummation of a Change of Control (as defined in the Series D Certificate), if any shares of Series D Preferred are outstanding, then each holder of Series D Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series D Preferred at the Liquidation Preference Amount per share of Series D Preferred plus an amount equal to all accrued but unpaid dividends, if any, (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash.

In connection with the sale of the Series D Preferred, we granted certain registration rights to the Investors with respect to the Conversion Shares and Dividend Shares, pursuant to a Registration Rights Agreement by and among us and the Investors. The registration statement registering the Conversion Shares and Dividend Shares was declared effective by the United States Securities and Exchange Commission (the “SEC”) on February 12, 2021.

Solutions and Products

We are a "biometrics first" security company who brings the highest level of security to systems, data and places, by identifying and authenticating people through biometrics. Our solutions are focused on biometrics and secure credentials providing complete, cross-functional interoperable systems and an open architecture.

IWS Biometric Engine. This is a biometric identity and authentication database for multi-biometric enrollment, management and authentication, managing population databases of unlimited sizes without regard to hardware or algorithm. Searches can be 1:1 (verification), 1:N (identification), and N:N (database integrity). IWS Biometric Engine is biometric agnostic, enabling the use of biometric devices and algorithms from any vendor, and with current support of the following biometric types: finger, face, iris, palm, and voice. We leverage the IWS Biometric Engine® to create products that provide government, law enforcement, public safety, border management and enterprise businesses, with a wide variety of solutions that address specific problems, mandates and technology standards.

ImageWare Authenticate.  The Company introduced GoVerify ID®, now known as ImageWare Authenticate, a multi-factor biometric authentication, MFA product, for the enterprise markets on November 14, 2016. ImageWare Authenticate supports multimodal biometric Cloud-based matching and authentication including, but not limited to, face, voice, fingerprint, iris, palm, and more. All the biometrics can be combined with authentication and access control tools, including tokens, digital certificates, passwords, and PINS, to provide the ultimate level of assurance, accountability, and ease of use for corporate networks, web applications, mobile devices, and PC desktop environments. ImageWare Authenticate provides multimodal biometric identity authentication that can be used in place of passwords or as a strong second factor authentication method. ImageWare Authenticate is provided as a Cloud-based SaaS solution, thereby, eliminating complex IT deployment of biometric software and eliminating startup costs. ImageWare Authenticate works with existing mobile devices, eliminating the need for specialized biometric scanning devices typically used with most biometric solutions. We enhanced the product and completed this work on December 31, 2020. We relaunched ImageWare Authenticate on February 1, 2021.

IWS EPI Suite. This is an ID software solution for producing, issuing, and managing secure credentials and personal identification cards, also called biometric smart badges. It is used by many human resource departments, along with other corporate groups, to enroll employees and print physical badges which may be used later for physical access. Users can efficiently manage large amounts of data, images and card designs, as well as track and issue multiple cards per person, automatically populate multiple cards and eliminate redundant data entry. IWS EPI Suite was designed to integrate with our customers’ existing security and computing infrastructure. We believe that this compatibility may be an appealing feature to corporations, government agencies, transportation departments, schools, and other public institutions.

IWS EPI Builder. This is an SDK and a leading secure credential component of identity management and security solutions, providing all aspects of ID functionality from image and biometric capture to the enrollment, issuance and management of secure documents. It contains components which developers or systems integrators can use to support and produce secure credentials, including national IDs, passports, International Civil Aviation Office -compliant travel documents, smartcards and driver licenses. IWS EPI Builder enables organizations to develop custom identification solutions or incorporate sophisticated identification capabilities into existing applications including the ability to capture images, biometric and demographic data; enable biometric identification and verification (1:1 and 1:X); as well as support numerous biometric hardware and software vendors. It also enables users to add electronic identification functionality for other applications, including access control, tracking of time and attendance, point of sale transactions, human resource systems, school photography systems, asset management, inventory control, warehouse management, facilities management and card production systems. We intend to update the EPI Suite and Builder platforms in late 2021 and offer these products in the Cloud.

IWS Law Enforcement. IWS Law Enforcement is a digital booking, identification and investigative platform that enables users to digitally capture, store, search and retrieve images and demographic data, including mugshots and line ups, fingerprints and scars, marks and tattoos (SMT’s). Law enforcement may choose between submitting fingerprint data directly to the State Automated Fingerprint Identification System (“AFIS”), FBI criminal repository, or other agencies as required. Additional features and functionality include real-time access to images and data, creation of photo lineups or electric mug books, and production of identification cards and credentials. IWS Law Enforcement also uses off-the-shelf, biometric hardware and is designed to comply with open industry standards so that it can operate on an array of systems ranging from a stand-alone personal computer or handheld to larger, integrated systems. To avoid duplication of entries, the system can be integrated easily with several other information storage and retrieval systems, such as a records/jail management system (“RMS/JMS”) or an automated fingerprint identification system. We intend to update the Law Enforcement platform in first half of 2021 and offer the full suite in the Cloud as a SaaS offering.

The IWS Law Enforcement platform contains the following components:

Capture. This software module allows users to capture and store a variety of images (facial, SMT and others such as evidence photos) as well as biographical text information. Each record includes images and text information in an easy-to-view format made up of fields designed and defined by the individual agency. Current customers of this module range from agencies that capture a few thousand mug shots per year to those that capture hundreds of thousands of mug shots each year.

LiveScan. This software module is FBI certified and complies with the FBI Integrated Automated Fingerprint Identification System (“IAFIS”) Image Quality Specifications (“IQS”) while utilizing FBI certified LiveScan devices from most major vendors. LiveScan allows users to capture single to ten prints and palm data, providing an integrated biometric management solution for both civil and law enforcement use. By adding LiveScan capabilities, law enforcement organizations further enhance the investigative process by providing additional identifiers to identify suspects involved in a crime. In addition, officers no longer need to travel to multiple booking stations to capture fingerprints and mugshots. All booking information, including images, may be located at a central designation and from there routed to the State AFIS or FBI criminal history record repository.

Investigative. This software module allows users to search the database created with IWS Law Enforcement. Officers can conduct text searches in many fields, including file number, name, alias, distinctive features, and other information, such as gang membership and criminal history. The Investigative module creates a catalogue of possible matches, allowing officers or witnesses to save time by looking only at mug shots that closely resemble the description of the suspect. This module can also be used to create a line-up of similar facial images from which a witness may identify the suspect.

EPI Designer for Law Enforcement. The EPI Designer for LE software is a design solution created for the IWS Law Enforcement databases based on the IWS EPI Suite program. This program allows integration with various IWS databases for the production of unique booking/inmate reports, wristbands, photo ID cards, Wanted or BOLO fliers, etc., created from the information stored in booking records. Designs can be created in minutes and quickly added to the IWS Law Enforcement system, allowing all users with appropriate permissions immediate access to the newly added form.

Quick Capture. Quick Capture is a multiple biometric capture application that dynamically adapts to a client’s required use case, including different city, state, and federal charge codes. With it, you can collect a variety of biometrics (face, finger, palm, iris, voice, etc.) using a variety of biometric hardware in the order desired as well as any needed biographic information associated with the subjects.

BioIntellic. BioIntellic is a facial matching and anti-spoofing product integrated into ImageWare Authenticate. It is designed to prevent presentation attacks, by ensuring the captured biometric image is that of a live individual, not a picture of 3D mask. BioIntellic is also available as a standalone product, enabling companies to quickly integrate facial matching and liveness detection into their offerings.

Maintenance and Customer Support

Maintenance and support enrollment entitles software license customers to technical support services, including telephone and email support, problem resolution services, and the right to receive unspecified product upgrades, maintenance releases and patches released during the term of the support period. Maintenance and support service fees are an important source of recurring revenue, and we invest continuing resources into providing maintenance and support services.

Customers

We have a wide variety of domestic and international customers. Most of our IWS Law Enforcement customers are government agencies at the federal, state and local levels in the United States and Canada, but we also have clients outside of North America. For the three months ended March 31, 2021, two customers accounted for approximately 45% or $333,000 of our total revenue. For the year ended December 31, 2020, two customers accounted for approximately 61% or $2,921,000 of total revenue and had trade receivables of approximately $250,000 as of the end of the year.

Our Strategy

Our strategy is to be a “biometric first” cybersecurity company bringing the highest level of security to systems, data and places by identifying and authenticating people through biometrics. We sell to governments, law enforcement and public safety, as well as enterprises, through key partners and large systems integrators and with our own direct sales team.

With recent COVID-19 events, remote work and social distancing have quickly been brought to the forefront of society. And while the impact of these events will be seen in the coming years, many problems have been immediately realized by corporations and government agencies, who are diligently looking for solutions to operate in a new business environment.

Within a matter of weeks, corporations and government agencies have had to heavily rely upon remote access technologies to enable work continuity through the pandemic. This increase in employees remotely accessing sensitive corporate systems has increased the risk of both cybercrime and unintentional information leaks. This risk is also increased by the fact that many employees now use a mixture of personal and corporate owned devices on the job, a trend known as, Bring Your Own Device (BYOD).

Verification of an individual through biometrics is an effective way to authenticate users accessing sensitive information and systems. ImageWare Authenticate provides this functionality and is already integrated in many of the authentication systems leveraged by large companies and agencies to manage the identities of their employees and users. We will market and sell ImageWare Authenticate as a solution for protecting corporate data to the most relevant business verticals during this time of increased susceptibility to broad cyberattacks, such as malware, viruses, trojans, ransomware infections and phishing attacks.

Additionally, social distancing and the need to limit personal contact throughout everyday life is driving governments and corporations to deploy new ways to continue work and commerce while minimizing contact points between individuals. We believe this trend will increase the acceptance and use of biometrics as a means of contactless and touchless authentication for health, retail, finance/banking, government services, higher education and transportation.

Scaling out biometrics across these verticals is going to require new methods and solutions to support the increased number of users and transactions. With our decades of experience innovating and scaling government grade biometric solutions and our years executed strategy of creating multimodal, vendor agnostic solutions, ImageWare has had a rich portfolio of products and solutions to address these new challenges brought on by the pandemic.

Additionally, the law enforcement community continues to be an important market and customer base. Over the past few years, innovation within our law enforcement product line has been static, which has resulted in revenue being primarily driven from support and maintenance. Recently ImageWare released a new product offering to the law enforcement sector called, QuickCapture Mobile. Quick Capture Mobile streamlines the process of capturing biometrics from perpetrators on a mobile, PC-based device, in the field. The law enforcement market will immediately benefit from this product. We believe we can develop the Quick Capture product to service other verticals such as; corporate, telecommunications, academia, hospitality and entertainment.

We believe the increasing demand for biometric technology will drive demand for our solutions. In the coming year, we will work to develop an Identity Platform, which combines all of our products onto one end-to-end, Cloud-based platform, allowing large clients to do enrollments (Enroll, Verify, Credential and Authenticate). The building blocks of the Identity Platform consist of upgrades to our current standalone products (IWS LE, EPI Builder, and ImageWare Authenticate) as well as a new identity proofing product, to be developed to verify the authenticity of government issued IDs. The Enroll, Verify, Credential and Authenticate workflow, is foundational to the majority of governments and corporate opportunities we compete for, and therefore, a key to the Identity Platform. This single platform which allows a customer to create a digital identity fully vetted against a government issued ID, use it thereafter for a reliable biometric authentication and manage that identity through its life cycle is compelling. We are scheduling the Identity Platform to be completed in late 2021.

Sales and Marketing

We market and sell our products in most major world markets directly through our salesforce and indirectly through channel partners, including resellers, distributors and systems integrators. Our sales force includes both field, and inside sales, which provides us a lower-cost channel for additional sales into existing customers and for expanding our customer base.

International Operations

We are a global company. We are headquartered in San Diego, California with a remote office in Ottawa, Canada. Our main business operations are based in San Diego, California. We regularly seek out opportunities to efficiently expand our operations in international locations that offer highly talented resources as a way to maximize our global competitiveness.

Software Licenses

The bulk of our revenue presently is generated from new subscription and historical maintenance payments for our software solutions for Law Enforcement, Badging, Identity Management, and Multi-factor Access, MFA.  We currently have four primary revenue sources:

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Annual Maintenance of our Law Enforcement Solution;

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Perpetual license revenue of our Badging Solution;

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Term Subscriptions of our ImageWare Authenticate solution; and

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Professional Services fees associated with implementation and training for our customers.

We are actively engaged in simplifying our revenue sources, migrating our existing customers Annual Maintenance, and perpetual license agreements to more consistent and sustainable subscription models.

Software as a Service Business Model

We also provide an on-demand SaaS offering for ImageWare Authenticate. SaaS offerings will be offered on a subscription term-limited basis. We are exploring offering additional products as SaaS offerings on a subscription term-limited basis.

Competition

 Biometric Market

The market to provide biometric systems to the identity management market is evolving and we face competition from a number of sources. We believe that the strength of our competitive position is based on:

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Our ability to provide a system which enables the enrollment, management and authentication of multiple biometrics managing population databases of unlimited sizes;

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Searches can be 1:1 (verification), 1:N (identification), and N:N (database integrity); and

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The system is technology and biometric agnostic, enabling the use of biometric devices and algorithms from any vendor, and the support of the following biometric types: finger, face, iris, palm and voice

Our multifactor-biometric product faces competition from Duo, HYPR, Daon and Aware Inc., none of which have offerings with the scope and flexibility of our IWS Biometric Engine and its companion suite of products or relevant patent protection.

Credential Market

Due to the breadth of our software offering in the secure credential market space, we face differing degrees of competition in certain market segments. The strength of our competitive position is based upon:

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our strong brand reputation with a customer base, which includes small and medium-sized businesses, Fortune 1000 corporations and large government agencies;

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the ease of integrating our technology into other complex applications;

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the leveraged strength that comes from offering customers software tools, packaged solutions and web-based service applications that support a wide range of hardware peripherals; and

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traditional NFC access control systems are easily hacked

Our software faces competition from a number of companies, like HID Global, ASSA ABLOY, Gemalto, as well as small, regionally based companies.

The Law Enforcement and Public Safety Markets

Due to the fragmented nature of the law enforcement and public safety market and the modular nature of our product suite, we face different degrees of competition with respect to each IWS Law Enforcement module. We believe the principal bases on which we compete with respect to all of our products are:

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the unique ability to integrate our modular products into a complete biometric, LiveScan, imaging and investigative system;

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our reputation as a reliable systems supplier;

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the usability and functionality of our products;

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the responsiveness, availability and reliability of our customer support; and

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hardware agnostic across many biometric vendors.

   Our law enforcement product line faces competition from other companies such as DataWorks Plus, Idemia, Gemalto and NEC. Internationally, there are often a number of local companies offering solutions in most countries.

Intellectual Property

We rely on trademark, patent, trade secret and copyright laws and confidentiality and license agreements to protect our intellectual property. We have several federally registered trademarks, including the trademark ImageWare and IWS Biometric Engine, as well as trademarks for which there are pending trademark registrations with the United States, Canadian and other International Patent & Trademark Offices.

We hold several issued patents and have several other patent applications pending for elements of our products. We believe we have the foundational patents regarding the use of multiple biometrics and continue to be an IP leader in the biometric arena. It is our belief that this intellectual property leadership will create a sustainable competitive advantage.

We are an early pioneer of patents related to multi-modal biometrics and currently are a worldwide leader in multi-modal biometric patents, with 27 issued patents worldwide and 14 pending or allowed patent applications worldwide as well. The Company’s patents are as follows:

US Issued Patents - 17
US Allowed Patents - 1
US Patent Applications - 3
International Issued Patents - 10
International Patent Applications - 10
Total Worldwide Issued Patents - 27
Total Worldwide Allowed Patents - 1
Total Worldwide Patent Applications - 14

Employees

We had a total of 44 full-time employees as of December 31, 2020. In 2020, we had 40 employees based in the United States, three employees based in Canada and one employee based in Mexico. Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We believe that our relations with our employees are good.

Environmental Regulation

Our business does not require us to comply with any particular environmental regulations.

Additional Available Information

We make available, free of charge, at our corporate website www.iwsinc.com copies of our annual reports filed with the SEC on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and all amendments to these reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. We also provide copies of our Forms 8-K, 10-K, 10-Q, and proxy statements at no charge to investors upon request. Additionally, all reports filed by us with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the related notes and other financial information appearing elsewhere in this prospectus. Readers are also urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the factors which affect our business, including (without limitation) the disclosures made under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”, and in the audited consolidated financial statements and related notes included elsewhere in this prospectus.

 Overview

The Company is a pioneer and leader in biometric identification and authentication software. Using human characteristics that are unique to us all, the Company creates software that provides a highly reliable indication of a person’s identity. The Company’s products are used to manage and issue secure credentials, including national IDs, passports, driver licenses and access control credentials. The Company’s products also provide law enforcement with integrated mugshot, fingerprint LiveScan and investigative capabilities. The Company also provides comprehensive authentication security software using biometrics to secure physical and logical access to facilities or computer networks or Internet sites. Biometric technology is now an integral part of all markets the Company addresses, and all the products leveraged by our patented IWS Biometric Engine®

The IWS Biometric Engine® is a patented biometric identity and authentication database built for multi-biometric enrollment, management and authentication. It is hardware agnostic and can utilize different types of biometric algorithms. It allows different types of biometrics to be operated at the same time on a seamlessly integrated platform. It is also offered as a Software Development Kit (“SDK”), enabling developers and system integrators to implement biometric solutions or integrate biometric capabilities into existing applications.

Our secure credential solutions empower customers to design and create smart digital identification wristbands and badges for access control systems. We develop, sell and support software and design systems that utilize digital imaging and biometrics for photo identification cards, credentials and identification systems. Our products in this market consist of IWS EPI Suite and IWS EPI Builder. These products allow for production of digital identification badges and related databases and records and can be used by, among others, schools, airports, hospitals, corporations and governments. We have added the ability to incorporate multiple biometrics into the ID systems with the integration of IWS Biometric Engine®.

The Company is also a developer of a biometric based multi-factor authentication (MFA) Cloud-based service. ImageWare Authenticate brings together Cloud and mobile technologies to offer multi-factor authentication for the enterprise, and across industries. ImageWare Authenticate consists of mobile and desktop clients, and the backend system which is a Cloud-based Software-as-a-Service (“SaaS”) servicing Cloud-based biometric template matching requests. ImageWare Authenticate comes in two offerings, Workforce and Customer. ImageWare Authenticate Customer is leveraged by product developers to enable biometric authentication for their consumers. For the enterprise, ImageWare Authenticate Workplace provides turnkey integration with Microsoft Windows, Microsoft Active Directory, CA SSO, IBM Security Access Manager (“ISAM”), SAP Cloud Platform, Fujitsu's RunMyProcess, Palo Alto Networks VPN and HPE’s Aruba ClearPass. These integrations provide multi-modal biometric authentication to replace or augment passwords for use with enterprise and consumer class systems.

Our law enforcement solutions enable agencies to quickly capture, archive, search, retrieve, and share digital images, fingerprints and other biometrics, as well as criminal history records on a stand-alone, networked, wireless or Web-based platform. We develop, sell and support a suite of modular software products used by law enforcement and public safety agencies to create and manage criminal history records and to investigate crime. Our IWS Law Enforcement solution consists of five software modules: Capture and Investigative modules, which provide a criminal booking system with related databases as well as the ability to create and print mug photo/scars, marks, and tattoos (SMT), as well as image lineups and electronic mug-books; a Facial Recognition module, which uses biometric facial recognition to identify suspects; a Web module, which provides access to centrally stored records over the Internet in a connected or wireless fashion; and a LiveScan module, which incorporates LiveScan capabilities into IWS Law Enforcement platform providing integrated fingerprint and palm print biometric management for civil and law enforcement use. The IWS Biometric Engine® is also available to our law enforcement clients and allows them to capture and search using multiple biometrics.

Recent Market Conditions

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (“COVID-19”).

The pandemic has significantly impacted the economic conditions both in the United States and worldwide, with accelerated effects in February 2020 through the date of this prospectus, as federal, state and local governments react to the public health crisis, creating significant uncertainties in both the worldwide and the United States economies. The situation is rapidly changing and additional impacts to our business may arise that we are not aware of currently. We cannot predict whether, when or the manner in which the conditions surrounding COVID-19 will change including the timing of lifting any restrictions or office closure requirements.

The full extent of COVID-19’s impact on our operations and financial performance depends on future developments that are uncertain and unpredictable, including the duration and spread of the pandemic, its impact on capital and financial markets and any new information that may emerge concerning the severity of the virus, its spread to other regions as well as the actions taken to contain it, among others.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property.

The Company continues to examine the impact that the CARES Act may have on our business. Currently the Company is unable to determine the impact that the CARES Act will have on our financial condition, results of operation or liquidity.

Critical Accounting Estimates

The discussion and analysis of our consolidated financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these consolidated financial statements in accordance with GAAP requires us to utilize accounting policies and make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingencies as of the date of the consolidated financial statements and the reported amounts of revenue and expense during a fiscal period. The SEC considers an accounting policy to be critical if it is important to a company’s financial condition and results of operations, and if it requires significant judgment and estimates on the part of management in its application.

Significant estimates include the evaluation of our ability to continue as a going concern, the allowance for doubtful accounts receivable, assumptions used in the Black-Scholes model to calculate the fair value of share-based payments, fair value of Series D Preferred and financial instruments issued with and affected by the Series D Preferred Financing, fair value of financial instruments with and affected by the Series C Preferred, fair value of Series A Preferred, fair value of Series A-1 Preferred, assumptions used in the application of revenue recognition policies, assumptions used in the derivation of the Company’s incremental borrowing rate used in the computation of the Company’s operating lease liabilities and assumptions used in the application of fair value methodologies to calculate the fair value of pension assets and obligations. Actual results could differ from estimates.

The following are our critical accounting policies because we believe they are both important to the portrayal of our financial condition and results of operations and require critical management judgments and estimates about matters that are uncertain. If actual results or events differ materially from those contemplated by us in making these estimates, our reported financial condition and results of operations for future periods could be materially affected.

Revenue Recognition. Effective January 1, 2018, we adopted Accounting Standards Codification (“ASC”), Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective transition method.

In accordance with ASC 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principle of the standard is that we should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. To achieve that core principle, we apply the following five step model:

1.
Identify the contract with the customer;

2.
Identify the performance obligation in the contract;

3.
Determine the transaction price;

4.
Allocate the transaction price to the performance obligations in the contract; and

5.
Recognize revenue when (or as) each performance obligation is satisfied.

At contract inception, we assess the goods and services promised in a contract with a customer and identify as a performance obligation each promise to transfer to the customer either: (i) a good or service (or a bundle of goods or services) that is distinct or (ii) a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer. We recognize revenue only when we satisfy a performance obligation by transferring a promised good or service to a customer.

Determining the timing of the satisfaction of performance obligations as well as the transaction price and the amounts allocated to performance obligations requires judgement.

We disclose disaggregation of our customer revenue by classes of similar products and services as follows:

●
Software licensing and royalties;

●
Sales of computer hardware and identification media;

●
Services; and

●
Post-contract customer support.

Software licensing and royalties

Software licenses consist of revenue from the sale of software for identity management applications. Our software licenses are functional intellectual property and typically provide customers with the right to use our software in perpetuity as it exists when made available to the customer. We recognize revenue from software licensing at a point in time upon delivery, provided all other revenue recognition criteria are met.

Royalties consist of revenue from usage-based arrangements and guaranteed minimum-based arrangements. We recognize revenue for royalty arrangements at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied.

Computer hardware and identification media

We generate revenue from the sale of computer hardware and identification media. Revenue for these items is recognized upon delivery of these products to the customer, provided all other revenue recognition criteria are met.

Services

Services revenue is comprised primarily of software customization services, software integration services, system installation services and customer training. Revenue is generally recognized upon completion of services and customer acceptance provided all other revenue recognition criteria are met.

Post-contract customer support (“PCS”)

PCS consists of maintenance on software and hardware for our identity management solutions. We recognize PCS revenue from periodic maintenance agreements. Revenue is generally recognized ratably over the respective maintenance periods provided no significant obligations remain. Costs related to such contracts are expensed as incurred.

Arrangements with multiple performance obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. In addition to selling software licenses, hardware and identification media, services and post-contract customer support on a standalone basis, certain contracts include multiple performance obligations. For such arrangements, we allocate revenue to each performance obligation based on our best estimate of the relative standalone selling price. The standalone selling price for a performance obligation is the price at which we would sell a promised good or service separately to a customer. The primary methods used to estimate standalone selling price are as follows: (i) the expected cost-plus margin approach, under which we forecast our expected costs of satisfying a performance obligation and then add an appropriate margin for that distinct good or service and (ii) the percent discount off of list price approach.

Contract costs

We recognize an asset for the incremental costs of obtaining a contract with a customer if we expect the benefit of those costs to be longer than one year. We apply a practical expedient to expense costs as incurred for costs to obtain a contract when the amortization period is one year or less.

Other items

We do not offer rights of return for our products and services in the normal course of business.

Sales tax collected from customers is excluded from revenue.

Allowance for Doubtful Accounts.  We provide an allowance for our accounts receivable for estimated losses that may result from our customers’ inability to pay. We determine the amount of allowance by analyzing historical losses, customer concentrations, customer creditworthiness, current economic trends, and the age of the accounts receivable balances and changes in our customer payment terms when evaluating the adequacy of the allowance for doubtful accounts.

Impairment of Goodwill, Other Intangible and Long-Lived Assets.  The Company accounts for its intangible assets under the provisions of ASC 350, “Intangibles - Goodwill and Other”. In accordance with ASC 350, intangible assets with a definite life are analyzed for impairment under ASC 360-10-05 “Property, Plant and Equipment” and intangible assets with an indefinite life are analyzed for impairment under ASC 360 annually, or more often if circumstances dictate. The Company performs its annual simplified impairment test in the fourth quarter of each year. In December 2018, the Company adopted the provisions of ASU 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”. The provisions of ASU 2017-04 eliminate the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit's carrying amount over its fair value. Entities that have reporting units with zero or negative carrying amounts will no longer be required to perform a qualitative assessment assuming they pass the simplified impairment test.

The Company did not record any goodwill impairment charges for the three months ended March 31, 2021 or year ended December 31, 2020.

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

There are many management assumptions and estimates underlying the determination of an impairment loss, and estimates using different, but reasonable, assumptions could produce significantly different results. Significant assumptions include estimates of future levels of revenue and operating expense. Therefore, the timing and recognition of impairment losses by us in the future, if any, may be highly dependent upon our estimates and assumptions. There can be no assurance that goodwill impairment will not occur in the future.

Stock-Based Compensation.  At March 31, 2021 and December 31, 2020, the Company had one stock-based compensation plan for employees and nonemployee directors, which authorizes the granting of various equity-based incentives including stock options and restricted stock.

The Company estimates the fair value of its stock options using a Black-Scholes option-pricing model, consistent with the provisions of ASC 718, “Compensation – Stock Compensation”. The fair value of stock options granted is recognized to expense over the requisite service period. Stock-based compensation expense for all share-based payment awards is recognized using the straight-line single-option method. Stock-based compensation expense is reported in general and administrative, sales and marketing, engineering and customer service expense based upon the departments to which substantially all of the associated employees report and credited to additional paid-in capital.

ASC 718 requires the use of a valuation model to calculate the fair value of stock-based awards. For the years ended December 31, 2020 and 2019, the Company has elected to use the Black-Scholes option-pricing model, which incorporates various assumptions including volatility, expected life, and interest rates. The Company is required to make various assumptions in the application of the Black-Scholes option-pricing model. The Company has determined that the best measure of expected volatility is based on the historical weekly volatility of the Company’s Common Stock. Historical volatility factors utilized in the Company’s Black-Scholes computations for options granted during the years ended December 31, 2020 and 2019 ranged from 57% and 83%. The Company has elected to estimate the expected life of an award based upon the SEC approved “simplified method” noted under the provisions of Staff Accounting Bulletin Topic 14. The expected term used by the Company to value the grants issued in 2020 and 2019 as computed by this method was 5.17 years. The effect of the difference between the actual historical expected life and the simplified method was immaterial. The interest rate used is the risk-free interest rate and is based upon U.S. Treasury rates appropriate for the expected term. Interest rates used in the Company’s Black-Scholes calculations averaged 2.58% for the years ended December 31, 2020 and 2019. Dividend yield is zero, as the Company does not expect to declare any dividends on the Company’s common shares in the foreseeable future.

In addition to the key assumptions used in the Black-Scholes model, the estimated forfeiture rate at the time of valuation is a critical assumption. The Company has estimated an annualized forfeiture rate of approximately 5.0% for corporate officers, 4.1% for members of the Board of Directors and 15.0% for all other employees. The Company reviews the expected forfeiture rate annually to determine if that percent is still reasonable based on historical experience.

Income Taxes. The Company accounts for income taxes in accordance with ASC 740, “Accounting for Income Taxes”. Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary based on the weight of available evidence, if it is considered more likely than not that all or some portion of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740-10 requires a company to first determine whether it is more-likely-than-not (defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more-likely-than-not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

We recognize and measure uncertain tax positions in accordance with GAAP, pursuant to which we only recognize the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Any tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. We report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. GAAP further requires that a change in judgment related to the expected ultimate resolution of uncertain tax positions be recognized in earnings in the quarter of such change. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

We file annual income tax returns in multiple taxing jurisdictions around the world. A number of years may elapse before an uncertain tax position is audited and finally resolved. While it is often difficult to predict the final outcome or the timing of resolution of any particular uncertain tax position, we believe that our analysis of income tax reserves reflects the most likely outcome. We adjust these reserves, if any, as well as the related interest, in light of changing facts and circumstances. Settlement of any particular position could require the use of cash.

Significant judgment is required in evaluating the Company’s uncertain tax positions and determining the Company’s provision for income taxes. No assurance can be given that the final tax outcome of these matters will not be different from that which is reflected in the Company’s historical income tax provisions and accruals. The Company adjusts these items in light of changing facts and circumstances. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such determination is made.

The Internal Revenue Code (the “Revenue Code”) limits the availability of certain tax credits and net operating losses that arose prior to certain cumulative changes in a corporation’s ownership resulting in a change of control of the Company. The Company’s use of its net operating loss carryforwards and tax credit carryforwards will be significantly limited because the Company believes it underwent “ownership changes”, as defined under Section 382 of the Revenue Code, in 1991, 1995, 2000, 2003, 2004, 2011, 2012, 2018 and 2020, though the Company has not performed a study to determine the limitation. The Company has reduced its deferred tax assets to zero relating to its federal and state research credits because of such limitations. The Company continues to disclose the tax effect of the net operating loss carryforwards at their original amount as the actual limitation has not yet been quantified. The Company has also established a full valuation allowance for substantially all deferred tax assets due to uncertainties surrounding its ability to generate future taxable income to realize these assets. Since substantially all deferred tax assets are fully reserved, future changes in tax benefits will not impact the effective tax rate. Management periodically evaluates the recoverability of the deferred tax assets. If it is determined at some time in the future that it is more likely than not that deferred tax assets will be realized, the valuation allowance would be reduced accordingly at that time.

    On March 27, 2020, President Trump signed the CARES Act into law, which, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property.

    The Company continues to examine the impact that the CARES Act may have on our business. Currently the Company is unable to determine the impact that the CARES Act will have on our financial condition, results of operation or liquidity.

Fair-Value Measurements. The Company accounts for fair value measurements in accordance with ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1- Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2- Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3- Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Assessing the significance of a particular input to the fair value measurement requires judgment, considering factors specific to the asset or liability. Determining whether a fair value measurement is based on Level 1, Level 2, or Level 3 inputs is important because certain disclosures are applicable only to those fair value measurements that use Level 3 inputs. The use of Level 3 inputs may include information derived through extrapolation or interpolation which involves management assumptions as well as valuation techniques employing Monte Carlo simulation methodologies.

Lease Liabilities and Operating Lease Right-of-Use Assets

The Company is a party to certain contractual arrangements for office space which meet the definition of leases under Accounting Standards Codification (“ASC”) Topic 842 – Leases (“ASC 842”). In accordance with ASC 842, the Company has determined that such arrangements are operating leases and accordingly the Company has, as of January 1, 2019, recorded operating lease right-of-use assets and related lease liability for the present value of the lease payments over the lease terms using the Company’s estimated weighted-average incremental borrowing rate of approximately 14.5%. The Company has utilized the practical expedient regarding lease and nonlease components and has combined such items into a single combined component. The Company has also utilized the practical expedient regarding leases of twelve months or less and has excluded such leases from its computation of lease liability and related right-of-use assets. The Company has also elected the optional transition package of practical expedients which include:

A package of practical expedient to not reassess:

●
Whether a contract is or contains a lease

●
Lease classification

●
Initial direct costs

For a detailed discussion on the application of these and other accounting policies, see Note 2 to the Notes to the Consolidated Financial Statements for the Year Ended December 31, 2020 included elsewhere in this prospectus.

Comparison of the Three Months Ended March 31, 2021 to the Three Months Ended March 31, 2020

	Three Months Ended March 31,
Net Product Revenue	2021	2020	$ Change	% Change
(dollars in thousands)

Software and royalties	$39	$125	$(86)	(69)%
Percentage of total net product revenue	70%	83%
Hardware and consumables	$13	$14	$(1)	(7)%
Percentage of total net product revenue	23%	9%
Services	$4	$11	$(7)	(64)%
Percentage of total net product revenue	7%	7%
Total net product revenue	$56	$150	$(94)	(63)%

Software and royalty revenue decreased approximately $86,000 during the three months ended March 31, 2021 as compared to the corresponding period in 2020. This decrease is attributable to lower identification project related revenue of approximately $53,000, lower identification royalties of approximately $30,000 and lower law enforcement software revenue of approximately $7,000 offset by higher sales of boxed identity management software sold through our distribution channel of approximately $4,000.

Revenue from the sale of hardware and consumables decreased approximately $1,000 during the three months ended March 31, 2021 as compared to the corresponding period in 2020 due to a decrease in consumables procurement by our law enforcement customers.

Services revenue is comprised primarily of software integration services, system installation services and customer training. Such revenue decreased approximately $7,000 during the three months ended March 31, 2021 as compared to the corresponding period of 2020 due to a decrease in the service element of project related work completed during the three months ended March 31, 2021.

We believe that the period-to-period fluctuations of identity management software revenue in project-oriented solutions are largely due to the timing of government procurement with respect to the various programs we are pursuing. Although no assurances can be given, based on management’s current visibility into the timing of potential government procurements and potential partnerships and current pilot programs, we believe that we will see an increase in government procurement and implementations with respect to identity management initiatives; however, government procurement initiatives, implementations and pilots are frequently delayed and extended and we cannot predict the timing of such initiatives.

As discussed more fully elsewhere in this Quarterly Report, the full extent of COVID-19’s impact on our operations and financial performance depends on future developments that are uncertain and unpredictable, including the duration and spread of the pandemic, its impact on capital and financial markets and any new information that may emerge concerning the severity of the virus, its spread to other regions as well as the actions taken to contain it, among others.

During the three months ended March 31, 2021, we have focused on strategically updating our products with the latest mobile and cloud technology prioritized by market opportunities. We relaunched GoVerify ID® in July 2020. This relaunch includes a new container and microservices-based architecture along with refreshed mobile and desktop clients. We believe these updates will result in additional customers implementing our GoVerify ID® solution. Additionally, we have focused on the integration of the suite of products that comprise out Identity Platform. Throughout the remainder of 2021 we plan to continue to enhance our Identity Platform products, including our EPI (our biometric smart access cards) and law enforcement offerings by leveraging cloud and mobile technologies to improve both functionality and value to the customer. Management believes that these initiatives will result in the expansion of our solutions into both law enforcement and non-governmental sectors including commercial, consumer and healthcare applications further resulting in additional implementations of both our Authenticate products and Identity Platform products.

	Three Months Ended March 31,
Maintenance Revenue	2021	2020	$ Change	% Change
(dollars in thousands)

Total maintenance revenue	$677	$646	$31	5%

Maintenance revenue was approximately $677,000 for the three months ended March 31, 2021, as compared to approximately $646,000 for the corresponding period in 2020. Identity management maintenance revenue generated from identification software solutions was approximately $361,000 for the three months ended March 31, 2021 as compared to approximately $317,000 during the comparable period in 2020. Law enforcement maintenance revenue was approximately $316,000 and $329,000 for the three months ended March 31, 2021 and 2020, respectively. The decrease of $13,000 in law enforcement software maintenance revenue for the three months ended March 31, 2021 as compared to the corresponding period of 2020 is reflective of the expiration of certain maintenance contracts. The increase in our Identity Management maintenance revenue of approximately $44,000 reflects the expansion of our installed base.

We anticipate growth of our maintenance revenue through the retention of existing customers combined with the expansion of our installed base resulting from the completion of project-oriented work; however, we cannot predict the timing of this anticipated growth.

	Three Months Ended March 31,
Cost of Product Revenue:	2021	2020	$ Change	% Change
(dollars in thousands)

Software and royalties	$—	$14	$(14)	(100)%
Percentage of software and royalty product revenue	0%	11%
Hardware and consumables	$9	$6	$3	50%
Percentage of hardware and consumables product revenue	69%	43%
Services	$—	$1	$(1)	(100)%
Percentage of services product revenue	0%	9%
Total product cost of revenue	$9	$21	$(12)	(57)%
Percentage of total product revenue	16%	14%

The cost of software and royalty product revenue decreased approximately $14,000 due primarily to lower software and royalty revenue for the three months ended March 31, 2021 of approximately $86,000 combined with the 2021 revenue being comprised of solutions containing no third-party software costs. In addition to changes in costs of software and royalty product revenue caused by revenue level fluctuations, costs of products can vary as a percentage of product revenue from period to period depending upon level of software customization and third-party software license content included in product sales during a given period.

The cost of revenue for our hardware and consumables sales increased by approximately $3,000 for the three months ended March 31, 2021 as compared to the corresponding period in 2020 despite lower hardware and consumable revenue of $1,000 due to the 2021 period containing a larger mix of consumables with slightly higher costs of revenue than the corresponding period in 2020.

Maintenance cost of revenue	Three Months Ended March 31,
(dollars in thousands)	2021	2020	$ Change	% Change
Total maintenance cost of revenue	$110	$98	$12	12%
Percentage of total maintenance revenue	16%	15%

 Cost of maintenance revenue increased approximately $12,000 during the three months ended March 31, 2021 as compared to the corresponding period in 2020 due primarily to higher maintenance revenue of approximately $31,000. This increase is reflective of higher maintenance labor costs incurred during the three months ended March 31, 2021 as compared to the corresponding period in 2020 due primarily to the composition of engineering resources used in the provision of maintenance services.

	Three Months Ended March 31,
Product gross profit	2021	2020	$ Change	% Change
(dollars in thousands)
Software and royalties	$39	$111	$(72)	(65)%
Percentage of software and royalty product revenue	100%	89%
Hardware and consumables	$4	$8	$(4)	(50)%
Percentage of hardware and consumables product revenue	31%	57%
Services	$4	$10	$(6)	(60)%
Percentage of services product revenue	100%	91%
Total product gross profit	$47	$129	$(82)	(64)%
Percentage of total product revenue	84%	86%

Software and royalty gross profit decreased approximately $72,000 for the three months ended March 31, 2021 from the corresponding period in 2020 due primarily to lower software and royalty revenue of approximately $86,000 combined with lower software and royalty cost of revenue of $14,000 for the same period. In addition to changes in costs of software and royalty product revenue caused by revenue level fluctuations, costs of products can vary as a percentage of product revenue from period to period depending upon level of software customization and third-party software license content included in product sales during a given period.

Services gross profit decreased approximately $6,000 for the three months ended March 31, 2021 as compared to the corresponding period in 2020 due to lower service revenue of approximately $7,000 combined with lower service cost of revenue of $1,000 for the three months ended March 31, 2021 as compared to the corresponding period in 2020. Although changes in costs of services product revenue are sometimes caused by revenue level fluctuations, costs of services can also vary as a percentage of service revenue from period to period depending upon both the level and complexity of professional service resources utilized in the completion of the service element.

Maintenance gross profit	Three Months Ended March 31,
(dollars in thousands)	2021	2020	$ Change	% Change

Total maintenance gross profit	$567	$548	$19	3%
Percentage of total maintenance revenue	84%	85%

Gross profit related to maintenance revenue increased 3% or approximately $19,000 for the three months ended March 31, 2021 as compared to the corresponding period in 2020. This increase reflects higher maintenance revenue of approximately $31,000 combined with higher cost of maintenance revenue of approximately $12,000 due primarily to the composition of engineering resources used in the provision of maintenance services. Maintenance gross profit can change from period to period depending upon both the level and complexity of engineering service resources utilized in the provision of maintenance services.

	Three Months Ended March 31,
Operating expense	2021	2020	$ Change	% Change
(dollars in thousands)

General and administrative	$1,347	$983	$364	37%
Percentage of total net revenue	184%	123%
Sales and marketing	$724	$1,058	$(334)	(32)%
Percentage of total net revenue	99%	133%
Research and development	$1,168	$1,868	$(700)	(37)%
Percentage of total net revenue	159%	235%
Depreciation and amortization	$18	$18	$—	—%
Percentage of total net revenue	2%	2%

General and Administrative Expense

General and administrative expense is comprised primarily of salaries and other employee-related costs for executive, financial, and other infrastructure personnel. General legal, accounting and consulting services, insurance, occupancy and communication costs are also included with general and administrative expense. The dollar increase of approximately $364,000 during the three months ended March 31, 2021 as compared to the corresponding period in 2020 is comprised of the following major components:

●
Decrease in personnel related expense of approximately $38,000.

●
Increase in professional services of approximately $317,000, which includes higher legal fees of approximately $55,000 for various general corporate matters, higher patent related expense of approximately $39,000 resulting primarily from professional and legal fees related to the Company’s patent monetization efforts, higher audit fees of $14,000, higher contract services of approximately $66,000 and higher contractor fees of $141,000, higher Board of Director fees of $16,000 and higher general corporate expense of $3,000 offset by lower investor relations fees of approximately $17,000.

●
Increase in insurances, licenses, dues and other costs of approximately $87,000;

●
Increase in rent and office related costs of approximately $30,000; and

●
Decrease in stock-based compensation expense of approximately $32,000.

We continue to focus our efforts on achieving additional future operating efficiencies by reviewing and improving upon existing business processes and evaluating our cost structure. We believe these efforts will allow us to continue to gradually decrease our level of general and administrative expense expressed as a percentage of total revenue.

 Sales and Marketing

Sales and marketing expense consists primarily of the salaries, commissions, other incentive compensation, employee benefits and travel expense of our sales, marketing, and business development functions. The dollar decrease of approximately $334,000 during the three months ended March 31, 2021 as compared to the corresponding period in 2020 is primarily comprised of the following major components:

●
Decrease in personnel related expense of approximately $264,000, driven primarily by the effect of headcount decreases;

●
Decrease in contractor and contract services of approximately $21,000 resulting from decreased utilization of certain sales consultants of approximately $53,000, offset by higher contract service expense including dues and subscriptions of approximately $32,000;

●
Decrease in travel, trade show expense and office related expense of approximately $5,000;

●
Decrease in stock-based compensation expense of approximately $8,000; and

●
Decrease in our Mexico sales office expense and other of approximately $36,000 due to headcount reductions at this location.

Research and Development

Research and development expense consists primarily of salaries, employee benefits and outside contractors for new product development, product enhancements, custom integration work and related facility costs. Such expense decreased approximately $700,000 for the three months ended March 31, 2021 as compared to the corresponding period in 2020 due primarily to the following major components:

●
Decrease in personnel related expense of approximately $524,000 driven primarily by the effect of headcount decreases;

●
Decrease in contractor fees and contract services of approximately $113,000 resulting from the cancellation of certain engineering contractors;

●
Decrease in stock based-compensation expense of approximately $7,000; and

●
Decrease in office related expense, engineering tools, supplies and travel of approximately $56,000.

Depreciation and Amortization

During the three months ended March 31, 2021 and 2020, depreciation and amortization expense was approximately $18,000. The relatively small amount of depreciation and amortization reflects the relatively small property and equipment carrying value.

 Interest Expense (Income), Net

For the three months ended March 31, 2021, we recognized net interest expense of $0. For the three months ended March 31, 2020, we recognized interest expense of $25,000 and interest income of approximately $1,000. Interest expense for the three months ended March 31, 2020 reflects interest incurred on a related party factoring agreement.

Other (Income) Expense, Net

During the three months ended March 31, 2021, we recognized other expense of approximately $82,000 from the write-off of certain furniture and fixtures and recognized other income of approximately $57,000 from the settlement of certain liabilities at less than their carrying amount.

Change in Fair Value of Derivative Liabilities

For the three months ended March 31, 2021, we recognized income of approximately $1,172,000 from the decrease of derivative liabilities arising from the consummation of the Series D Financing in November 2020. Such decrease was determined by management using fair value methodologies and is included as income under the caption “Change in fair value of derivative liabilities” in our condensed consolidated statement of operations for three months ended March 31, 2021.

For the three months ended March 31, 2020, we recognized income of approximately $197,000 from the decrease of derivative liabilities arising from the consummation of the Series C Financing in September 2018. Such decrease was determined by management using fair value methodologies and is included as income under the caption “Change in fair value of derivative liabilities” in our condensed consolidated statement of operations for three months ended March 31, 2020.

Loss on Extinguishment of Derivative Liabilities

During the three months ended March 31, 2021, we recognized a loss on the extinguishment of derivative liabilities of approximately $335,000 pursuant to the conversion of 354 shares of Series D Preferred into Common Stock. Such loss is included in the caption “Loss on extinguishment of derivative liabilities” in our condensed consolidated statement of operations for three months ended March 31, 2021.

Comparison of Results for Fiscal Years Ended December 31, 2020 and 2019

Product Revenue
	Twelve Months Ended December 31,
Net Product Revenue	2020	2019	$ Change	% Change
(dollars in thousands)
Software and royalties	$872	$489	$383	78%
Percentage of total net product revenue	39%	53%
Hardware and consumables	$84	$96	$(12)	(13)%
Percentage of total net product revenue	4%	10%
Services	$1,275	$338	$937	277%
Percentage of total net product revenue	57%	37%
Total net product revenue	$2,231	$923	$1,308	142%

Software and royalty revenue increased 78% or approximately $383,000 during the year ended December 31, 2020 as compared to the corresponding period in 2019. This increase is attributable to higher identification project related revenue of approximately $539,000, offset by lower law enforcement project related revenue of approximately $11,000, lower royalty revenue of approximately $116,000 and lower sales of boxed identity management software sold through our distribution channel of approximately $29,000. The increase in identification project related revenue is reflective of the expansion of the Company’s identity management software base combined with the sale of additional software licenses into existing identification projects caused by increased end-user utilization during the year ended December 31, 2020 as compared to the corresponding period in 2019. The decrease in our law enforcement project revenue resulted from a decrease in the timing of procurement by our law enforcement customers. The decrease in boxed identity management software sold through our distribution channel reflects slightly lower procurement from both domestic and international customers and the decrease in royalty revenue reflects the expiration of a minimum royalty contract.

Revenue from the sale of hardware and consumables decreased approximately $12,000 during the year ended December 31, 2020 as compared to the corresponding period in 2019 due to a decrease in project related solutions containing hardware and consumable sales primarily to law enforcement customers.

Services revenue is comprised primarily of software integration services, system installation services and customer training. Such revenue increased $937,000 during the year ended December 31, 2020 as compared to the corresponding period in 2019, due to an increase in the service element of project related work completed during the year ended December 31, 2020.

 We believe that the period-to-period fluctuations of identity management software revenue in project-oriented solutions are largely due to the timing of government procurement with respect to the various programs we are pursuing. Although no assurances can be given, based on management’s current visibility into the timing of potential government procurements and potential partnerships and current pilot programs, we believe that we will see an increase in government procurement and implementations with respect to identity management initiatives; however, government procurement initiatives, implementations and pilots are frequently delayed and extended and we cannot predict the timing of such initiatives.

As discussed more fully elsewhere in this prospectus, the full extent of COVID-19’s impact on our operations and financial performance depends on future developments that are uncertain and unpredictable, including the duration and spread of the pandemic, its impact our ability to close sales transactions and on capital and financial markets and any new information that may emerge concerning the severity of the virus, its spread to other regions as well as the actions taken to contain it, among others.

During the year ended December 31, 2020, we have focused on strategically updating our products with the latest mobile and cloud technology prioritized by market opportunities. We relaunched ImageWare Authenticate (formerly GoVerify ID®) in July 2020. This relaunch includes a new container and microservices-based architecture along with refreshed mobile and desktop clients. We believe these updates will result in additional customers implementing our ImageWare Authenticate solution. Additionally, we have focused on the integration of the suite of products that comprise our Identity Platform. Throughout 2021 we plan to continue to enhance our Identity Platform products, including our EPI (our biometric smart access cards) and law enforcement offerings by leveraging cloud and mobile technologies to improve both functionality and value to the customer. Management believes that these initiatives will result in the expansion of our solutions into both law enforcement and non-governmental sectors including commercial, consumer and healthcare applications, further resulting in additional implementations of both our ImageWare Authenticate products and Identity Platform products.

Maintenance Revenue
	Twelve Months Ended December 31,
Maintenance Revenue	2020	2019	$ Change	% Change
(dollars in thousands)
Total maintenance revenue	$2,554	$2,583	$(29)	(1)%

Maintenance revenue was approximately $2,554,000 for the year ended December 31, 2020, as compared to approximately $2,583,000 for the corresponding periods in 2019. For the year ended December 31, 2020, identity management maintenance revenue was approximately $1,264,000 as compared to $1,275,000 for the comparable period in 2019. The decrease of $11,000   in identification software maintenance revenue for the year ended December 31, 2020 as compared to the corresponding period of 2019 is reflective of the expiration of certain maintenance contracts combined with the timing of the commencement of maintenance services related to a certain customer. The decrease of $18,000 in law enforcement maintenance revenue for the year ended December 31, 2020 as compared to the corresponding period of 2019 is reflective of the expiration of certain maintenance contracts.

We anticipate growth of our maintenance revenue through the retention of existing customers combined with the expansion of our installed base resulting from the completion of project-oriented work; however, we cannot predict the timing of this anticipated growth.

Cost of Product Revenue

	Twelve Months Ended December 31,
Cost of Product Revenue:	2020	2019	$ Change	% Change
(dollars in thousands)
Software and royalties	$54	$36	$18	50%
Percentage of software and royalty product revenue	6%	7%
Hardware and consumables	$52	$66	$(14)	(21)%
Percentage of hardware and consumables product revenue	62%	69%
Services	$694	$116	$578	498%
Percentage of services product revenue	54%	34%
Total product cost of revenue	$800	$218	$582	267%
Percentage of total product revenue	36%	24%

The cost of software and royalty product revenue increased approximately $18,000 from higher software and royalty revenue for the year ended December 31, 2020 of approximately $383,000 due to a significant percentage of the revenue increase containing solutions with extremely minimal third-party software costs. In addition to changes in costs of software and royalty product revenue caused by revenue level fluctuations, costs of products can vary as a percentage of product revenue from period to period depending upon level of software customization and third-party software license content included in product sales during a given period.

The cost of product revenue for our hardware and consumable sales during the year ended December 31, 2020 decreased approximately $14,000 as compared to the corresponding period in 2019 due primarily to lower hardware and consumable product revenue of approximately $12,000 during the 2020 period.

The cost of services revenue increased approximately $578,000 during the year ended December 31, 2020 as compared to the corresponding period in 2019 due to higher service revenue of approximately $937,000. Cost of services revenue as a percentage of service revenue increased to 54% for the year ended December 31, 2020 as compared to 34% for the corresponding 2019 period. This increase reflects the one-time impact of additional service costs incurred in the completion of the service element for a particular customer. Although changes in costs of services product revenue are sometimes caused by revenue level fluctuations, costs of services can also vary as a percentage of service revenue from period to period depending upon both the level and complexity of professional service resources utilized in the completion of the service element.

Cost of Maintenance Revenue

Maintenance cost of revenue	Twelve Months Ended December 31,
(dollars in thousands)	2020	2019	$ Change	% Change
Total maintenance cost of revenue	$448	$425	$23	5%
Percentage of total maintenance revenue	18%	16%

Cost of maintenance revenue increased approximately $23,000 during the year ended December 31, 2020 as compared to the corresponding period in 2019 despite lower maintenance revenue of approximately $29,000. This increase is reflective of higher maintenance labor costs incurred during the year ended December 31, 2020 as compared to the corresponding period in 2019 due primarily to the composition of engineering resources used in the provision of maintenance services.

Product Gross Profit

	Twelve Months Ended December 31,
Product gross profit	2020	2019	$ Change	% Change
(dollars in thousands)
Software and royalties	$818	$453	$365	81%
Percentage of software and royalty product revenue	94%	93%
Hardware and consumables	$32	$30	$2	7%
Percentage of hardware and consumables product revenue	38%	31%
Services	$581	$222	$359	162%
Percentage of services product revenue	46%	66%
Total product gross profit	$1,431	$705	$726	103%
Percentage of total product revenue	64%	76%

Software and royalty gross profit increased 81% or approximately $365,000 for the year ended December 31, 2020 as compared to the corresponding period in 2019, due primarily to higher software and royalty revenue of approximately $383,000 combined with higher software and royalty cost of revenue of $18,000 for the same period. This revenue increase with only a minimal increase in software and royalty cost of revenue reflects extremely low third-party software costs. In addition to changes in costs of software and royalty product revenue caused by revenue level fluctuations, costs of products can vary as a percentage of product revenue from period to period depending upon level of software customization and third-party software license content included in product sales during a given period.

Hardware and consumables gross profit increased approximately $2,000 for the year ended December 31, 2020, as compared to the 2019 period, due primarily to lower hardware and consumable revenue of approximately $12,000 combined with lower cost of hardware and consumable revenue of approximately $14,000. These decreases result from a decrease in project related solutions containing hardware and consumable components.

Services gross profit increased approximately $359,000 for the year ended December 31, 2020 as compared to the corresponding period in 2019 due to higher service revenue of approximately $937,000 combined with higher service cost of revenue of $578,000 for the year ended December 31, 2020 as compared to the corresponding period in 2019. The decrease in services gross profit as a percentage of services revenue from 66% in the year ended December 31, 2019 to 46% in the corresponding period of 2020 reflects the one-time impact of additional service costs incurred in the completion of the service element for a particular customer. Although changes in costs of services product revenue are sometimes caused by revenue level fluctuations, costs of services can also vary as a percentage of service revenue from period to period depending upon both the level and complexity of professional service resources utilized in the completion of the service element.

Maintenance Gross Profit

Maintenance gross profit	Twelve Months Ended December 31,
(dollars in thousands)	2020	2019	$ Change	% Change
Total maintenance gross profit	$2,106	$2,158	$(52)	(2)%
Percentage of total maintenance revenue	82%	84%

Gross profit related to maintenance revenue decreased 2% or approximately $52,000 for the year ended December 31, 2020 as compared to the corresponding period in 2019. This decrease reflects lower maintenance revenue of approximately $29,000 combined with higher cost of maintenance revenue of approximately $23,000. The decrease in maintenance revenue results from the timing of maintenance revenue recognition related to a certain customer combined with the expiration of certain maintenance contracts. The increase cost of maintenance revenues for the year ended December 31, 2020 as compared to the corresponding period in 2019 is due primarily to the composition of engineering resources used in the provision of maintenance services. The decrease in maintenance revenue results from the timing of maintenance revenue recognition related to a certain contract. Maintenance gross profit can change from period to period depending upon both the level and complexity of engineering resources utilized in the provision of the maintenance services.

Operating Expense

	Twelve Months Ended December 31,
Operating expense	2020	2019	$ Change	% Change
(dollars in thousands)
General and administrative	$4,102	$3,614	$488	14%
Percentage of total net revenue	86%	103%
Sales and marketing	$2,936	$3,937	$(1,001)	(25)%
Percentage of total net revenue	61%	112%
Research and development	$5,706	$7,488	$(1,782)	(24)%
Percentage of total net revenue	119%	214%
Depreciation and amortization	$72	$71	$1	1%
Percentage of total net revenue	2%	2%

General and Administrative Expense

General and administrative expense is comprised primarily of salaries and other employee-related costs for executive, financial, and other infrastructure personnel. General legal, accounting and consulting services, insurance, occupancy and communication costs are also included with general and administrative expense.

The dollar increase of approximately $488,000 in general and administrative expense for the year ended December 31, 2020 as compared to the corresponding period in 2019 is comprised of the following major components:

●
Overall decrease in personnel related expense of approximately $55,000 is due to reductions in employer contributions to employee benefit plans of approximately $230,000 offset by higher personnel expenses of approximately $175,000 due to the effects of various senior management changes;

●
Increases in professional services of approximately $252,000 which includes higher legal fees of approximately $197,000, higher patent-related legal and other fees of approximately $155,000 resulting from the Company’s efforts to monetize certain patents, higher contractor and contract service expenses of approximately $23,000 and higher general corporate expense of $16,000 offset by reductions in Board of Director fees of approximately $6,000, lower investor and public relations fees of approximately $106,000 and lower audit fees of approximately $27,000,

●
Increase in insurances, licenses, dues, rent, office related costs and other of approximately $21,000;

●
Increase in financing expense of approximately $66,000; and

●
Increase in stock-based compensation expense related to options and restricted stock units ("RSU’s") of approximately $204,000.

We continue to focus our efforts on achieving additional future operating efficiencies by reviewing and improving upon existing business processes and evaluating our cost structure. We believe these efforts will allow us to continue to gradually decrease our level of general and administrative expense expressed as a percentage of total revenue.

Sales and Marketing Expense

Sales and marketing expense consists primarily of the salaries, commissions, other incentive compensation, employee benefits and travel expense of our sales, marketing, and business development personnel.

The dollar decrease of approximately $1,001,000 during the year ended December 31, 2020 as compared to the corresponding period in 2019 is primarily comprised of the following major components:

●
Decrease in personnel related expense of approximately $369,000 driven primarily by headcount reductions;

●
Decrease in contractor and contract services of approximately $388,000 resulting from lower contract service expense of approximately $303,000 which includes lower dues and subscription expense, and reduced utilization of certain sales consultants of approximately $85,000.;

●
Decrease in travel, trade show expense and office related expense of approximately $257,000;

●
Decrease in stock-based compensation expense of approximately $45,000; and

●
Increase in our Mexico sales office expense of approximately $58,000 due to certain personnel separation expenses.

Research and Development Expense

Research and development expense consists primarily of salaries, employee benefits and outside contractors for new product development, product enhancements, custom integration work and related facility costs.

Research and development expense decreased approximately $1,782,000 for the year ended December 31, 2020, as compared to the corresponding period in 2019, due primarily to the following major components:

●
Decrease in personnel related expense of approximately $1,092,000 due to headcount reductions;

●
Decrease in contractor fees and contract services of approximately $537,000;

●
Decrease in rent, office related expense and engineering tools and supplies of approximately $128,000; and

●
Decrease in stock based-compensation expense of approximately $25,000.

Depreciation and Amortization

During the year ended December 31, 2020, depreciation and amortization expense increased approximately $1,000 as compared to the corresponding period in 2019. The relatively small amount of depreciation and amortization reflects the relatively small property and equipment carrying value.

Interest Expense (Income), Net

For the year ended December 31, 2020, we recognized interest income of $2,000 and interest expense of $104,000. Interest expense for the year ended December 31, 2020 was comprised of approximately $94,000 on our related party notes payable and approximately $10,000 on notes payable under the PPP Loan program. For the year ended December 31, 2019, we recognized interest income of $90,000 and interest expense of $0.

Other Expense

For the year ended December 31, 2020, we recognized other income of approximately $0 and other expense of approximately $4,000. Other expense for the year ended December 31, 2020 is comprised of approximately $4,000 in late payment penalty fees.

For the year ended December 31, 2019, we recognized other income of approximately $0 and other expense of $1,000. Other expense for the year ended December 31, 2019 is comprised of approximately $1,000 in foreign transaction expense.

Change in Fair Value of Derivative Liabilities

For the year ended December 31, 2020, we recognized approximately $369,000 from the decrease of derivative liabilities arising from the consummation of the Series C Convertible Preferred Stock financing in September 2019 (“Series C Financing”). Such decrease was determined by management using fair value methodologies and is included as non-cash income under the caption “Change in fair value of derivative liabilities” in our consolidated statement of operations for twelve months ended December 31, 2020. Also for the year ended December 31, 2020, we recognized approximately $1,883,000 from the change in fair value of derivative liabilities arising from the Series D Financing. Such decrease was determined by management using fair value methodologies and is included as non-cash income under the caption “Change in fair value of derivative liabilities” in our consolidated statement of operations for twelve months ended December 31, 2020.

For the year ended December 31, 2019, we recognized approximately $696,000 from the decrease of derivative liabilities arising from the consummation of the Series C Financing in September 2019. Such decrease was determined by management using fair value methodologies and is included as non-cash income under the caption “Change in fair value of derivative liabilities” in our consolidated statement of operations for twelve months ended December 31, 2019.

Income Tax Expense

During the years ended December 31, 2020 and 2019, we recorded an expense for income taxes of $7,000 and $10,000, respectively. These tax expenses relate to taxes on income generated in certain foreign jurisdictions offset by research and development tax credits generated in certain foreign jurisdictions.

We have incurred consolidated pre-tax losses during the years ended December 31, 2020, and 2019, and have incurred operating losses in all prior periods. Management has determined that it is more likely than not that a tax benefit from such losses will not be realized and has established a full valuation allowance for any tax benefits. Accordingly, we did not record a benefit for income taxes for these periods.

Liquidity, Capital Resources and Going Concern

Historically, our principal sources of cash have included customer payments from the sale of our products, proceeds from the issuance of common and preferred stock and proceeds from the issuance of debt. Our principal uses of cash have included cash used in operations, product development, and payments relating to purchases of property and equipment. We expect that our principal uses of cash in the future will be for product development, including customization of identity management products for enterprise and consumer applications, further development of intellectual property, development of SaaS capabilities for existing products as well as general working capital. Management expects that, as our revenue grows, our sales and marketing and research and development expense will continue to grow, albeit at a slower rate and, as a result, we will need to generate significant net revenue to achieve and sustain income from operations. Historically the Company has not been able to generate sufficient net revenue to achieve and sustain positive cash flows from operations and management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

Series D Preferred Stock Financings

On November 12, 2020 and December 23, 2020, the Company consummated private placements of 12,060 shares of its Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred"), resulting in gross proceeds to the Company of $12.06 million, less fees and expenses (the “Series D Financing”). The gross proceeds included approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Notes”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance of the Series D Preferred was made pursuant to securities purchase agreements, dated September 28, 2020 (the "Series D Purchase Agreement"), by and between the Company and certain accredited investors (the "Purchasers"), for the sale of the Series D Preferred at a purchase price of $1,000 per share of Series D Preferred. The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into shares of the Company’s Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (the "Series D Certificate"). Dividends on shares of Series D Preferred will be paid prior to any junior securities, and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of cash or shares of Series D Preferred.

Concurrently with the execution of the Purchase Agreement, the Company and the Investors executed (i) a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the SEC within thirty days of closing to register the shares of Common Stock issuable upon conversion of the Series D Preferred; (ii) a Series C Exchange Agreement (the "Exchange Agreement"), pursuant to which the Company and certain holders of the Company’s Series C Preferred agreed to exchange their Series C Preferred, with a liquidation preference of approximately $10.0 million, for Series D Preferred at closing; and (iii) a Term Loan and Security Agreement (“Loan Agreement”), pursuant to which each investor signatory thereto agreed to make a term loan to the Company, secured by all assets of the Company, in an amount equal to 20% of such investor’s purchase commitment as set forth in the Purchase Agreement (“Bridge Loan”), which Bridge Loan, plus accrued interest, rolled into, and was used to purchase, Series D Preferred at Closing.

 Bridge Loan

Concurrently with the execution of the Series D Purchase Agreement, the Company and certain investors in the Series D Financing executed the Loan Agreement, pursuant to which each such investor signatory thereto (the "Investors") agreed to the Bridge Loan, secured by all assets of the Company, in an amount equal to 20% of such Investor’s purchase commitment as set forth in the Series D Purchase Agreement, which Bridge Loan, plus accrued interest, rolled into, and was used to purchase, Series D Preferred at Closing. For more information regarding the Series D Purchase Agreement, the Investors, the Loan Agreement, and the Bridge Loan, see Note 1, Description of Business and Operations to the consolidated financial statements.

Pursuant to the Bridge Loan, the Company received proceeds of $2,187,000 in September 2020.  The Bridge Loan bears interest at a fixed rate of 12% and is due and payable in arrears on the earlier of the Loan Conversion Date, as such term is defined in the Loan Agreement, or six months after the disbursement of the Bridge Loan. All amounts due and payable pursuant to the Bridge Loan are automatically convertible, without further action by the Investors, into shares of Series D Preferred at closing at a purchase price of $1,000 for each share of Series D Preferred. The repayment of all amounts due under the terms of the Loan Agreement are secured by all assets of the Company. On November 12, 2020, contemporaneously with the closing of the Series D Preferred Financing, all amounts due under the Bridge Loan were converted into shares of Series D Preferred Stock.

Lincoln Park Capital Fund, LLC 2020 Financing

On April 28, 2020, the Company entered into a purchase agreement, and as amended on June 11, 2020 (the “2020 Lincoln Purchase Agreement”), and a registration rights agreement (the “2020 Lincoln Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park committed to purchase up to $10,250,000 of our Common Stock.

Under the terms and subject to the conditions of the 2020 Lincoln Purchase Agreement, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10,250,000 of shares of Common Stock. Future sales of Common Stock under the 2020 Lincoln Purchase Agreement, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period commencing on July 8, 2020, and the other conditions set forth in the 2020 Lincoln Purchase Agreement are satisfied (such date on which all of such conditions are satisfied, the “Commencement Date”). During the year ended December 31, 2020, the Company sold an aggregate of 5,700,000 shares of Common Stock to Lincoln Park under the terms of the Lincoln Purchase Agreement resulting in gross cash proceeds to the Company of approximately $918,000.

The 2020 Lincoln Purchase Agreement and the 2020 Lincoln Registration Rights Agreement contain customary representations, warranties, agreements and conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. The Company issued to Lincoln Park 2,500,000 shares of Common Stock in consideration for entering into the 2020 Lincoln Purchase Agreement. Pursuant to this issuance, $400,000 was recorded by the Company as a deferred stock issuance cost. Such amount is recorded in the Company’s consolidated balance sheet under the caption “Other assets”. Such deferred stock issuance costs will be recognized as a charge against paid in capital in proportion to securities sold under the 2020 Lincoln Purchase Agreement. During the year ended December 31, 2020, the Company recognized approximately $36,000, respectively, as a charge against paid in capital relating to securities sold under the Lincoln Purchase Agreement.

 Due to the terms of the 2020 Lincoln Purchase Agreement as described above, management is not currently expecting the related proceeds from the Lincoln Purchase Agreement to be sufficient to sustain operations for an extended period of time.

Going Concern and Management’s Plan

At March 31, 2021, we had negative working capital of approximately $20,887,000 as compared to negative working capital of approximately $19,349,000 at December 31, 2020. Included in our negative working capital as of March 31, 2021 are $22,850,000 of derivative liabilities which are not required to be settled in cash except in the event of the consummation of a Change of Control or at any time after the fourth anniversary of the Series D Preferred issuance, at which time the holders of the Series D Preferred may require the Company to redeem in cash any or all of the holder’s outstanding Series D Preferred at an amount equal to the Series D Liquidation Preference Amount. At March 31, 2021 the Liquidation Preference Amount totaled $22,757,000.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect the Company's operations and those of third parties on which the Company relies. Additionally, as the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the financial markets may reduce our ability to access capital, which could negatively impact the Company's short-term and long-term liquidity. These effects could have a material impact on the Company's liquidity, capital resources, operations and business and those of the third parties on which the Company relies.

To address our working capital requirements, management has begun instituting several cost cutting measures and may seek additional equity and/or debt financing through the issuance of additional debt and/or equity securities. Other than the Lincoln Purchase Agreement, there are currently no financing arrangements to support our projected cash shortfall, including commitments to purchase additional debt and/or equity securities, or other agreements, and no assurances can be given that we will be successful in raising additional debt and/or equity securities, or entering into any other transaction that addresses our ability to continue as a going concern.

However, in view of the matters described in the preceding paragraphs, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to generate positive cash flows from operations. The Company, however, operates in markets that are emerging and highly competitive. There is no assurance that the Company will be able to obtain additional capital, operate at a profit or generate positive cash flows in the future. Therefore, management’s plans do not alleviate the substantial doubt regarding the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Operating Activities

We used net cash of $3,290,000 in operating activities for the three months ended March 31, 2021 as compared to net cash used of $1,980,000 during the comparable period in 2020. During the three months ended March 31, 2021, net cash used in operating activities consisted of net loss of $1,885,000 and an increase in working capital and other assets and liabilities of $767,000. Those amounts are in addition to approximately $638,000 of non-cash income, including $1,172,000 in income from the change in fair value of derivative liabilities offset by $78,000 in stock-based compensation, $18,000 in depreciation and amortization $82,000 in non-cash expense from the disposal of fixed assets, $21,000 from the issuance of common stock as compensation in lieu of cash and $335,000 from loss on extinguishment of derivative liabilities. During the three months ended March 31, 2021, we used cash of $459,000 from increases in current assets combined with $10,000 from decreases in our operating leases right-of-use assets and used cash of $298,000 through decreases in current liabilities and deferred revenue.

Net cash used in operating activities was approximately $8,009,000 during the year ended December 31, 2020 as compared to $11,267,000 during the year ended December 31, 2019. During the year ended December 31, 2020, net cash used in operating activities consisted of net loss of $7,253,000 and an increase in working capital and other assets and liabilities of $438,000. Those amounts in addition to approximately $1,194,000 of non-cash income, including $2,252,000 in income from the change in fair value of derivative liabilities offset by $862,000 in stock-based compensation, $72,000 in depreciation and amortization and $124,000 from the application of rent deposits. During the year ended December 31, 2020, we generated cash of $690,000 from decreases in current assets offset by $20,000 from increases in our operating leases right-of-use assets and used cash of $410,000 through decreases in current liabilities and deferred revenue offset by increases of $178,000 in pension liability.

During the year ended December 31, 2019, net cash used in operating activities consisted of net loss of $11,581,000 and an increase in working capital and other assets and liabilities of $287,000. Those amounts were offset by approximately $723,000 of non-cash costs and $696,000 in non-cash income. Non-cash costs were $652,000 in stock-based compensation and $71,000 in depreciation and amortization. Non-cash income consisted of $696,000 in the change in fair value of derivative liabilities. During the year ended December 31, 2019, we used cash of $209,000 from increases in current assets offset by $168,000 from decreases in our operating leases right-of-use assets and generated cash of $357,000 through increases in current liabilities and deferred revenue offset by $32,000 used from decreases in contract costs.

Investing Activities

Net cash used in investing activities during the three months ended was $53,000 as compared to $0 for the corresponding period in 2020. For the three months ended March 31, 2021, we used cash of $53,000 to funds capital expenditures of computer hardware.

There was no net cash used or generated from investing activities for the year ended December 31, 2020. For the year ended December 31, 2019, we used cash of $31,000 to fund capital expenditures.

Financing Activities

There was no net cash used or provided by financing activities during the three months ended March 31, 2021 as compared to $972,000 in cash provided from financing activities during the corresponding period in 2020, during which period we generated cash of approximately $622,000 from the sale of 4,000,000 shares of Common Stock for $0.16 per share, or $640,000 before recognition of approximately $18,000 in direct offering costs. We also generated cash of $350,000 from the issuance of a related party note payable.

Cash generated from financing activities was approximately $15,475,000 for the year ended December 31, 2020, which consisted of cash of approximately $12,060,000 generated from the sale of 12,060 shares of Series D Preferred. Such amount includes $2,187,000 received by the Company in the form of a Bridge Loan which was converted into shares of Series D Preferred before recognition of approximately $726,000 in cash direct stock issuance costs. We also generated cash of approximately $900,000 from the issuance of related party notes payable and generated cash of $1,571,000 from the issuance of the PPP Loan under the CARES Act. Also in the year ended December 31, 2020, we generated cash of approximately $2,360,000 from the sales of 15,700,000 shares of Common Stock before recognition of approximately $64,000 in direct stock issuance costs. We used cash of approximately $575,000 to repay certain related party notes payable and used cash of approximately $51,000 for the payment of dividends on our Series B Preferred.

Cash generated from financing activities was approximately $6,635,000 for the year ended December 31, 2019, which consisted of cash generated of approximately $166,000 from the exercise of 351,334 stock options resulting in the issuance of 351,334 shares of Common Stock, and cash generated of $6,520,000 from the sale of 5,954,545 shares of Common Stock, offset by cash used of approximately $51,000 for the payment of dividends on our Series B Preferred Stock.

Real Property Leases

Our corporate headquarters is located in San Diego, California, where we now occupy approximately 500 square feet of office space at a cost of approximately $2,000 per month. We entered into this facility’s lease in February 2021 and this new lease commenced on March 1, 2021 and is on a month-to-month basis. In addition to our corporate headquarters, we also occupied the following spaces at December 31, 2020:

●
1,508 square feet in Ottawa, Province of Ontario, Canada, at a cost of approximately $3,000 per month until the expiration of the lease on March 31, 2021. The Company extended this lease for a 30-day period and is currently evaluating alternative premises which the Company believes are readily available;

●
9,720 square feet in Portland, Oregon, at a cost of approximately $23,000 per month until the expiration of the lease on February 28, 2023; and

●
183 square feet of office space in Mexico City, Mexico, at a cost of approximately $2,000 per month until September 30, 2021.

Prior to entering into our current lease agreement in January 2021 and moving our corporate headquarters to a new location, we occupied 8,511 square feet of office space in San Diego, at a cost of approximately $30,000 per month. In January 2021, we entered in a subleasing agreement for our previously occupied corporate headquarters located in San Diego, California. The term of the sublease commences on April 1, 2021 and expires on April 20, 2025 coterminous with the expiration of the Company's master lease. Sublease payments due the Company approximate $26,000 per month over the term of the sublease.

Stock-Based Compensation

Stock-based compensation related to equity options and restricted stock has been classified as follows in the accompanying consolidated statements of operations (in thousands):

	Year Ended December 31,
	2020	2019
Cost of revenue	$15	$13
General and administrative	550	347
Sales and marketing	163	148
Research and development	134	135

Total	$862	$643

Off-Balance Sheet Arrangements

At March 31, 2021 and December 31, 2020, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, special purpose or variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we did not engage in trading activities involving non-exchange traded contracts. As a result, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships. We do not have relationships and transactions with persons or entities that derive benefits from their non-independent relationship with us or our related parties except as disclosed elsewhere in this Registration Statement.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”), or other standard setting bodies, which are adopted by us as of the specified effective date. Unless otherwise discussed, the Company’s management believes the impact of recently issued standards not yet effective will not have a material impact on the Company’s consolidated financial statements upon adoption. See Note 2 to the consolidated financial statements contained elsewhere in this prospectus for a detailed discussion of recently issued accounting pronouncements.

Impact of Inflation

The primary inflationary factor affecting our operations is labor costs, and we do not believe that inflation has materially affected earnings during the past four years. Substantial increases in costs and expense, particularly labor and operating expense, could have a significant impact on our operating results to the extent that such increases cannot be passed along to customers and end users.

DIRECTORS AND EXECUTIVE OFFICERS

 The following sets forth certain information regarding each of our directors and executive officers as of the date of this prospectus.

Name	Age	Title/Position Held with the Company
Kristin Taylor	53	President, Chief Executive Officer, Director
James M. Demitrieus	72	Director
Douglas Morgan	68	Director
Lauren C. Anderson	63	Director
James W. Sight	65	Director

There are no familial relationships between any of the Company’s executive officers and directors listed above.

The following biographical information regarding the foregoing directors and officers of the Company following the Board Restructuring is presented below:

Kristin Taylor, President, Chief Executive Officer and Director. Ms. Taylor serves as our President and Chief Executive Officer since her appointment in March 2020 and as a member of our Board since May 2020, and is a seasoned innovative technology executive with over 20 years of experience in leading organizational modernization and developing go-to-market strategies. She formerly served as Principal of Veritas Lux since November 2019 and principal of Kristin Taylor Consulting since 2012, in which she developed a proprietary algorithmic methodology to weigh and rank the most influential global technical analysts. From 2017 to 2019, Ms. Taylor served as Global Vice President of Worldwide Analyst Relations at IBM and led the efforts to modernize and transform IBM's analyst relations organization to drive revenue, not just influence. From 2013 to 2017, she served as Vice President, Global Analyst and Public Relations at MediaTek, the third largest fabless semiconductor company in the world with a $30 billion market cap, where she led the buildout of a new global Public and Analyst Relations organization to penetrate the North American, European, Latin American, Russian and Indian markets. Prior to that, she served in various positions of increasing responsibility with Qualcomm from 1998 to 2010 including: Head of Industry Analyst Relations, Senior Director of Business Development, and Director of Information Technology. Ms. Taylor developed and commercialized a highly successful embedded computing module, designed for notebook computers which thrust Qualcomm into the computing sector in 2006 to create hundreds of millions of valuation as they expanded from mobile. Ms. Taylor earned her Bachelor's degree in Sociology and Business Management from the University of New Hampshire in Durham, New Hampshire.

James M. Demitrieus.  Mr. Demitrieus was appointed as a member of the Board of Directors on November 13, 2020. From March 2018 to present, Mr. Demitrieus has served as Managing Director of Jameson Associates, a specialty investment management and financial advisory firm.  Prior to Jameson, he served in multiple positions at Eyelock Corporation beginning in 2009, including Chief Executive Officer from 2010 to 2018.  Eyelock Corporation provides iris based biometric solutions to various business verticals.  Prior to Eyelock Corporation, he served in various senior executive roles, including as President of Sherwood Valve, a division of Harsco Corporation, and as Chief Executive Officer at Aluma Systems.  Earlier in Mr. Demitrieus’ career, he served in numerous senior accounting and finance roles, including with the public accounting firm of Arthur Andersen & Co.  Mr. Demitrieus holds a Bachelor's in Business Administration from Adelphi University in New York.

Mr. Demitrieus was selected as a member of the Board due to his experience in the field of biometrics, as well as his extensive management, finance and accounting experience, that management believes will provide the Board with valuable insights regarding monetizing the Company’s product offerings and intellectual property.

Douglas Morgan. Mr. Morgan was appointed as a member of the Board of Directors on November 24, 2020. From March 2019 to present, Mr. Morgan has served as an Advisory Board member and Consultant to Clyra Medical Technologies, a biotechnology company specializing in wound healing and antimicrobial solutions, and prior to that as a Consultant to the public parent company, BioLargo (symbol: BLGO) on business strategy and a capital raise.  He is CEO of Performance Strategies, Inc., a business and technology consulting firm where he has worked with companies across numerous sectors including security, payments and biotech, assisting them with financing strategies, market positioning, technology development and IP strategy. Earlier in his career, he helped found Hirsch Electronics, a security systems company known for its patented ScamblePad product.  He served as Hirsch’s VP Engineering managing the development of their entire line of security systems and controllers, and later as a Director helped negotiate Hirsch’s merger with publicly traded Identiv (symbol: INVE) where he again served on the Board of Directors.  He graduated Summa Cum Laude from both MIT with a BS in Computer Science, and Stanford University with an MS in Electrical Engineering, and was also a National Science Foundation Fellow.

Mr. Morgan was selected as a member of the Board due to his past experience in the Security industry, his background in intellectual property development and strategies, and his work and broad experience in business strategy, product definition and market positioning for technology-based companies.

Lauren C. Anderson. Ms. Anderson joined the Company’s Board in February 2021. Ms. Anderson is the founder and Chief Executive Officer of LC Anderson International Consulting, founded in 2013. Ms. Anderson, a former Federal Bureau of Investigation ("FBI") Senior Executive, has a background in high risk, complex, domestic, and international environments and currently serves as an advisor to the U.S. Comptroller General at the Government Accountability Office on international security, intelligence, criminal justice, law enforcement, and women’s leadership. Ms. Anderson also serves as an advisor and special skilled role player for the U.S. Army, and she is an advisor with Stellar Solutions. Ms. Anderson worked in various leadership roles for the FBI from February 1984 until December 2012, and was the FBI Legal Attaché at United States Embassies in France and Morocco from March 2002 through November 2006. Ms. Anderson holds numerous professional awards and certifications, including achievement awards from the Director of National Intelligence, Legal Momentum, LIM College and Muhlenberg College. She is a member of the Council on Foreign Relations, a director emeritus for the Women's Forum of NY, served as a judge for the Women's Safety XPrize and the Stevie Awards, and is a mentor with the Women's Foreign Policy Group and Girl Security. She holds a security clearance and numerous certifications with the United States government. Ms. Anderson has an Honorary Doctorate of Humane Letters, awarded in 2019, by LIM College, New York City, a Bachelor of Arts in Psychology from Muhlenberg College, in Allentown, Pennsylvania, and completed executive programs at each of Harvard Business School, Northwestern University's Kellogg School of Management, Cambridge Judge Business School, and the George C. Marshall European Center for Security Studies in Garmisch, Germany.

Ms. Anderson was selected as a member of the Board due to her extensive experience as a security expert at the highest level within the Federal government, and her relationships with law enforcement and government agencies, each key markets for the Company.

James W. Sight. Mr. Sight joined the Company’s Board in April 2021. Mr. Sight currently serves on the Board of Directors of Griffon Corporation (NYSE: GFF) and Fiduciary Benchmarks Insights, LLC, an independent, private company that provides consulting services to the retirement plan industry. Mr. Sight has been a private investor for over twenty-five years, serving on the boards of numerous public companies, including most recently Photomedex, Inc. (formerly NASDAW: PHMD) from 2010 through 2015. Mr. Sight has over two decades of experience in corporate restructurings and financings, having advised both public companies and creditors in these areas serving as a board member, consultant and on creditors’ committees. From 2007 through 2012, Mr. Sight was a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust (formerly NYSE: FLMP), and served in the office of the REIT’s President; and from 1998 to 2006, he served as a consultant to LSB Industries (NYSE: LXU).

Mr. Sight was selected as a member of the Board due to his capital market experience, as well as his experience working with undervalued companies, that management believes will assist in the Board’s efforts to create value for shareholders as it executes its business plan.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or nominee set forth above during the past ten years.

Board of Directors; Attendance at Meetings

The Board held four meetings and acted by unanimous written consent five times during the year ended December 31, 2020. Each director attended at least 75% of Board meetings during the year ended December 31, 2020. We have no formal policy with respect to the attendance of Board members at annual meetings of shareholders, but encourage all incumbent directors and director nominees to attend each annual meeting of shareholders.

Director Independence

Our Board has determined that all of its current members, other than Ms. Taylor, are “independent” within the meaning of the Nasdaq Stock Market Rules and SEC rules regarding independence.

Board Committees and Charters

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below.

Audit Committee

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management. The Audit Committee currently consists of Messrs. Demitrieus (Committee Chair), and Morgan, each of whom is a non-management member of our Board. Mr. Demitrieus is also our Audit Committee financial expert, as currently defined under current SEC rules. The Audit Committee met four times during the year ended December 31, 2020.  We believe that the composition of our Audit Committee meets the criteria for independence under, and the functioning of our Audit Committee complies with the applicable Nasdaq Stock Market Rules and SEC rules and regulations.

Compensation Committee

The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans. The Compensation Committee currently consists of Messrs. Morgan (Committee Chair) and Demitrieus, each of whom is a non-management member of our Board. The Compensation Committee did not meet during the year ended December 31, 2020. All members of the Compensation Committee currently meet the criteria for independence under the applicable Nasdaq Stock Market Rules and SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Nominating and Corporate Governance Committee currently consists of all the members of the Board. The Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2020.

Board Leadership Structure

Our Board has discretion to determine whether to separate or combine the roles of Chief Executive Officer and Chair of the Board. Prior to the appointment of Kristin Taylor as President and Chief Executive Officer on March 2, 2020, and during the year ended December 31, 2019, S. James Miller held the roles of both Chief Executive Officer and Chair of the Board since 1996, and our Board believed that at the time, his combined role was advantageous to the Company and its shareholders. Currently, Ms. Taylor serves as both Chief Executive Officer and Chair of the Board as the Board believes, at this time, her combined role is advantageous to the Company and its shareholders.

The Board maintains effective independent oversight through a number of governance practices, including open and direct communication with management, input on meeting agendas, and regular executive sessions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements were complied with in a timely manner.

 Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Audit Committee from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Audit Committee members meet privately in executive sessions with representatives of the Company’s independent registered public accountants. The Board also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics policy that applies to our directors and employees (including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). The Company intends to promptly disclose (i) the nature of any amendment to this code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of this code of ethics that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website in the future.  A copy of our Code of Business Conduct and Ethics can be obtained from our website at http://www.iwsinc.com.

Indemnification of Officers and Directors

              To the extent permitted by Delaware law, the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following table sets forth certain information about the compensation paid or accrued during the years ended December 31, 2020 and 2019 to our Chief Executive Officer and each of our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at December 31, 2020, and whose annual compensation exceeded $100,000 during such year or would have exceeded $100,000 during such year if the executive officer were employed by the Company for the entire fiscal year (collectively the “Named Executive Officers”).

Name and Principal Position (1)	Year	Salary	Bonus	Stock Awards	Option Awards(2)(3)	All Other Compensation		Total

Kristin Taylor (4)	2020	$275,000	$-	$-	$-	$11,561	(8)	$286,561
Chief Executive Officer and Chair of the Board	2019	$-	$-	$-	$-	$-		$-

Sudheer Koganti	2020	$131,629	$12,500	$-	$	$-		$144,129
Vice President of Engineering	2019	$-	$-	$-	$-	$-		$-

Chris Dickson	2020	$113,352	$10,359	$-		$40,680	(9)	$164,391
Vice President of Sales	2019	$-	$-	$-	$-	$-		$-

S. James Miller, Jr. (5)	2020	$227,359	$-	$-	$47,250	$72,665	(10)	$347,274
Former Chair of the Board and Former Chief Executive Officer	2019	$400,856	$-	$-	$-	$16,799		$417,655

Jonathan Morris (6)	2020	$168,000	$-	$-	$-	$-		$168,000
Former Senior Vice President and Chief Financial Officer	2019	$-	$-	$-	$-	$-		$-

David Harding (7)	2020	$152,778	$-	$-	$-	$26,086	(11)	$178,864
Former Vice President and Chief Technical Officer	2019	$275,000	$-	$-	$-	$-		$275,000

(1)
Jay B. Lewis served as Senior Vice President and Chief Financial Officer of the Company from January 8, 2021 to April 7, 2021, after the fiscal year end date of December 31, 2020, and therefore has been excluded from the table.

(2)	All option awards were granted under the Company’s 2020 Plan or 1999 Plan.

(3)
The amounts presented in this column do not reflect the cash value or realizable value of option grants to the named executive officers during the year ended December 31, 2020 or 2019. The amounts reflect the grant date fair value of the options awarded in the fiscal years ended December 31, 2020 and 2019, respectively, in accordance with the provisions of FASB ASC Topic 718. We have elected to use the Black-Scholes option-pricing model, which incorporates various assumptions including volatility, expected life, and interest rates. We are required to make various assumptions in the application of the Black-Scholes option-pricing model and have determined that the best measure of expected volatility is based on the historical weekly volatility of our Common Stock. Historical volatility factors utilized in our Black-Scholes computations for options granted during the years ended December 31, 2020 and 2019 ranged from 57% to 83%. We have elected to estimate the expected life of an award based upon the SEC approved “simplified method” noted under the provisions of Staff Accounting Bulletin Topic 14. The expected term used by the Company during the years ended December 31, 2020 and 2019 was 5.17 years. The difference between the actual historical expected life and the simplified method was immaterial. The interest rate used is the risk-free interest rate and is based upon U.S. Treasury rates appropriate for the expected term. Interest rates used in the Company’s Black-Scholes calculations for the years ended December 31, 2020 and 2019 was 2.58%. Dividend yield is zero, as we do not expect to declare any dividends on shares of our Common Stock in the foreseeable future. In addition to the key assumptions used in the Black-Scholes model, the estimated forfeiture rate at the time of valuation is a critical assumption. We have estimated an annualized forfeiture rate of 5.0% for corporate officers, 4.1% for members of the Board and 15.0% for all other employees. We review the expected forfeiture rate annually to determine if that percent is still reasonable based on historical experience.

(4)
Ms. Taylor was appointed as the Company’s President and Chief Executive Officer on March 2, 2020, and received no compensation prior to her employment. Under the terms of Kristin Taylor’s Employment Agreement, dated March 2, 2020, Ms. Taylor is entitled to an option to purchase 1,750,000 shares of Common Stock, which equity award was amended on April 16, 2021 to an option to purchase 27,000,000 million shares, and which was granted as of April 16, 2021.

(5)
Effective November 12, 2020, Mr. Miller, Former Chief Executive Officer of the Company, resigned from his position as a member of the Board of Directors of the Company. Although Mr. Miller currently provides consulting services to the Company under the terms of an Amended and Restated Consulting Agreement (“Consulting Agreement”), such Consulting Agreement terminated on April 12, 2021.

(6)
Mr. Morris was appointed as the Company’s Senior Vice President and Chief Financial Officer on May 1, 2020, and received no compensation prior to his employment. Effective December 31, 2020, Mr. Morris’s employment as an officer and employee of the Company was terminated by mutual agreement between Mr. Morris and the Company.

(7)	Effective July 21, 2020, Mr. Harding resigned from his position with the Company.

(8)	Includes group benefits paid to all employees of the Company.

(9)	Includes $31,126 paid to Mr. Dickson in commissions earned during the fiscal year, and $9,554 in group benefits paid to all employees of the Company.

(10)	Includes $39,315 in accrued paid time off paid to Mr. Miller upon his resignation, and $33,350 in group benefits paid to all employees of the Company.

(11)	Includes $17,029 in accrued paid time off paid to Mr. Harding upon his resignation, and $9,057 in group benefits paid to all employees of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive awards held by each of the then Named Executive Officers outstanding as of December 31, 2020:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)
Named Executive Officers (1)(2)

Sudheer Koganti	-	100,000	0.13	7/29/2030	100,000	$-
Chris Dickson	-	100,000	0.13	7/29/2030	100,000	$-

Former Named Executive Officers

David Harding	-	-	$N/A	N/A	-	$-
S. James Miller, Jr.	-	-	$N/A	N/A	-	$-

(1)
Jay B. Lewis served as Senior Vice President and Chief Financial Officer of the Company from January 8, 2021 to April 7, 2021, after the fiscal year end date of December 31, 2020, and therefore has been excluded from the table.
(2)
Under the terms of Kristin Taylor’s Employment Agreement, dated March 2, 2020, Ms. Taylor is entitled to an option to purchase 1,750,000 shares of Common Stock, which equity award was amended on April 16, 2021 to an option to purchase 27,000,000 million shares, and which has not been granted as of the date of this prospectus.

Employment Agreements

Kristin Taylor. On March 2, 2020, we entered into an employment agreement with Ms. Kristin Taylor, the Company’s President and Chief Executive Officer. This agreement provides for an annual base salary of $330,000 for a period of 24 months effective March 2, 2020. Ms. Taylor’s annual base salary was increased to $350,000 effective February 1, 2021. Ms. Taylor’s employment agreement also provides for (i) the grant of a stock option to purchase 1.75 million shares of the Company's Common Stock, which stock option was subsequently amended on April 16, 2021 to the grant of a stock option to purchase 27,000,000 million shares of Common Stock. Upon issuance, as amended, the stock option shall vest (i) 2.7 million Options immediately upon the date of the Grant, and (ii) the remaining 24.3 million Options over a period of three years with (A) one-third of the remaining 24.3 million Options vest on March 1, 2022; and (iii) the remaining two-thirds vesting in equal monthly amounts for 24 months thereafter; (ii) an annual bonus equal to 100% of Ms. Taylor's annual salary, such bonus to be determined at the discretion of the Company’s Board In the event of termination of her employment other than by reason of death or disability, or for cause, the employment agreement is also anticipated to provide Ms. Taylor with certain severance payments, including continuation of her salary for the greater of one year or the remaining term under her employment agreement.

Former Named Executive Officers

S. James Miller, Jr. On October 1, 2005, the Company entered into an employment agreement with Mr. Miller, pursuant to which Mr. Miller served as President and Chief Executive Officer until his resignation on March 2, 2020. On March 2, 2020, the Company entered into a Transition Services Agreement (the “Transition Agreement”) with Mr. Miller, whereby Mr. Miller continued to serve the Company as its Executive Chairman of the Board of Directors until May 2, 2021; however, the Transition Agreement was terminated on November 13, 2020, when the Company and Mr. Miller entered into the Consulting Agreement (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Miller is to provide consulting services for up to 16 hours per week in consideration for the payment to Mr. Miller of a monthly consulting fee of $19,000 payable for five months or through until April 12, 2021 (the “Termination Date”). In addition, Mr. Miller is entitled to a commission equal to 1.0% of all amounts actually paid to the Company resulting from certain contracts and/or purchase orders received by the Company prior to the Termination Date, provided the Company receives at least $1.7 million in revenue from such contracts and/or purchase orders. In all cases, the maximum commission that Mr. Miller may receive based on the foregoing is $228,000. In addition, Mr. Miller was entitled to 525,000 vested restricted stock units (“RSUs”), and his remaining 262,000 RSUs were terminated.

David Harding. On January 1, 2013, the Company entered into an Employment Agreement with Mr. David Harding, pursuant to which Mr. Harding served as the Company’s Vice President and Chief Technical Officer until his resignation on July 21, 2020. The Agreement was originally for a one-year term, ending on December 31, 2013; however, the Agreement was amended to extend the expiration date to December 31, 2020. Under the terms of the Agreement, Mr. Harding was paid a semi-monthly base salary of $9,375. Following his resignation, Mr. Harding received his then current salary accrued through the effective date of his resignation, plus accrued compensation in connection with unused vacation.

Jay B. Lewis. Mr. Lewis joined the Company as its Senior Vice President and Chief Financial Officer on January 7, 2021 until his resignation effective April 7, 2021. Under the terms of a letter agreement between Mr. Lewis and Company, Mr. Lewis was to be paid an annual base salary of $240,000. Following his resignation, Mr. Lewis received his then current salary accrued through the effective date of his resignation.

For purposes of the above-referenced agreements, termination for “cause” means the executive’s commission of a criminal act or an act of fraud, embezzlement, breach of trust or other act of gross misconduct; violations of policies or rules of the Company; refusal to follow the direction given by the Company from time to time or breach of any covenant or obligation under the above-referenced agreements or other agreements with the Company; neglect of duty; misappropriation, concealment, or conversion of any money or property of the Company; intentional damage or destruction of property of the Company; reckless conduct which endangers the safety of other persons or property during the course of employment or while on premises leased or owned by the Company; or a breach of any obligation or requirement set forth in the above-referenced agreements. A “change in control” as used in these agreements generally means the occurrence of any of the following events: (i) the acquisition by any person or group of 50% or more of the Company’s outstanding voting stock; (ii) the consummation of a merger, consolidation, reorganization, or similar transaction other than a transaction: (1) in which substantially all of the holders of the Company’s voting stock hold or receive directly or indirectly 50% or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction, or (2) in which the holders of the Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company); (iii)  there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and the Company’s subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and the Company’s subsidiaries to an entity, 50% or more of the combined voting power of the voting securities of which are owned by the Company’s shareholders in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; or (iv)  individuals who, on the date the applicable agreement was adopted by the Board, are directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the directors; provided, however, that if the appointment or election (or nomination for election) of any new director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the applicable agreement, be considered as a member of the Incumbent Board.

Other than as set forth above, there were no arrangements or understandings between the Company’s Named Executive Officers and any other person pursuant to which they were appointed as officers as of December 31, 2020. None of the Company’s Named Executive Officers as of December 31, 2020 had a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K.

Description of Equity Compensation Plans

2020 Omnibus Stock Incentive Plan

On June 9, 2020, the Company adopted the 2020 Omnibus Stock Incentive Plan (the “2020 Plan”), which reserves for issuance 25.0 million shares of Common Stock thereunder. The purposes of our 2020 Plan are to enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees and consultants, and to motivate those service providers to serve the Company and to expend maximum effort to improve our business results by providing to those service providers an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The 2020 Plan also will allow us to promote greater ownership in our Company by the service providers in order to align the service providers’ interests more closely with the interests of our stockholders. Awards granted under the 2020 Plan are designed to qualify for special tax treatment under Section 422 of the Code.

On January 28, 2021, and February 16, 2021, respectively, our Board and the Majority Shareholders approved an amendment to the 2020 Plan, to increase the number of shares of Common Stock available for issuance under the 2020 Plan by 120.0 million shares, from 25.0 million shares to 145.0 million shares (the “Plan Amendment”). The Plan Amendment became effective as of April 20, 2021.

The 2020 Plan superseded and replaced Company’s 1999 Stock Award Plan (the “1999 Plan”). Any awards outstanding under the 1999 Plan on the date of approval of the 2020 Plan remained subject to the 1999 Plan and no new awards were granted under the 1999 Plan following the adoption of the 2020 Plan. All shares of Common Stock that remained authorized and available for issuance under the 1999 Plan, as well as any shares subject to outstanding awards under the 1999 Plan that subsequently expired, terminated, or were surrendered or forfeited for any reason, without issuance of shares, automatically became available for issuance under the 2020 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2020, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,585,500	$0.19	26,382,377
Equity compensation plans not approved by security holders	-	-	-
Total	2,585,500	$0.19	26,382,377

DIRECTOR COMPENSATION

 Each of our non-employee directors receives a monthly retainer of $3,000 for serving on the Board, which fee may be paid either in cash, options or shares of Common Stock. Audit Committee Board members receive additional monthly compensation of $208, or $458 if the Committee Chair.  Compensation Committee Board members receive additional monthly compensation of $208, or $417 if the Committee Chair. The members of the Board are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with our policies. For the fiscal year ended December 31, 2020 the total amounts of compensation to non-employee directors (excluding reimbursable expenses) was approximately $168,000, of which $23,000 was paid in cash, and the remainder was paid in share-based compensation.

Each of our non-employee directors is also eligible to receive stock option grants under the 2020 Plan. The 2020 Plan was adopted by the Board of Directors to enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees and consultants. Awards granted under the 2020 Plan are designed to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986 (the “Code”). A total of 145.0 million shares of Common Stock are authorized for issuance under the 2020 Plan. The term of stock options granted under the 2020 Plan is ten years, unless otherwise modified by the Board or Compensation Committee. In the event of a merger of us with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving us, an equivalent option will be substituted by the successor corporation; provided, however, that we may cancel outstanding options upon consummation of the transaction by giving at least thirty (30) days’ notice.

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during the year ended December 31, 2020, other than a director who also served as an executive officer:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Current Directors (1)(2)
Douglas Morgan	$3,083	$-	$-	$-	$3,083
James Demitrieus	$4,583	$-	$-	$-	$4,583

Former Directors (3)
David Carey	$6,250	$26,935	$2,993	$-	$36,178
Neal Goldman	$2,083	$24,544	$2,993	$-	$29.620
Guy Steve Hamm	$4,583	$26,935	$2,993	$-	$34.511
Dana Kammersgard	$-	$24,863	$2,993	$-	$27,856
David Loesch	$2,083	$26,935	$2,993	$-	$32,011
John Cronin (4)	$625	$-	$-	$-	$625

(1)
The amounts reflect the grant date fair value of options recognized as compensation in 2020, in accordance with the provisions of FASB ASC Topic 718, and thus may include amounts from awards granted prior to 2020.

(2)	Mr. Sight was appointed to serve as a member of our Board subsequent to December 31, 2020, and therefore has been excluded from the table above.

(3)	Messrs. Carey, Goldman, Hamm, Kammersgard, Loesch and Miller resigned from their positions as a member of our Board on November 12, 2020.

(4)	Mr. Cronin resigned from his position as a member of our Board on April 1, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 8, 2021, we had five classes of voting stock issued and outstanding: (i) Common Stock; (ii) our Series A Preferred; (iii) our Series A-1 Preferred; (iv) our Series B Preferred; and (v) our Series D Preferred. The following tables sets forth information regarding shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series D Preferred and Common Stock beneficially owned as of June 8, 2021.

The following tables set forth information regarding shares of Series A Preferred, Series A-1 Preferred, Series B Preferred, Series D Preferred, and Common Stock beneficially owned as of June 8, 2021 by

(i)
Each of our officers and directors;

(ii)
All officer and directors as a group; and

(iii)
Each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock, Series A Preferred, Series A-1 Preferred, Series B Preferred and Series D Preferred.

Percent ownership is calculated based on 2,329.4 shares of Series A Preferred, 2,238.8 shares of Series A-1 Preferred, 239,400 shares of Series B Preferred, 22,707.3 shares of Series D Preferred and 317,949,129 shares Common Stock outstanding as of June 8, 2021.

Beneficial Ownership of Series A Preferred Name, Address and Title (if applicable) (1)	Series A Preferred Stock (2)(3)	% Ownership of Class (3)
5% Shareholders:

CAP 1 LLC (4) 14000 Quail Spring Parkway, Suite 2200 Oklahoma City, OK 73134	300	12.9%
Wynnefield Partners (5) 450 7th Ave. Suite 509 New York, NY, 10123	150	6.4%
Charles Frischer 4404 52nd Avenue NE Seattle, WA 98105	110.4	4.7%
Neal Goldman 767 Third Avenue, 16th Floor New York, NY 10017	943.4	40.5%

  * less than 1%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series A Preferred are excluded from this table. The business address of each of the executive officers and directors is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.
(2)
In connection with a private placement transaction completed in November and December 23, 2020 (the “ Series D Financing”), all of the outstanding shares of Series A-1 Preferred will be converted into shares of Common Stock over a period of time with 100% of the such outstanding shares being converted by August 1, 2021.
(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(4)
Mr. David Sackler, President of CAP I LLC, may be deemed to have voting and investment discretion over the securities identified herein.
(5)
Wynnefield Partners owns shares in its Wynnefield Partners SmallCap Value Fund, Wynnefield Partners SmallCap Value LP 1 Funds, and its Wynnefield SmallCap Value Offshore Fund.

Beneficial Ownership of Series A-1 Preferred Name, Address and Title (if applicable)(1)	Series A-1 Preferred Stock(2)(3)	% Ownership of Class (3)

5% Shareholders:

CAP 1 LLC (4) 14000 Quail Spring Parkway, Suite 2200 Oklahoma City, OK 73134	300.0	13.4%
Wynnefield Partners (5)
450 7th Ave. Suite 509 New York, NY, 10123	150.0	6.7%
Charles Frischer 4404 52nd Avenue NE Seattle, WA 98105	110.6	4.9%
Neal Goldman 767 Third Avenue, 16th Floor New York, NY 10017	943.4	42.1%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series A-1 Preferred are excluded from this table. The business address of each of the executive officers and directors is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.
(2)
In connection with the Series D Financing , all of the outstanding shares of Series A-1 Preferred will be converted into shares of Common Stock over a period of time with 100% of such outstanding shares being converted by August 1, 2021.
(3)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(4)
Mr. David Sackler, President of CAP I LLC, may be deemed to have voting and investment discretion over the securities identified herein.
(5)
Wynnefield Partners owns shares in its Wynnefield Partners SmallCap Value Fund, Wynnefield Partners SmallCap Value LP 1 Funds, and its Wynnefield SmallCap Value Offshore Fund.

Beneficial Ownership of Series B Preferred Name, Address and Title (if applicable) (1)	Series B Preferred Stock (2)	% Ownership of Class (2)
Darrelyn Carpenter	28,000	12%
Howard Harrison	20,000	8%
Wesley Hampton	16,000	7%
Frederick C. Orton	20,000	8%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series B Preferred are excluded from this table. The business address of each of the executive officers and directors is 11440 W. Bernardo Court, Suite 300, San Diego, California 92127.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Beneficial Ownership of Series D Preferred	Series D Preferred	% Ownership of
Name, Address and Title (if applicable) (1)	Stock (2)	Class (2)

Blackwell Partners LLC (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	2,446.7	10.8%
Nantahala Capital Partners Limited Partnership (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	955.4	4.2%
Nantahala Capital Partners II Limited Partnership (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	2,783.9	12.3%
Nantahala Capital Partners SI LP (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	7,218.9	31.8%
NCP QR LP (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	1,106.5	4.9%
Plum Investments L.P. (4)
1807 S. San Gabriel Blvd.
San Gabriel, CA 91776	1,525.0	6.7%
Silver Creek CS SAV, L.L.C. (3)
c/o Nantahala Capital Management, LLC
19 Old Kings Highway South, Suite 200
Darien, CT 06820	729.6	3.2%

* less than 1%

(1)
Each of the Company’s Named Executive Officers and directors who do not hold shares of Series D Preferred are excluded from this table.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(3)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. Wilmot B. Harkley and Daniel Mack, as principles of Nantahala Capital Management, LLC, may be deemed to hold voting and dispositive power over the shares identified herein. The above shall not be deemed to be an admission by the record owners or these selling shareholders that they are themselves beneficial owners of these shares of securities for purposes of Section 13(d) of the Exchange Act or any other purpose. The above shall not be deemed to be an admission by the record owners that they are themselves beneficial owners of these shares of Series D Preferred for purposes of Section 13(d) of the Exchange Act or any other purpose.
(4)
Tom Y. Lee, G.P. of Plum Investments L.P., may be deemed to hold voting and dispositive power over the shares identified herein.

Beneficial Ownership of Common Stock

Percentage of beneficial ownership is calculated based on 317,949,129 shares of common stock outstanding as of June 8, 2021. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants, preferred stock or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of June 8, 2021.

To calculate a stockholder’s percentage of beneficial ownership of common stock, we must include in the numerator and denominator those shares of common stock underlying options, warrants, preferred stock, and other convertible securities that such stockholder is considered to beneficially own. Shares of common stock underlying options, warrants, preferred stock and convertible securities held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

The following table gives effect to the shares of common stock issuable within 60 days of June 8, 2021, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date.

	Number	Percent
Name and Address	of Shares (1)	of Class (2)
Directors and Named Executive Officers:
Kristin Taylor, President and Chief Executive Officer (3)	2,700,000	*
James M. Demitrieus (4)	987,500	*
Douglas Morgan (5)	987,500	*
Lauren C. Anderson (6)	250,000	*
James W. Sight (7)	4,693,857	1.5%
Total beneficial ownership of Directors and Named Executive Officers as a group (five persons):	9,618,857	3.0%

5% Shareholders:
Blackwell Partners LLC (8)(9) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	42,854,985	13.5%
Nantahala Capital Partners Limited Partnership (9)(10) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	16,823,604	5.3%
Nantahala Capital Partners II Limited Partnership (9)(11) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	48,614,792	15.3%
Nantahala Capital Partners SI LP(9)(12) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	126,910,244	39.9%
NCP QR LP (5)(13) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	19,662,529	6.2%
Neal Goldman (14) 767 Third Avenue, 16th Floor New York, NY10017	86,793,780	26.2%
Plum Investments (15) 1807 S. San Gabriel Blvd. San Gabriel, CA 91776	39,695,738	12.5%
Silver Creek CS, SAV, L.L.C (9)(16) c/o Nantahala Capital Management, LLC 19 Old Kings Highway South, Suite 200 Darien, CT 06820	12,882,112	4.1%
W Ryan Goldman (17) 570 Lawrence Ave Westfield, NJ. 07060	17,324,185	5.4%
Shellback Financial (18) 16045 54th Ave N Minneapolis, MN. 55446	17,444,254	5.5%

* less than 1%

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options, warrants, or other convertible securities that have not vested, are not convertible, or that are not otherwise exercisable as of the date hereof, or which will not become vested, convertible or exercisable within 60 days of June 8, 2021.

(2)
Percentages are rounded to the nearest one-tenth of one percent. Percentages are based on 317,949,129 shares of Common Stock outstanding as of June 8, 2021. Options, warrants, and other convertible securities that are presently convertible or exercisable, or convertible or exercisable within 60 days of June 8, 2021 are deemed to be beneficially owned by the shareholder holding the options, warrants, or other convertible securities for the purpose of computing the percentage ownership of that shareholder, but are not treated as outstanding for the purpose of computing the percentage of any other shareholder.

(3)	Represents 2,700,000 shares of Common Stock issuable upon the conversion of stock options.

(4)	Represents 987,500 shares of Common Stock issuable upon the conversion of stock options.

(5)	Represents 987,500 shares of Common Stock issuable upon the conversion of stock options.

(6)	Represents 250,000 shares of Common Stock issuable upon the conversion of stock options.

(7)
Includes 1,766,724 shares issuable upon the conversion of approximately 103 shares of Series D Preferred, 2,802,133 shares of Common Stock owned by James Sight, and 125,000 shares of Common Stock issuable upon the conversion of stock options.

(8)
Includes 41,967,410 shares issuable upon the conversion of approximately 2,446.7 shares of Series D Preferred issued in the Series D Financing, of which 1,280 shares of Series D Preferred were received in exchange for 128 shares of Series C Preferred on November 12, 2020.

(9)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of this entity as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. Wilmot B. Harkley and Daniel Mack, as principles of Nantahala Capital Management, LLC, may be deemed to hold voting and dispositive power over the shares identified herein. The above shall not be deemed to be an admission by the record owners or these selling shareholders that they are themselves beneficial owners of these shares of securities for purposes of Section 13(d) of the Exchange Act or any other purpose.

(10)	Includes 16,387,650 shares issuable upon the conversion of approximately 955.4 shares of Series D Preferred.
(11)	Includes 47,751,286 shares issuable upon the conversion of approximately 2,783.9 shares of Series D Preferred.
(12)
Includes 123,823,328 shares issuable upon the conversion of approximately 7,218.9 shares of Series D Preferred issued in the Series D Financing, of which 3,970 shares of Series D Preferred were received in exchange for 397 shares of Series C Preferred on November 12, 2020.

(13)	Includes 18,979,417 shares issuable upon the conversion of approximately 1,106.5 shares of Series D Preferred.
(14)
Includes 4,717,000 shares issuable upon the conversion of Series A Preferred, 4,717,000 shares issuable upon the conversion of Series A-1 Preferred, 4,058,319 shares issuable upon the conversion of Series D Preferred, and 37,613 shares issuable upon the exercise of warrants exercisable within 60 days of June 8, 2021. Mr. Goldman exercises sole voting and dispositive power over 72,285,003 shares, including the aforementioned Series A conversion shares, Series A-1 conversion shares, Series D conversion shares, stock options and warrants, and shared voting and dispositive power over 14,508,777 reported shares, of which 3,000,000 shares are owned by the Goldman Family 2012 GST Trust, 11,361,077 are held in an individual retirement account, and 147,700 shares are owned by The Neal and Marlene Goldman Foundation.

(15)
Includes 26,157,804 shares issuable upon the conversion of 1,525 shares of Series D Preferred. Tom Y. Lee, G.P. of Plum Investments L.P., may be deemed to hold voting and dispositive power over the shares identified herein.

(16)	Includes 12,514,580 shares issuable upon the conversion of approximately 729.6 shares of Series D Preferred.
(17)	Includes 17,324,185 shares issuable upon the conversion of approximately 1,010 shares of Series D Preferred.

(18)	Includes 17,444,254 shares issuable upon the conversion of approximately 1,017 shares of Series D Preferred.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Notes Payable

Factoring Agreement

On February 12, 2020, the Company entered into a factoring agreement (the "Factoring Agreement") with a former member of the Company’s Board of Directors (the "Factoring Lender"). Under the Factoring Agreement, the Company received $350,000 in proceeds (the "Factoring Principal") in the form of a loan, bearing interest at a rate of 1% for every seven days until the Factoring Principal and accrued interest are paid in full, with a maturity date of March 4, 2020. Pursuant to the Factoring Agreement, repayment of the Factoring Principal and accrued interest was secured by certain of the Company’s trade accounts receivable approximating $500,000 (the "Factoring Collateral"). During the twelve months ended December 31, 2020, the Company recorded approximately $45,000 in interest expense related to the Factoring Agreement. In May 2020, the Company repaid $35,000 in accrued interest to the Factoring Lender. As a condition to the consummation of the Company's offer and sale (the "Closing") of shares of its Series D Convertible Preferred Stock, par value $0.01 ("Series D Preferred") (the "Series D Financing"), the Factoring Lender agreed to settle the entire Factoring Principal plus accrued interest and release the Company from liabilities due under the Factoring Agreement in exchange for a one-time payment of $360,000 (the "Factoring Settlement") to be made upon the Closing, and out of the proceeds, of the Series D Financing. On November 16, 2020, the Company fulfilled its obligation under the Factoring Settlement, thereby releasing it from its obligation under the Factoring Agreement.

Convertible Promissory Notes

During the year ended December 31, 2020, the Company received advances from another former member of the Board of Directors (the "Board Lender") in the aggregate amount of $450,000. On June 29, 2020, the Company executed a promissory note (the "Board Note") in the favor of the Board Lender in the principal amount of $450,000 (the "Board Note Principal"), pursuant to which the Board Note Principal accrued simple interest at the rate of 5% per annum and was convertible into shares of the Company's Common Stock at $0.16 per share of Common Stock at the election of the Board Lender. The Board Note was to mature on the earlier to occur of (i) October 13, 2020, or (ii) on such date that the Company consummates a debt and/or equity financing resulting in net proceeds to the Company of at least $3.0 million.

Also, during the year ended December 31, 2020, the Company received advances from an additional former member of the Board of Directors (the "Second Board Lender") in the aggregate amount of $100,000. On June 29, 2020, the Company executed a promissory note (the "Second Board Note", and collectively with the Board Note, the "Board Notes") in the principal amounts of $100,000 (the "Second Board Note Principal"), pursuant to which the Second Board Note Principal accrued simple interest at the rate of 5% per annum and was convertible into shares of the Company’s Common Stock at $0.16 per share of Common Stock at the election of the Second Board Lender. The Second Board Note was to mature on the earlier to occur of (i) October 13, 2020, or (ii) on such date that the Company consummates a debt and/or equity financing resulting in net proceeds to the Company of at least $3.0 million.

On November 12, 2020, in connection with the Closing of the Series D Financing, the Board Lenders entered into (i) Debt Exchange Agreements (collectively, the "Debt Exchange Agreements"), and (ii) Satisfaction and Release Agreements (collectively, the "Release Agreements"), for the purpose of satisfying certain obligations of the Company arising under (i) the Board Note, and (ii) the Second Board Note. Pursuant to the Debt Exchange Agreements and Release Agreements: (a) one-half of the Board Note Principal plus accrued interest, totaling approximately $232,000 was converted into 231.6 shares of Series D Preferred at a rate of $1,000 per share of Series D Preferred, with the remaining one-half of the Board Note Principal plus accrued interest, totaling approximately $232,000, to be paid to the Board Lender in cash out of proceeds of the Series D Financing, in full satisfaction of the Company's obligations under the Board Note; and (b) the entire Second Board Note Principal plus accrued interest, totaling approximately $103,000, was converted into 102.8 shares of Series D Preferred at a rate of $1,000 per share of Series D Preferred, in full satisfaction of the Company's obligations under the Second Board Note.

Professional Services Agreement

During the year ended December 31, 2020, the Company entered into professional services agreement with a firm affiliated with a member of the Company’s Board at the time the parties entered into the agreement. The Company made no payments pursuant to this agreement during the twelve months ended December 31, 2020 and made payment of approximately $34,000 during three months ended March 31, 2021. The Company has the right to terminate the agreement on thirty days written notice at any time.

Review, Approval or Ratification of Transactions with Related Persons

As provided in the charter of our Audit Committee, it is our policy that we will not enter into any transactions required to be disclosed under Item 404 of the SEC’s Regulation S-K unless the Audit Committee or another independent body of our Board first reviews and approves the transactions.

In addition, pursuant to our Code of Ethical Conduct and Business Practices, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock does not trade on an established securities exchange. Our Common Stock is quoted under the symbol “IWSY” on the OTCQB marketplace. Any OTCQB marketplace quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. We have filed an application to list our Common Stock on the NASDAQ Capital Market.

The following table sets forth the high and low sale prices for our Common Stock for each quarter in 2021, 2020, and 2019:

2021 Fiscal Quarters	High	Low
First Quarter	$0.19	$0.08
Second Quarter (through June 8, 2021)	$0.08	$0.0568

2020 Fiscal Quarters	High	Low
First Quarter	$0.54	$0.10
Second Quarter	$0.50	$0.13
Third Quarter	$0.44	$0.08
Fourth Quarter	$0.13	$0.07

2019 Fiscal Quarters	High	Low
First Quarter	$1.80	$0.75
Second Quarter	$1.60	$0.88
Third Quarter	$0.95	$0.38
Fourth Quarter	$0.50	$0.23

Holders

As of June 8, 2021, we had approximately 283 registered holders of record of our Common Stock. A significant number of our shares of Common Stock were held in street name and, as such, we believe that the actual number of beneficial owners of our Common Stock is significantly higher.

Dividends

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

As of December 31, 2020 and 2019, we had no cumulative undeclared dividends on our Series A Preferred, Series A-1 Preferred, and Series D Preferred. As of March 31, 2021 and December 31, 2020, we had cumulative undeclared dividends of approximately $21,000 and $8,000, respectively, relating to our Series B Preferred.

Recent Sales of Unregistered Securities

We issued certain equity securities in unregistered transactions during fiscal year 2020 and 2019. All securities issued in non-registered transactions were issued in reliance on Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act and were reported in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K filed with the Securities and Exchange Commission during the fiscal year ended December 31, 2020 and 2019 and through the date of this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Disclosure Law Group, a Professional Corporation, San Diego, California (“DLG”).

EXPERTS

The consolidated financial statements of ImageWare Systems, Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, included in this registration statement, of which this prospectus forms a part, have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph related to the existence of substantial doubt about the Company’s ability to continue as a going concern) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We make available, free of charge, at our corporate website www.iwsinc.com copies of our annual reports filed with the SEC on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and all amendments to these reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. We also provide copies of our Forms 8-K, 10-K, 10-Q, and proxy statements at no charge to investors upon request. Additionally, all reports filed by us with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

IMAGEWARE SYSTEMS, INC.

IMAGEWARE SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, except for share and per share data)

	March 31,	December 31,
	2021	2020
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$5,056	$8,345
Accounts receivable, net of allowance for doubtful accounts of $5 at March 31, 2021 and December 31, 2020.	493	577
Inventory, net	88	40
Other current assets	625	196
Total Current Assets	6,262	9,158

Property and equipment, net	112	155
Other assets	525	458
Operating lease right-of-use assets	1,462	1,557
Intangible assets, net of accumulated amortization	55	58
Goodwill	3,416	3,416
Total Assets	$11,832	$14,802

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$974	$1,007
Deferred revenue	777	903
Accrued expense	1,006	1,130
Operating lease liabilities, current portion	435	421
Derivative liabilities	22,850	24,128
Note payable, current portion	1,107	918
Total Current Liabilities	27,149	28,507

Other long-term liabilities	65	65
Note payable, net of current portion	464	653
Lease liabilities, net of current portion	1,178	1,297
Pension obligation	2,518	2,531
Total Liabilities	31,374	33,053

Mezzanine Equity:
Series D Convertible Redeemable Preferred Stock, $0.01 par value, designated 26,000 shares, 23,111 and 22,863 shares issued at March 31, 2021 (unaudited) and December 31, 2020, respectively and 22,757 and 22,863 shares outstanding at March 31, 2021 (unaudited) and December 31, 2020, respectively; liquidation preference $22,757 and $22,863 at March 31, 2021 (unaudited) and December 31, 2020, respectively.	3,391	1,572

Shareholders’ Deficit:
Preferred stock, authorized 5,000,000 shares:
Series A Convertible Redeemable Preferred Stock, $0.01 par value; designated 38,000 shares, 37,467 shares issued at March 31, 2021 (unaudited) and December 31, 2020, and 6,149 and 14,911 shares outstanding at March 31, 2021 (unaudited) and December 31, 2020, respectively; liquidation preference $6,149 and $14,911 at March 31, 2021 (unaudited) and December 31, 2020, respectively.	—	—
Series A-1 Convertible Redeemable Preferred Stock, $0.01 par value; designated 38,000 shares, 37,467 shares issued at March 31, 2021 (unaudited) and December 31, 2020, and 5,922 and 14,782 shares outstanding at March 31, 2021 (unaudited) and December 31, 2020, respectively; liquidation preference $5,922 and $14,782 at March 31, 2021 (unaudited) and December 31, 2020, respectively.	—	—
Series B Convertible Redeemable Preferred Stock, $0.01 par value; designated 750,000 shares, 389,400 shares issued and 239,400 shares outstanding at March 31, 2021 (unaudited) and December 31, 2020, respectively; liquidation preference $620 and $607 at March 31, 2021 (unaudited) and December 31, 2020, respectively.	2	2
Common Stock, $0.01 par value, 1,000,000,000 shares authorized; 276,749,448 and 180,096,317 shares issued at March 31, 2021 (unaudited) and December 31, 2020, respectively, and 276,742,744 and 180,089,613 shares outstanding at March 31, 2021 (unaudited) and December 31, 2020, respectively.	2,766	1,801
Additional paid-in capital	191,585	193,652
Treasury stock, at cost 6,704 shares	(64)	(64)
Accumulated other comprehensive loss	(1,935)	(1,989)
Accumulated deficit	(215,287)	(213,225)
Total Shareholders’ Deficit	(22,933)	(19,823)
Total Liabilities, Mezzanine Equity and Shareholders’ Deficit	$11,832	$14,802

The accompanying notes are an integral part of these condensed consolidated financial statements.

IMAGE WARE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product	$56	$150
Maintenance	677	646
	733	796
Cost of revenue:
Product	9	21
Maintenance	110	98
Gross profit	614	677

Operating expense:
General and administrative	1,347	983
Sales and marketing	724	1,058
Research and development	1,168	1,868
Depreciation and amortization	18	18
	3,257	3,927
Loss from operations	(2,643)	(3,250)

Interest (income) expense, net	—	24
(Gain) loss on change in fair value of derivative liabilities	(1,172)	(197)
Loss on extinguishment of derivative liabilities	335	—
Other (income) expense, net	25	—
Other components of net periodic pension expense	54	47
Loss before income taxes	(1,885)	(3,124)
Income tax expense	—	—
Net loss	(1,885)	(3,124)
Preferred dividends and preferred stock discount accretion	(2,255)	(1,374)
Net loss available to common shareholders	$(4,140)	$(4,498)

Basic and diluted loss per common share - see Note 3:
Basic and diluted loss per share available to common shareholders	$(0.02)	$(0.04)
Basic and diluted weighted-average shares outstanding	245,829,914	116,196,197

The accompanying notes are an integral part of these condensed consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Net loss	$(1,885)	$(3,124)
Other comprehensive income (loss):
Foreign currency translation adjustment	54	31
Comprehensive loss	$(1,831)	$(3,093)

The accompanying notes are an integral part of these condensed consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
(In Thousands, except share amounts)
(Unaudited)

	Series A Convertible, Redeemable Preferred		Series A-1 Convertible, Redeemable Preferred		Series B Convertible, Redeemable Preferred		Common Stock		Treasury Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Total

Balance at December 31, 2020	14,911	$-	14,782	$-	239,400	$2	180,096,317	$1,801	(6,704)	$(64)	$193,652	$(1,989)	$(213,225)	$(19,823)

Accretion of Preferred Stock discount	-	-	-	-	-	-	-	-	-	-	(1,817)	-	-	(1,817)
Stock-based compensation expense and issuance of RSUs	-	-	-	-	-	-	161,168	2	-	-	76	-	-	78
Issuance of common stock in lieu of cash	-	-	-	-	-	-	242,647	2	-	-	19	-	-	21
Issuance of common stock pursuant to warrant exercise	-	-	-	-	-	-	400	-	-	-	-	-	-	-
Conversion of Series A Preferred to Common Stock	(8,762)	-	-	-	-	-	43,819,500	438	-	-	(438)	-	-	-
Conversion of Series A-1 Preferred to Common Stock	-	-	(8,860)	-	-	-	44,300,000	443	-	-	(443)	-	-	-
Conversion of Series D Preferred to Common Stock	-	-	-	-	-	-	6,115,324	59	-	-	630	-	(2)	687
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	54	-	54
Dividends on Series A Preferred stock, $(10.50)/share	-	-	-	-	-	-	1,050,826	11	-	-	81	-	(92)	-
Dividends on Series A-1 Preferred stock, $(9.75)/share	-	-	-	-	-	-	963,266	10	-	-	73	-	(83)	-
Dividends on Series D Preferred stock, $(90.90)/share	-	-	-	-	-	-	-	-	-	-	(248)	-	-	(248)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(1,885)	(1,885)
Balance at March 31, 2021	6,149	$-	5,922	$-	239,400	$2	276,749,448	$2,766	(6,704)	$(64)	$191,585	$(1,935)	(215,287)	(22,933)

The accompanying notes are an integral part of these condensed consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
(In Thousands, except share amounts)
(Unaudited)

	Series A Convertible, Redeemable Preferred		Series B Convertible, Redeemable Preferred		Common Stock		Treasury Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Total

Balance at December 31, 2019	37,467	$-	239,400	$2	113,353,176	$1,133	(6,704)	$(64)	$195,079	$(1,741)	$(203,171)	$(8,762)

Accretion of Preferred Stock discount	-	-	-	-	-	-	-	-	(175)	-	-	(175)
Issuance of common stock net of financing costs	-	-	-	-	10,000,000	100	-	-	1,287	-	-	1,387
Stock-based compensation expense	-	-	-	-	-	-	-	-	124	-	-	124
Common stock issued in exchange for unexercised options	-	-	-	-	400,000	4	-	-	58	-	-	62
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	31	-	31
Dividends on Series A Preferred stock, $(25.01)/share	-	-	-	-	-	-	-	-	-	-	(937)	(937)
Dividends on Series C Preferred stock, $(250.00)/share	-	-	-	-	-	-	-	-	-	-	(250)	(250)
Net loss	-	-	-	-	-	-	-	-	-	-	(3,124)	(3,124)
Balance at March 31, 2020	37,467	$-	239,400	$2	123,753,176	$1,237	(6,704)	$(64)	$196,373	$(1,710)	$(207,482)	$(11,644)

The accompanying notes are an integral part of these condensed consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(1,885)	$(3,124)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	18	18
Loss on disposal of fixed assets	82	—
Stock-based compensation	78	124
Issuance of common stock in exchange for unexercised options	—	62
Issuance of common stock as compensation in lieu of cash	21	—
Change in fair value of derivative liabilities	(1,172)	(197)
Loss on extinguishment of derivative liabilities	335	—
Change in assets and liabilities:
Accounts receivable	84	168
Inventory	(48)	(64)
Other assets	(495)	30
Operating lease right-of-use assets	(10)	(3)
Accounts payable	(33)	662
Deferred revenue	(129)	234
Accrued expense	(123)	102
Pension obligation	(13)	8
Total adjustments	(1,405)	1,144
Net cash used in operating activities	(3,290)	(1,980)

Cash flows from investing activities
Purchase of property and equipment	(53)	—
Net cash used in investing activities	(53)	—

Cash flows from financing activities
Proceeds from issuance of common stock, net	—	622
Proceeds from issuance of related party notes payable	—	350
Net cash provided by financing activities	—	972

Effect of exchange rate changes on cash and cash equivalents	54	31
Net decrease in cash and cash equivalents	(3,289)	(977)

Cash and cash equivalents at beginning of period	8,345	1,030

Cash and cash equivalents at end of period	$5,056	$53

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Summary of non-cash investing and financing activities:
Stock dividends on Series A Convertible Redeemable Preferred Stock	$92	$937
Stock dividends on Series A-1 Convertible Redeemable Preferred Stock	$83	$250
Stock dividends on Series D Convertible Redeemable Preferred Stock	$248	—
Accretion of discount on Series C Convertible Redeemable Preferred Stock	$—	$175
Accretion of discount on Series D Convertible Redeemable Preferred Stock	$1,817	$—
Conversion of Series A Convertible Redeemable Preferred Stock into Common Stock	$438	—
Conversion of Series A-1 Convertible Redeemable Preferred Stock into Common Stock	443	—
Stock subscription receivable	$—	765

The accompanying notes are an integral part of these condensed consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1.  DESCRIPTION OF BUSINESS AND OPERATIONS

Overview

As used in this Quarterly Report, “we”, “us”, “our”, “ImageWare”, “ImageWare Systems” or the “Company” refers to ImageWare Systems, Inc. and all of its subsidiaries. ImageWare Systems, Inc. is incorporated in the state of Delaware. The Company is a pioneer and leader in the emerging market for biometrically enabled software-based identity management solutions. Using those human characteristics that are unique to us all, the Company creates software that provides a highly reliable indication of a person’s identity. The Company’s “flagship” product is the patented IWS Biometric Engine®. The Company’s products are used to manage and issue secure credentials, including national IDs, passports, driver licenses and access control credentials. The Company’s products also provide law enforcement with integrated mug shot, fingerprint LiveScan and investigative capabilities. The Company also provides comprehensive authentication security software using biometrics to secure physical and logical access to facilities or computer networks or internet sites. Biometric technology is now an integral part of all markets the Company addresses, and all the products are integrated into the IWS Biometric Engine.

The Company's common stock, par value $0.01 per share (the "Common Stock"), trades under the symbol "IWSY" on the OTCQB Marketplace.

Liquidity, Going Concern and Management’s Plan

Historically, our principal sources of cash have included customer payments from the sale of our products, proceeds from the issuance of common and preferred stock and proceeds from the issuance of debt. Our principal uses of cash have included cash used in operations, product development, and payments relating to purchases of property and equipment. We expect that our principal uses of cash in the future will be for product development, including customization of identity management products for enterprise and consumer applications, further development of intellectual property, development of Software-as-a-Service (“SaaS”) capabilities for existing products as well as general working capital requirements. Management expects that, as our revenue grows, our sales and marketing and research and development expense will continue to grow, albeit at a slower rate and, as a result, we will need to generate significant net revenue to achieve and sustain positive cash flows from operations. Historically the Company has not been able to generate sufficient net revenue to achieve and sustain positive cash flows from operations and management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

At March 31, 2021 and December 31, 2020, we had negative working capital of $20,887,000 and $19,349,000, respectively. Included in our negative working capital as of March 31, 2021 are $22,850,000 of derivative liabilities which are not required to be settled in cash except in the event of the consummation of a Change of Control or at any time after the fourth anniversary of the Series D Preferred issuance, at which time the holders of the Series D Preferred may require the Company to redeem in cash any or all of the holder’s outstanding Series D Preferred at an amount equal to the Series D Liquidation Preference Amount. At March 31, 2021 the Liquidation Preference Amount totaled $22,757,000. Considering the financings consummated in 2020, as well as our projected cash requirements, and assuming we are unable to generate incremental revenue, our available cash will be insufficient to satisfy our cash requirements for the next twelve months from the date of this filing. At May 14, 2021, cash on hand approximated $3,661,000. Based on the Company’s rate of cash consumption in the first quarter of 2021 and the last quarter of 2020, the Company estimates it will need additional capital in the third quarter of 2021 and its prospects for obtaining that capital are uncertain. As a result of the Company’s historical losses and financial condition, there is substantial doubt about the Company’s ability to continue as a going concern.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect the Company's operations and those of third parties on which the Company relies. Additionally, as the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the financial markets may reduce our ability to access capital, which could negatively impact the Company's short-term and long-term liquidity. These effects could have a material impact on the Company's liquidity, capital resources, operations and business and those of the third parties on which the Company relies.

To address our working capital requirements, management has begun instituting several cost cutting measures and may seek additional equity and/or debt financing through the issuance of additional debt and/or equity securities. Other than the Lincoln Purchase Agreement, there are currently no financing arrangements to support our projected cash shortfall, including commitments to purchase additional debt and/or equity securities, or other agreements, and no assurances can be given that we will be successful in raising additional debt and/or equity securities, or entering into any other transaction that addresses our ability to continue as a going concern.

 In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to continue to raise capital and generate positive cash flows from operations. However, the Company operates in markets that are emerging and highly competitive. There is no assurance that the Company will be able to obtain additional capital, operate at a profit or generate positive cash flows in the future. Therefore, management’s plans do not alleviate the substantial doubt of the Company’s ability to continue as a going concern.

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Recent Developments

Charter Amendment

Our Certificate of Incorporation as of March 31, 2021 authorizes a total of 1.0 billion shares of Common Stock for issuance. Effective as of January 28, 2021 and February 16, 2021, respectively, our Board of Directors and the Majority Shareholders approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1.0 billion shares to 2.0 billion shares, resulting in a total increase of 1.0 billion authorized shares of Common Stock. The increase in the number of authorized shares of Common Stock became effective upon filing the Certificate of Amendment with the Delaware Division of Corporations on April 21, 2021.

Coronavirus (COVID-19) Pandemic

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (“COVID-19”) a global pandemic and recommended containment and mitigation measures worldwide. As of May 2021, the global outbreak of COVID-19 continues to rapidly evolve, and the extent to which COVID-19 may impact our business and markets we serve will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken both in the United States and other countries. We are continuing to vigilantly monitor the situation with our primary focus on health and safety of our employees and clients.

The Series D Financing

On November 12, 2020 and December 23, 2020, the Company consummated private placements of 12,060 shares of its Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred"), resulting in gross proceeds to the Company of $12.06 million, less fees and expenses (the “Series D Financing”). The gross proceeds include approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Notes”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance of the Series D Preferred was made pursuant to securities purchase agreements, dated September 28, 2020 (the "Purchase Agreement"), by and between the Company and certain accredited investors (the "Purchasers"), for the sale of the Series D Preferred at a purchase price of $1,000 per share of Series D Preferred. The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into shares of the Company’s Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (the "Series D Certificate"). Dividends on shares of Series D Preferred will be paid prior to any junior securities and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of shares of Series D Preferred.

On the fourth anniversary of the Issuance Date (as defined in the Series D Certificate), or in the event of the consummation of a Change of Control (as defined in the Series D Certificate), if any shares of Series D Preferred are outstanding, then each holder of Series D Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series D Preferred at the Liquidation Preference Amount per share of Series D Preferred plus an amount equal to all accrued but unpaid dividends, if any, (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash.

In connection with the sale of the Series D Preferred, we granted certain registration rights to the Investors with respect to the Conversion Shares and Dividend Shares, pursuant to a Registration Rights Agreement by and among us and the Investors. The registration statement registering the Conversion Shares and Dividend Shares was declared effective by the United States Securities and Exchange Commission (the “SEC”) on February 12, 2021.

NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PRESENTATION

Basis of Presentation

The accompanying condensed consolidated balance sheet as of December 31, 2020, which has been derived from audited financial statements, and the unaudited interim condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the SEC related to a quarterly report on Form 10-Q. Certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The interim financial statements reflect all adjustments, which, in the opinion of management, are necessary for a fair statement of the results for the periods presented. All such adjustments are of a normal and recurring nature. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2020, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on April 5, 2021.

Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021, or any other future periods.

Significant Accounting Policies

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company’s wholly-owned subsidiaries are: XImage Corporation, a California Corporation; ImageWare Systems ID Group, Inc., a Delaware corporation (formerly Imaging Technology Corporation); I.W. Systems Canada Company, a Nova Scotia unlimited liability company; ImageWare Digital Photography Systems, LLC, a Nevada limited liability company (formerly Castleworks LLC); Digital Imaging International GmbH, a company formed under German laws; and Image Ware Mexico S de RL de CV, a company formed under Mexican laws. All significant intercompany transactions and balances have been eliminated.

Operating Cycle

Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying condensed consolidated balance sheets, although they will be liquidated in the normal course of contract completion which may take more than one operating cycle.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenue and expense during the reportingperiod. Significant estimates include the evaluation of our ability to continue as a going concern, the allowance for doubtful accounts receivable, assumptions used in the Black-Scholes model to calculate the fair value of share based payments, fair valueof financial instruments issued with and affected by the Series D Preferred Financing, assumptions used in the application of revenue recognition policies, and assumptions used in the application of fair value methodologies to calculate the fair value of pension assets and obligations. Actual results could differ from estimates.

Accounts Receivable

In the normal course of business, the Company extends credit without collateral requirements to its customers that satisfy pre-defined credit criteria. Accounts receivable are recorded net of an allowance for doubtful accounts. Accounts receivable are considered delinquent when the due date on the invoice has passed. The Company records its allowance for doubtful accounts based upon its assessment of various factors. The Company considers historical experience, the age of the accounts receivable balances, the credit quality of its customers, current economic conditions and other factors that may affect customers’ ability to pay to determine the level of allowance required. Accounts receivable are written off against the allowance for doubtful accounts when all collection efforts by the Company have been unsuccessful.

Inventories

Finished goods inventories are stated at the lower of cost, determined using the average cost method, or net realizable value. See Note 4.

Property, Equipment and Leasehold Improvements

Property and equipment, consisting of furniture and equipment, are stated at cost and are being depreciated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to five years. Maintenance and repairs are charged to expense as incurred. Major renewals or improvements are capitalized. When assets are sold or abandoned, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized. Expenditures for leasehold improvements are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including accounts receivable, accounts payable, accrued expense, and deferred revenue, the carrying amounts approximate fair value due to their relatively short maturities.

Lease Liabilities and Operating Lease Right-of-Use Assets

The Company is a party to certain contractual arrangements for office space which meet the definition of leases under Accounting Standards Codification (“ASC”) Topic 842 – Leases (“ASC 842”). In accordance with ASC 842, the Company has determined that such arrangements are operating leases and accordingly the Company has, as of January 1, 2019, initially recorded operating lease right-of-use assets and related lease liability for the present value of the lease payments over the lease terms using the Company’s estimated weighted-average incremental borrowing rate of approximately 14.5% using a capital asset pricing model. The Company has utilized the practical expedient regarding lease and nonlease components and has combined such items into a single combined component. The Company has also utilized the practical expedient regarding leases of twelve months or less and has excluded such leases from its computation of lease liability and related right-of-use assets.

Revenue Recognition

In accordance with ASC 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principle of the standard is that we should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. To achieve that core principle, we apply the following five step model:

1.	Identify the contract with the customer;

2.	Identify the performance obligation in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) each performance obligation is satisfied.

At contract inception, we assess the goods and services promised in a contract with a customer and identify as a performance obligation each promise to transfer to the customer either: (i) a good or service (or a bundle of goods or services) that is distinct, or (ii) a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer. We recognize revenue only when we satisfy a performance obligation by transferring a promised good or service to a customer.

Determining the timing of the satisfaction of performance obligations as well as the transaction price and the amounts allocated to performance obligations requires judgement.

We disclose disaggregation of our customer revenue by classes of similar products and services as follows:

●
Software licensing and royalties;

●
Sales of computer hardware and identification media;

●
Services; and

●
Post-contract customer support.

Software Licensing and Royalties

Software licenses consist of revenue from the sale of software for identity management applications. Our software licenses are functional intellectual property and typically provide customers with the right to use our software in perpetuity as it exists when made available to the customer. We recognize revenue from software licensing at a point in time upon delivery, provided all other revenue recognition criteria are met.

Royalties consist of revenue from usage-based arrangements and guaranteed minimum-based arrangements. We recognize revenue for royalty arrangements at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied.

Computer Hardware and Identification Media

We generate revenue from the sale of computer hardware and identification media. Revenue for these items is recognized upon delivery of these products to the customer, provided all other revenue recognition criteria are met.

Services

Services revenue is comprised primarily of software customization services, software integration services, system installation services and customer training. Revenue is generally recognized upon completion of services and customer acceptance provided all other revenue recognition criteria are met.

Post-Contract Customer Support (“PCS”)

Post contract customer support consists of maintenance on software and hardware for our identity management solutions. We recognize PCS revenue from periodic maintenance agreements. Revenue is generally recognized ratably over the respective maintenance periods provided no significant obligations remain. Costs related to such contracts are expensed as incurred.

Arrangements with Multiple Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. In addition to selling software licenses, hardware and identification media, services and post-contract customer support on a standalone basis, certain contracts include multiple performance obligations. For such arrangements, we allocate revenue to each performance obligation based on our best estimate of the relative standalone selling price. The standalone selling price for a performance obligation is the price at which we would sell a promised good or service separately to a customer. The primary methods used to estimate standalone selling price are as follows: (i) the expected cost-plus margin approach, under which we forecast our expected costs of satisfying a performance obligation and then add an appropriate margin for that distinct good or service, and (ii) the percent discount off of list price approach.

Contract Costs

We recognize an asset for the incremental costs of obtaining a contract with a customer if we expect the benefit of those costs to be longer than one year. We apply a practical expedient to expense costs as incurred for costs to obtain a contract when the amortization period is one year or less. At March 31, 2021 and December 31, 2020, we had capitalized incremental costs of obtaining a contract with a customer of approximately $65,000. We recorded no additional contract costs during the three months ended March 31, 2021. Additionally, we recognized approximately $80,000 in revenue during the three months ended March 31, 2021 that was related to contract costs at the beginning of the period.

Other Items

We do not offer rights of return for our products and services in the normal course of business.

Sales tax collected from customers is excluded from revenue.

The following table sets forth our disaggregated revenue for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
Net Revenue	2021	2020
(dollars in thousands)

Software and royalties	$39	$125
Hardware and consumables	13	14
Services	4	11
Maintenance	677	646
Total revenue	$733	$796

Customer Concentration

For the three months ended March 31, 2021, two customers accounted for approximately 45% or $333,000 of our total revenue and had trade receivables at March 31, 2021 of $249,000 of which approximately $171,000 was collected as of the date of this Quarterly Report.

For the three months ended March 31, 2020, one customer accounted for approximately 27% or $216,000 of our total revenue and had trade receivables at March 31, 2020 of $0.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”), or other standard setting bodies, which are adopted by us as of the specified effective date. Unless otherwise discussed, the Company’s management believes the impact of recently issued standards not yet effective will not have a material impact on the Company’s consolidated financial statements upon adoption.

FASB Accounting Standards Update (“ASU”) No. 2020-06. In August 2020, the FASB issued ASU 2020-06 “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred stock as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted earnings per share (EPS) calculation in certain areas. This ASU is effective for public business entities, excluding entities eligible to be smaller reporting companies, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption will be permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its consolidated financial statements.

NOTE 3.  NET LOSS PER COMMON SHARE

Basic loss per common share is calculated by dividing net loss available to common shareholders for the period by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss available to common shareholders for the period by the weighted-average number of common shares outstanding during the period, adjusted to include, if dilutive, potential dilutive shares consisting of convertible preferred stock, convertible related party lines of credit, stock options and warrants, calculated using the treasury stock and if-converted methods. For diluted loss per share calculation purposes, the net loss available to common shareholders is adjusted to add back any preferred stock dividends and any interest on convertible debt reflected in the condensed consolidated statement of operations for the respective periods.

The table below presents the computation of basic and diluted loss per share:

(Amounts in thousands except share and per share amounts)	Three Months Ended March 31,
	2021	2020
Numerator for basic and diluted loss per share:
Net loss	$(1,885)	$(3,124)
Preferred dividends and preferred stock discount accretion	(2,255)	(1,374)
Net loss available to common shareholders	$(4,140)	$(4,498)

Denominator for basic and dilutive loss per share — weighted-average shares outstanding	245,829,914	116,196,197

Basic and diluted loss per share available to common shareholders	$(0.02)	$(0.04)

The following potential dilutive securities have been excluded from the computations of diluted weighted-average shares outstanding, as their effect would have been antidilutive:

Potential Dilutive Securities:	Common Share Equivalents at March 31, 2021	Common Share Equivalents at December 31, 2020
Convertible redeemable preferred stock – Series A	30,743,500	74,555,000
Convertible redeemable preferred stock – Series A-1	29,610,000	73,910,000
Convertible redeemable preferred stock – Series B	46,980	46,029
Convertible redeemable preferred stock – Series D	390,348,199	392,166,023
Stock options	2,574,669	2,585,500
Restricted stock units (RSUs)	618,004	845,106
Warrants	393,589	753,775
Total Potential Dilutive Securities	454,334,941	544,861,433

NOTE 4.  SELECT BALANCE SHEET DETAILS

Inventory

Inventories of $88,000 as of March 31, 2021 were comprised of work in process of $78,000, representing direct labor costs on in-process projects and finished goods of $10,000 net of reserves for obsolete and slow-moving items of $3,000.

Inventories of $40,000 as of December 31, 2020 were comprised of work in process of $26,000, representing direct labor costs on in-process projects and finished goods of $14,000 net of reserves for obsolete and slow-moving items of $3,000.

Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value and required reserve levels.

Intangible Assets

The carrying amounts of the Company’s patent intangible assets were $55,000 and $58,000 as of March 31, 2021 and December 31, 2020, respectively, which includes accumulated amortization of $604,000 and $601,000 as of March 31, 2021 and December 31, 2020, respectively. Amortization expense for patent intangible assets was $3,000 for the three months ended March 31, 2021 and 2020, respectively. Patent intangible assets are being amortized on a straight-line basis over their remaining life of approximately 4.58 years. There was no impairment of the Company’s intangible assets during the three months ended March 31, 2021 and 2020.

The estimated intangible amortization expense for the next five fiscal years is as follows:

Fiscal Year Ended December 31,	Estimated Amortization Expense ($ in thousands)
2021 (nine months)	$9
2022	12
2023	12
2024	12
2025	10
Thereafter	—
Total	$55

Goodwill

The Company annually, or more frequently if events or circumstances indicate a need, tests the carrying amount of goodwill for impairment. The Company performs its annual impairment test in the fourth quarter of each year. In December 2018, the Company adopted the provisions of ASU 2017-04, "Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment". The provisions of ASU 2017-04 eliminate the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit's carrying amount over its fair value. Entities that have reporting units with zero or negative carrying amounts, will no longer be required to perform a qualitative assessment assuming they pass the simplified impairment test. The Company continues to have only one reporting unit, Identity Management which, at March 31, 2021, had a negative carrying amount of approximately $22,933,000. Based on the results of the Company's impairment testing, the Company determined that its goodwill was not impaired as of March 31, 2021 and December 31, 2020.

Other Assets

In conjunction with the Lincoln Purchase Agreement, the Company issued to Lincoln Park, in May 2020, 2,500,000 shares of Common Stock as consideration for entering into the Lincoln Purchase Agreement. Pursuant to this issuance, the Company recorded $400,000 as a deferred stock issuance cost. Such deferred stock issuance costs will be recognized as a charge against paid in capital in proportion to securities sold under the Lincoln Purchase Agreement. At March 31, 2021 and December 31, 2020, the Company had approximately $364,000 in deferred stock issuance costs included in the caption “Other assets” in its condensed consolidated balance sheets. During the three months ended March 31, 2021, there were no securities sold by the Company under the Lincoln Park Purchase Agreement. For more information on the Lincoln Purchase Agreement, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on April 5, 2021.

NOTE 5.  LEASES

The Company is a party to certain contractual arrangements for office space which meet the definition of leases under ASC 842 – Leases. In accordance with ASC 842, the Company has determined that such arrangements are operating leases and accordingly the Company has, as of January 1, 2019, initially recorded operating lease right-of-use assets and related lease liability for the present value of the lease payments over the lease terms using the Company’s estimated weighted-average incremental borrowing rate of approximately 14.5% as the discount rates implicit in the Company’s leases cannot be readily determined. At December 31, 2020, such assets and liabilities aggregated approximately $1,557,000 and $1,718,000, respectively. At March 31, 2021, such assets and liabilities aggregated approximately $1,462,000 and $1,613,000, respectively. The Company determined that it had no arrangements representing finance leases.

Our corporate headquarters is located in San Diego, California, where we now occupy approximately 500 square feet of office space at a cost of approximately $2,000 per month. We entered into this facility’s lease in February 2021, with the new lease commencing on March 1, 2021 on a month-to-month basis. In addition to our corporate headquarters, we also occupied the following spaces at March 31, 2021:

●
1,508 square feet in Ottawa, Province of Ontario, Canada, at a cost of approximately $3,000 per month until the expiration of the lease on March 31, 2021. The Company extended this lease for a 30-day period and is currently evaluating alternative premises which the Company believes are readily available;

●	9,720 square feet in Portland, Oregon, at a cost of approximately $23,000 per month until the expiration of the lease on February 28, 2023; and

●	183 square feet of office space in Mexico City, Mexico, at a cost of approximately $2,000 per month until September 30, 2021.

Prior to entering into our current lease agreement in January 2021 and moving our corporate headquarters to a new location, we occupied 8,511 square feet of office space in San Diego, at a cost of approximately $28,000 per month. In January 2021, we entered in a subleasing agreement for our previously occupied corporate headquarters located in San Diego, California. The term of the sublease commenced on April 1, 2021 and expires on April 30, 2025 coterminous with the expiration of the Company’s master lease. Sublease payments due the Company approximate $26,000 per month over the term of the sublease.

The above leases contain no residual value guarantees provided by the Company and there are no options to either extend or terminate the leases.

For the three months ended March 31, 2021 and 2020, the Company recorded approximately $154,000 in lease expense using the straight-line method. Under the provisions of ASC 842, lease expense is comprised of the total lease payments under the lease plus any initial direct costs incurred less any lease incentives received by the lessor amortized ratably using the straight-line method over the lease term. The weighted-average remaining lease term of the Company’s operating leases as of March 31, 2021 is 2.0 years. Cash payments under operating leases aggregated approximately $166,000 for the three months ended March 31, 2021 and $161,000 for the comparable period in 2020 and are included in operating cash flows.

The Company’s lease liability was computed using the present value of future lease payments. The Company has utilized the practical expedient regarding lease and non-lease components and combined such components into a single combined component in the determination of the lease liability. The Company has excluded the lease of its office space in Mexico City, Mexico in the determination of the lease liability as its term is less than 12 months.

At March 31, 2021, future minimum undiscounted lease payments are as follows:

($ in thousands)
2021 (nine months)	$491
2022	653
2023	424
2024	387
2025	128
Thereafter	—
Total	$2,083
Short-term leases not included in lease liability	(14)
Present Value effect on future minimum undiscounted lease payments at March 31, 2021	(456)
Lease liability at March 31, 2021	$1,613
Less current portion	(435)
Non-current lease liability at March 31, 2021	$1,178

NOTE 6.  MEZZANINE EQUITY

Series C Convertible Redeemable Preferred Stock

On September 18, 2020, the Company filed the Series C Certificate with the Secretary of State for the State of Delaware designating 1,000 shares of the Company’s preferred stock, par value $0.01 per shares, as Series C Preferred, each share with a stated value of $10,000 per share. The Company noted that the Series C Preferred instruments were hybrid instruments that contained several embedded features. The Company evaluated the identified embedded features of the Series C Preferred host instrument and determined that certain features met the definition of and contained the characteristics of derivative financial instruments requiring bifurcation at fair value from the host instrument. The Company has bifurcated from the Series C Preferred host instrument the conversion options, redemption option and participating dividend feature in accordance with the guidance in ASC 815. These bifurcated features aggregated approximately $833,000 at issuance and were recorded by the Company as a discount to the Series C.

During the three months ended March 31, 2020, the Company recorded $250,000 as accrued Series C Preferred dividends and recorded the accretion of debt issuance costs and derivative liabilities of approximately $175,000. Concurrently with the issuance of Series D Convertible Redeemable Preferred Stock (described below), all holders of Series C exchanged their shares for shares of Series D Preferred.

Series D Convertible Redeemable Preferred Stock

On November 12, 2020, the Company filed the Series D Certificate with the Secretary of State for the State of Delaware. Pursuant to the Series D Certificate, the Series D Preferred ranks senior to all Common Stock and all other present and future classes or series of capital stock, except for Series B Preferred, and upon liquidation will be entitled to receive the Liquidation Preference Amount (as defined in the Series D Certificate) plus any accrued and unpaid dividends, before the payment or distribution of the Company’s assets or the proceeds thereof is made to the holders of any junior securities. Additionally, dividends on shares of Series D Preferred will be paid prior to any junior securities, and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of shares of Series D Preferred. Holders of Series D Preferred shall vote together with holders of Common Stock on an as-converted basis, and not as a separate class, except (i) the holders of Series D Preferred, voting as a separate class, shall be entitled to elect two directors, (ii) the holders of Series D Preferred have the right to vote as a separate class regarding the waiver of certain protective provisions set forth in the Series D Certificate, and (iii) as otherwise required by law.

The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Series D Certificate. The shares of Common Stock issuable upon conversion of the Series D Preferred shall be subject to the following registration rights: (i) one demand registration starting three months after the Closing, (ii) two demand registrations starting one year after the Closing, and (iii) unlimited piggy-back and Form S-3 registration rights with reasonable and customary terms.

If, on any date that is at least five (5) years following the Issuance Date, (i) the Common Stock is registered pursuant to Section 12(b) or (g) under the Exchange Act; (ii) there are sufficient authorized but unissued shares of Common Stock (which have not otherwise been reserved or committed for issuance) to permit the issuance of all Common Shares issuable upon conversion of all outstanding shares of Series D Preferred; (iii) upon issuance, the Common Shares will be either (A) covered by an effective registration statement under the Securities Act, which is then available for the immediate resale of such Common Shares by the recipients thereof, and the Board reasonably believes that such effectiveness will continue uninterrupted for the foreseeable future, or (B) freely tradable without restriction pursuant to Rule l44 promulgated under the Securities Act without volume or manner-of-sale restrictions or current public information requirements, as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected holders; and (iv) the VWAP of a share of Common Stock is greater than 300% of the Conversion Price (as defined in Section 5(d) below) then in effect for a period of at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days, then the Company shall have the right, subject to the terms and conditions, to convert (a “Mandatory Conversion”) all, but not less than all, of the issued and outstanding shares of Series D Preferred into Common Stock.

On the fourth anniversary of the Issuance Date, or in the event of the consummation of a Change of Control, if any shares of Series D Preferred are outstanding, then each holder of Series D Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series D Preferred at the Liquidation Preference Amount per share of Series D Preferred plus an amount equal to all accrued but unpaid dividends, if any, (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash.

On November 12, 2020 (“Closing Date”), the Company consummated the Series D Financing, resulting in the sale of 11,560 shares of its Series D Preferred, resulting in gross proceeds to the Company of $11.56 million, less fees and expenses. The gross proceeds include approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Note”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance and sale of the Series D Preferred was made pursuant to that certain Securities Purchase Agreement, dated September 28, 2020 (the "Purchase Agreement"), by and between the Company and the Investors, for the purchase price of $1,000 per share of Series D Preferred. The Conversion and Series D Financing was undertaken pursuant to Section 3(a)(9) and/or Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). On December 23, 2020, the Company sold an additional 500 shares of Series D Preferred resulting in gross proceeds to the Company of $500,000 less fees and expenses.

On the Closing Date, the Company exchanged approximately $661,000 of liabilities of the Company for 661.3 shares of Series D Preferred, and received notice from the holders of a majority of the Series C Preferred (the “Series C Exchange Notice”) of their election to convert all of their shares of Series C Preferred into Series D Preferred, and further exercising their right to require all other holders of Series C Preferred to convert their shares of Series C Preferred into Series D Preferred (the “Series C Exchange”). Upon the consummation of the Series C Exchange in accordance with the terms of the Series C Exchange Notice, the Company issued an additional 10,000 shares of Series D Preferred in exchange for all 1,000 issued and outstanding shares of the Company’s Series C Preferred.

On December 31, 2020, the Company issued 142 shares of Series D Preferred Stock as payment of dividends due to the Series D Preferred stockholders. During the three months ended March 31, 2021, the Company issued 248 shares of Series D Preferred Stock as payment of dividends due to the Series D Preferred stockholders. During the three months ended March 31, 2021, certain holders of Series D Preferred converted 354 shares of Series D into 6,115,324 shares of Common Stock which includes 42,283 shares of common stock issued for dividends up to the date of conversion.

Guidance for accounting for freestanding financial instruments that contain characteristics of both liabilities and equity are contained in ASC 480, Distinguishing Liabilities From Equity and Accounting Series Release 268 (“ASR 268”) Redeemable Preferred Stocks. The Company evaluated the provisions of the Series D Preferred and determined that the provisions of the Series D Preferred grant the holders of the Series D Preferred a redemption right whereby the holders of the Series D Preferred may, at any time after the fourth anniversary of the Series D Preferred issuance, require the Company to redeem in cash any or all of the holder’s outstanding Series D Preferred at an amount equal to the Liquidation Preference Amount (“Liquidation Preference Amount”). The Liquidation Preference Amount is defined as the greater of the stated value of the Series D Preferred plus any accrued unpaid interest or such amount per share as would have been payable had each such share been converted into Common Stock. In the event of a Change of Control, the holders of Series D Preferred shall have the right to require the Company to redeem in cash all or any portion of such holder’s shares at the Liquidation Preference Amount. The Company has concluded that because the redemption features of the Series D Preferred are outside of the control of the Company, the instrument is to be recorded as temporary or mezzanine equity in accordance with the provisions of ASR 268.

The Company noted that the Series D Preferred instruments were hybrid instruments that contain several embedded features. In November 2014, the FASB issued ASU 2014-16 to amend ASC 815, “Derivatives and Hedging”, (“ASC 815”) and require the use of the whole instrument approach (described below) to determine whether the nature of the host contract in a hybrid instrument issued in the form of a share is more akin to debt or to equity.

The whole instrument approach requires an issuer or investor to consider the economic characteristics and risks of the entire hybrid instrument, including all of its stated and implied substantive terms and features. Under this approach, all stated and implied features, including the embedded feature being evaluated for bifurcation, must be considered. Each term and feature should be weighed based on the relevant facts and circumstances to determine the nature of the host contract. This approach results in a single, consistent determination of the nature of the host contract, which is then used to evaluate each embedded feature for bifurcation. That is, the host contract does not change as each feature is evaluated.

The revised guidance further clarifies that the existence or omission of any single feature, including an investor-held, fixed-price, noncontingent redemption option, does not determine the economic characteristics and risks of the host contract. Instead, an entity must base that determination on an evaluation of the entire hybrid instrument, including all substantive terms and features.

However, an individual term or feature may be weighed more heavily in the evaluation based on facts and circumstances. An evaluation of all relevant terms and features, including the circumstances surrounding the issuance or acquisition of the equity share, as well as the likelihood that an issuer or investor is expected to exercise any options within the host contract, to determine the nature of the host contract, requires judgement.

Using the whole instrument approach, the Company concluded that the host instrument of the Series D Preferred was more akin to debt than equity as the majority of identified features contain more characteristics of debt.

The Company evaluated the identified embedded features of the Series D Preferred host instrument and determined that certain features meet the definition of and contained the characteristics of derivative financial instruments requiring bifurcation at fair value from the host instrument.

The Company has bifurcated from the Series D Preferred host instrument the conversion options, redemption option and participating dividend feature in accordance with the guidance in ASC 815. These bifurcated features aggregated approximately $26,011,000 at issuance and have been recorded as a discount to the Series D. During the three months ended March 31, 2021, the Company recorded the accretion of debt issuance costs and derivative liabilities aggregating approximately $1,817,000 using the effective interest rate method as a deemed dividend.

The following table summarizes the share activity of Series D Preferred for the three months ended March 31, 2021:

Series D Convertible Redeemable Preferred

Total shares of Series D Preferred Stock - December 31, 2020	22,863
Conversion of Series D Preferred into Common Stock	(354)
Issuance of Series D Preferred as payment of dividends due	248
Total shares of Series D Preferred Stock - March 31, 2021	22,757

The carrying value of the Company’s Series D Preferred was approximately $3,391,000 and $1,572,000 net of discount of approximately $19,366,000 and $21,291,000 as of March 31, 2021 and December 31, 2020, respectively.

NOTE 7.  DERIVATIVE LIABILITIES

The Company accounts for its derivative instruments under the provisions of ASC 815, “Derivatives and Hedging”. Under the provisions of ASC 815, the Company identified embedded features within the Series D Preferred host contracts that qualify as derivative instruments and require bifurcation.

The Company determined that the conversion option, redemption option and participating dividend feature contained in the Series D Preferred host instrument required bifurcation. The Company valued the bifurcatable features at fair value. Such liabilities aggregated approximately $22,850,000 and $24,128,000 at March 31, 2021 and December 31, 2020, respectively, and are classified as current liabilities on the Company’s condensed consolidated balance sheets under the caption “Derivative liabilities”. The Company will revalue these features at each balance sheet date and record any change in fair value in the determination of period net income or loss.

The change in fair value of such amounts are recorded in the caption “Change in fair value of derivative liabilities” in the Company’s condensed consolidated statements of operations. For the three months ended March 31, 2021, the Company recorded a decrease to its derivative liabilities using fair value methodologies of approximately $1,172,000 related to Series D embedded derivatives. In conjunction with the conversion of 354 shares of the Company’s Series D Preferred into Common Stock during the three months ended March 31, 2021, the Company recognized a loss on the extinguishment of derivative liabilities of approximately $335,000.

The Company determined that the conversion option, redemption option and participating dividend feature contained in the Series C Preferred host instrument required bifurcation. The Company valued these bifurcatable features at fair value and such liabilities aggregated approximately $172,000 at March 31, 2020. There is no Series C Preferred outstanding at March 31, 2021. The change in fair value of such amounts are recorded in the caption “Change in fair value of derivative liabilities” in the Company’s condensed consolidated statements of operations. For the three months ended March 31, 2020, the Company recorded a decrease to these derivative liabilities using fair value methodologies of approximately $197,000 related to Series C embedded derivatives.

NOTE 8.  NOTES PAYABLE

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). On May 4, 2020, the Company entered into a loan agreement (the “PPP Loan”) with Comerica Bank (“Comerica”) under the Paycheck Protection Program (the “PPP”), which is part of the CARES Act administered by the United States Small Business Administration (“SBA”). As part of the application for these funds, the Company in good faith, has certified that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account our current business activity and our ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. Under the PPP, the Company received proceeds of approximately $1,571,000. In accordance with the requirements of the PPP, the Company utilized the proceeds from the PPP Loan primarily for payroll costs, rent and utilities. The PPP Loan has a 1.00% interest rate per annum, matures on May 4, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of PPP, all or certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act, which the Company continues to evaluate. While no determination has been made at the time of the filing of this Quarterly Report, the Series D Financing may affect the Company's ability to have the PPP Loan forgiven under the PPP. The Company has recorded the entire amount of the PPP Loan as debt. Under the terms of the PPP Loan, monthly payments of principal and interest were due to commence November 1, 2020, however the SBA is deferring loan payments for borrowers who apply for loan forgiveness until the SBA remits the borrower’s loan forgiveness amount to the lender. The Company plans to file for loan forgiveness within 30 days of the filing of this Quarterly Report. At March 31, 2021, the Company has recorded the current portion of the PPP Loan of approximately $1,107,000 as a current liability under the caption “Notes payable, current portion” in its condensed consolidated March 31, 2021 balance sheet. The remaining portion of approximately $464,000 is recorded as a long-term liability under the caption “Note payable, net of current portion” in its condensed consolidated March 31, 2021 balance sheet. At December 31, 2020, the Company has recorded the current portion of the PPP Loan of approximately $918,000 as a current liability under the caption “Notes payable, current portion” in its condensed consolidated December 31, 2020 balance sheet. The remaining portion of approximately $653,000 is recorded as a long-term liability under the caption “Note payable, net of current portion” in its condensed consolidated December 31, 2020 balance sheet.

NOTE 9.  EQUITY

The Company’s Certificate of Incorporation, as amended, authorizes the issuance of two classes of stock to be designated “Common Stock” and “Preferred Stock”. The Preferred Stock may be divided into such number of series and with the rights, preferences, privileges and restrictions as the Board of Directors may determine.

On June 9, 2020, the Company amended its Certificate of Incorporation to increase the number of shares of the Company’s Common Stock and the number of shares of the Company’s Preferred Stock authorized thereunder from an aggregate of 179 million to 350 million, consisting of 345 million shares of Common Stock and 5 million shares of Preferred Stock. On September 28, 2020, the Company received executed written consents from the requisite holders of the Company's voting securities, voting on an as-converted basis, approving an increase in the authorized number of shares of Common Stock from 345 million shares to 1.0 billion shares, with no change to the number of authorized shares of Preferred Stock, which action became effective October 13, 2020. On February 16, 2021, the Company received executed written consents from the requisite holders of the Company's voting securities, voting on an as-converted basis, approving an increase in the authorized number of shares of Common Stock from 1.0 billion shares to 2.0 billion shares, with no change to the number of authorized shares of Preferred Stock, which action became effective April 21, 2021.

Series A Convertible Preferred Stock

On September 15, 2017, the Company filed the Certificate of Designations of the Series A Preferred with the Delaware Secretary of State (the “Series A Certificate”), designating 38,000 shares of the Company’s preferred stock, par value $0.01 per share, as Series A Preferred. The Company had 37,467 shares of Series A Preferred outstanding as of December 31, 2019.

During July 2020, the Company entered into the Series A Exchange Agreement with the Series A Holders, pursuant to which such Series A Holders exchanged 18,828 shares of Series A Preferred for an equivalent number of Series A-1 Preferred in consideration for their waiver of approximately $1,849,000 in dividends payable.

On September 28, 2020, the Company received executed written consents from (i) the requisite holders of the Company’s voting securities, voting on an as-converted basis, and (ii) the requisite holders of Series A Preferred, voting as a separate class, approving the Amended Series A Certificate, which, among other things, provides for (i) the automatic conversion of all Series A Preferred into Common Stock at a rate of 10% per month following the Closing of the Series D Financing, with the conversion price for such conversion reduced from $1.15 per share of Common Stock, to $0.20 per share of Common Stock, and (ii) a reduction of the dividend rate from 8% of the stated Series A Liquidation Preference Amount if paid in cash and 10% of the stated Series A Liquidation Preference Amount if paid in Common Stock, to 4% of the Series A Liquidation Preference Amount, with the dividends being paid only in shares of Common Stock.

The Company had 6,149 and 14,911 shares of Series A Preferred outstanding as of March 31, 2021 and December 31, 2020, respectively.  At March 31, 2021 and December 31, 2020, the Company had cumulative undeclared dividends of $0.  During the three months ended March 31, 2021, the Company issued the holders of Series A Preferred 1,050,826 shares of Common Stock as payment of dividends due. During the three months ended March 31, 2021, the Company issued 43,819,500 shares of Common Stock upon the conversion of 8,762 shares of Series A Preferred Stock. During the three months ended March 31, 2020, the Company recorded accrued unpaid dividends of approximately $937,000 on its Series A Preferred Stock. There were no conversions of Series A Preferred into Common Stock during the three months ended March 31, 2020.

Series A-1 Convertible Preferred Stock

In July 2020, the Company filed the Series A-1 Certificate with the Secretary of State for the State of Delaware – Division of Corporations, designating 31,021 shares of the Company’s Preferred Stock as Series A-1 Preferred. Shares of Series A-1 Preferred accrue cumulative dividends and are payable quarterly beginning March 31, 2021 at a rate of 8% per annum if paid in cash, or 10% per annum if paid by the issuance of shares of the Company’s Common Stock.

Shares of Series A-1 Preferred rank senior to the Company’s Common Stock, pari-passu to the Company's Series A Preferred, and are subordinate and rank junior to Series B Preferred and Series D Preferred.

Each share of Series A-1 Preferred has a liquidation preference equal to the greater of (i) $1,000 per share plus all accrued and unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to the foregoing is referred to herein as the “Series A-1 Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other classes and series of equity securities of the Company which by their terms rank junior to the Series A-1 Preferred.

Each share of Series A-1 Preferred was convertible into that number of shares of the Company’s Common Stock (“Series A-1 Conversion Shares”) equal to that number of shares of Series A-1 Preferred being converted multiplied by $1,000, divided by $0.65, or the conversion price as defined in the Series A-1 Certificate in effect as of the date the holder delivers to the Company their notice of election to convert. Holders of Series A-1 Preferred may elect to convert shares of Series A-1 Preferred into Common Stock at any time. In addition to the aforementioned holder conversion option, if the volume weighted average closing price (VWAP) of the Company’s Common Stock is at least $1.00 per share for 20 consecutive trading days, then the Company has the right to convert one-half of the issued and outstanding shares of Series A-1 Preferred into Common Stock. In the event of a Change of Control, the Company will have the option to redeem all issued and outstanding shares of Series A-1 Preferred for 115% of the Liquidation Preference per share.

During July 2020, the Company entered into an Exchange Agreement, Consent and Waiver (“Exchange Agreement”) with certain holders of its Series A Preferred (the "Series A Holders"), pursuant to which such Series A Holders exchanged 18,828 shares of Series A Preferred for an equivalent number of Series A-1 Preferred.

 On September 28, 2020, the Company's holders of Common Stock and Preferred Stock voted to revise the Series A-1 Certificate by i) amending and restating the Series A-1 Certificate to, without limitation, provide for (i) the voluntary conversion of all outstanding shares of the Company's Series A-1 Preferred into shares of the Company’s Common Stock at a reduced conversion price of $0.20 per share of Common Stock, and (ii) the automatic conversion of all issued and outstanding shares of Series A Preferred and Series A-1 Preferred into shares of Common Stock at a rate of 10% per month, beginning on November 1, 2020, and ending on August 1, 2021, at the reduced conversion price of $0.20 per share of Common Stock;

 The Company had 5,922 and 14,782 shares of Series A-1 Preferred outstanding as of March 31, 2021 and December 31, 2020, respectively.  During the three months ended March 31, 2021, the Company issued the holders of Series A-1 Preferred 963,266 shares of Common Stock as payment of dividends due. During the three months ended March 31, 2021, the Company issued 44,300,000 shares of Common Stock upon the conversion of 8,860 shares of Series A-1 Preferred.

Series B Convertible Redeemable Preferred Stock

The Company had 239,400 shares of Series B Convertible Preferred Stock (“Series B Preferred”) outstanding as of March 31, 2021 and December 31, 2020. At March 31, 2021 and December 31, 2020, the Company had cumulative undeclared dividends of approximately $21,000 and $8,000, respectively. There were no conversions of Series B Preferred into Common Stock during the three months ended March 31, 2021 and 2020.

Common Stock

As of March 31, 2021, we had 276,749,448 and 276,742,744 shares of Common Stock issued and outstanding, respectively. Our authorized but unissued shares of Common Stock are available for issuance without action by our shareholders.

The following table summarizes outstanding Common Stock activity during the three months ended March 31, 2021:

Common Stock
Shares outstanding at December 31, 2020	180,089,613
Shares issued pursuant to payment of stock dividend on Series A Preferred	1,050,826
Shares issued pursuant to payment of stock dividend on Series A-1 Preferred	963,266
Shares issued pursuant to Series D conversion to Common Stock	6,115,324
Shares issued pursuant to Series A conversion to Common Stock	43,819,500
Shares issued pursuant to Series A-1 conversion to Common Stock	44,300,000
Shares issued pursuant to warrant exercises	400
Shares issued as compensation in lieu of cash	242,647
Shares issued pursuant to RSU vesting	161,168
Shares outstanding at March 31, 2021	276,742,744

Warrants

As of March 31, 2021, warrants to purchase 393,589 shares of Common Stock at prices ranging from $0.01 to $0.80 were outstanding. At March 31, 2021, no warrants are exercisable and become exercisable only upon the attainment of specified events. All warrants expire on September 19, 2028 with the exception of 150,000 warrants whose expiration date is 3 years from initial vesting, such vesting based on certain events. The intrinsic value of warrants outstanding at March 31, 2021 was $0. The Company has excluded from this computation any intrinsic value of the 243,589 warrants issued to the Series A Preferred stockholders due to the conversion exercise contingency associated with these warrants.

The following table summarizes warrant activity for the following periods:
	Warrants	Weighted-Average Exercise Price

Balance at December 31, 2020	753,775	$0.17
Granted	—	$—
Expired / Canceled	(359,786)	$0.01
Exercised	(400)	$0.01
Balance at March 31, 2021	393,589	$0.31

There were no warrants issued during the three months ended March 31, 2021. During the three months ended March 31, 2021, 359,786 warrants were cancelled pursuant to the mandatory conversion of Series A Preferred Stock into Common Stock and 400 warrants were exercised at $0.01 per warrant.

NOTE 10. STOCK-BASED COMPENSATION

Stock Options

As of March 31, 2021, the Company had one active stock-based compensation plan: the 2020 Omnibus Stock Incentive Plan (the “2020 Plan”).

2020 Omnibus Stock Incentive Plan

On June 9, 2020, pursuant to authorization obtained from the Company’s stockholders, the Company adopted the 2020 Omnibus Stock Incentive Plan (the “2020 Plan”). Such plan had been previously unanimously approved by the Company’s Board. The purposes of our 2020 Plan are to enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees and consultants, and to motivate those service providers to serve the Company and to expend maximum effort to improve our business results by providing to those service providers an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The 2020 Plan also will allow us to promote greater ownership in our Company by the service providers in order to align the service providers’ interests more closely with the interests of our stockholders. Awards granted under the 2020 Plan are designed to qualify for special tax treatment under Section 422 of the Code.

Pursuant to the adoption of the 2020 Plan, such plan will supersede and replace the Company’s 1999 Plan and no new awards will be granted under the 1999 Plan thereafter. Any awards outstanding under the 1999 Plan on the date of approval of the 2020 Plan will remain subject to the 1999 Plan. Upon approval of our 2020 Plan, all shares of Common Stock remaining authorized and available for issuance under the 1999 Plan and any shares subject to outstanding awards under the 1999 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under our 2020 Plan. As of the March 31, 2021, there were 26,511,811 shares available for issuance under the 2020 Plan. The Company amended the 2020 Plan to increase the number of shares of Common Stock available for issuance to 145.0 million shares. Such amendment became effective on April 21, 2021.

The Company estimates the fair value of its stock options using a Black-Scholes option-pricing model, consistent with the provisions of ASC 718, “Compensation – Stock Compensation”. The fair value of stock options granted is recognized to expense over the requisite service period. Stock-based compensation expense for all share-based payment awards is recognized using the straight-line single-option method. Stock-based compensation expense is reported in operating expense based upon the departments to which substantially all the associated employees report and credited to additional paid-in-capital.

ASC 718 requires the use of a valuation model to calculate the fair value of stock-based awards. The Company has elected to use the Black-Scholes option-pricing model, which incorporates various assumptions including volatility, expected life, and interest rates. The Company is required to make various assumptions in the application of the Black-Scholes option-pricing model. The Company has determined that the best measure of expected volatility is based on the historical weekly volatility of the Company’s Common Stock. The Company has elected to estimate the expected life of an award based upon the SEC approved “simplified method” noted under the provisions of Staff Accounting Bulletin Topic 14. There were no options granted during the three months ended March 31, 2021 and 2020.

In addition to the key assumptions used in the Black-Scholes model, the estimated forfeiture rate at the time of valuation is a critical assumption. The Company has adopted the provisions of ASU 2016-09 and will continue to use an estimated annualized forfeiture rate of approximately 0% for corporate officers, 4.1% for members of the Board of Directors and 15.0% for all other employees. The Company is currently in the process of reviewing the expected forfeiture rate to determine if that percent is still reasonable based on recent historical experience.

            A summary of the activity under the Company’s stock option plans is as follows:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)
Balance at December 31, 2020	2,585,500	$0.19	9.2
Granted	—
Expired/Cancelled	(10,831)	$0.78
Exercised	—
Balance at March 31, 2021	2,574,669	$0.18	8.9

There were no issuances of options to purchase Common Stock during the three months ended March 31, 2021

During the three months ended March 31, 2021, an aggregate of 10,381 options expired unexercised.

At March 31, 2021, a total of 2,574,669 options were outstanding, of which 110,091 were exercisable at a weighted average price of $1.09 per share with a remaining weighted average contractual term of 6.06 years.  The Company expects that, in addition to the 110,091 options that were exercisable as of March 31, 2021, another 2,464,578 will ultimately vest resulting in a combined total of 2,574,669.  Those 2,574,669 shares have a weighted average exercise price of $0.18 and an aggregate intrinsic value of approximately $0 as of March 31, 2021. Stock-based compensation expense related to equity options was approximately $32,000 for the three months ended March 31, 2021.

The intrinsic value of options exercisable and outstanding at March 31, 2020 was $0. The aggregate intrinsic value for all options outstanding as of March 31, 2020 was $0. The weighted-average grant-date per share fair value of options granted during the three months ended March 31, 2020 was $0 as there were no option grants during this period. At March 31, 2020, the total remaining unrecognized compensation cost related to unvested stock options amounted to approximately $558,000, which will be recognized over a weighted-average period of 1.5 years.

The Company periodically issues Restricted Stock Units (“RSUs”) to certain employees which vest over time. When vested, each RSU represents the right to that number of shares of Common Stock equal to the number of RSUs granted. The grant date fair value for RSU’s is based upon the market price of the Company's Common Stock on the date of the grant. The fair value is then amortized to compensation expense over the requisite service period or vesting term.

A summary of the activity related to RSUs is as follows:

	RSU’s	Weighted-Average Issuance Price
Balance at December 31, 2020	845,106	$0.14
Granted	—	$—
Expired/Cancelled	(150,935)	$0.13
Vested	(76,167)	$0.13
Balance at March 31, 2021	618,004	$0.14

There were no RSUs granted to employees during the three months ended March 31, 2021. During the three months ended March 31, 2021, 76,167 RSUs vested with the remainder of outstanding RSUs vesting at various times through September 29, 2022.

During the three months ended March 31, 2021 and 2020, the Company recorded compensation expense of approximately $15,000 and $0 related to RSUs. During the three months ended March 31, 2021 and 2020, the Company issued 161,168 and 0 shares of its Common Stock pursuant to the vesting of RSUs.

As of March 31, 2021, the Company has not issued the Common Stock shares pursuant to the vesting of the 808,859 RSUs.

Stock-based Compensation

Stock-based compensation related to equity options and RSUs has been classified as follows in the accompanying consolidated statements of operations (in thousands):

	Three Months Ended March 31,
	2021	2020
Cost of revenue	$1	$2
General and administrative	37	67
Sales and marketing	21	29
Research and development	19	26
Total	$78	$124

NOTE 11.  FAIR VALUE ACCOUNTING

The Company accounts for fair value measurements in accordance with ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2
Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by ASC 820, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at March 31, 2021
($ in thousands)	Total	Level 1	Level 2	Level 3
Assets:
Pension assets	$1,800	$—	$—	$1,800
Totals	$1,800	$—	$—	$1,800
Liabilities:
Derivative liabilities	$22,850	$—	$—	$22,850
Totals	$22,850	$—	$—	$22,850

	Fair Value at December 31, 2020
($ in thousands)	Total	Level 1	Level 2	Level 3
Assets:
Pension assets	$1,881	$—	$—	$1,881
Totals	$1,881	$—	$—	$1,881
Liabilities:
Derivative liabilities	$24,128	$—	$—	$24,128
Totals	$24,128	$—	$—	$24,128

The Company’s German pension plan is funded by insurance contract policies whereby the insurance company guarantees a fixed minimum return. The Company has determined that the pension assets are appropriately classified within Level 3 of the fair value hierarchy because they are valued using actuarial valuation methodologies which approximate cash surrender value that cannot be corroborated with observable market data. All planassets are managed in a policyholder pool in Germany by outside investment managers. The investment manager is responsible for the investment strategy of the insurance premiums that Company submits and does not hold individual assets per participating employer. The German Federal Financial Supervisory oversees and supervises the insurance contracts.

As of March 31, 2021, the Company had embedded features contained in the Series D Preferred host instrument that qualified for derivative liability treatment.  The recorded fair market value of these features was approximately $22,850,000 and $24,128,000 at March 31, 2021 and December 31, 2020, respectively, and are classified as a current liability in the condensed consolidated balance sheets as of March 31, 2021 and December 31, 2020. The fair value of the Company’s derivative liabilities is classified within Level 3 of the fair value hierarchy because they are valued using pricing models that incorporate management assumptions that cannot be corroborated with observable market data.  The Company uses Monte-Carlo simulations in the determination of the fair value of derivative liabilities.

Some of the aforementioned fair value methodologies are affected by the Company’s stock price as well as assumptions regarding the expected stock price volatility over the term of the derivative liabilities in addition to the probability of future events. Significant assumptions used in the fair value methodologies during the three months ended March 31, 2021 are a risk-free rate of 0.56%, equity volatility of 103.6%, effective life of 3.75 years and a preferred stock dividend rate of 4%. These assumptions incorporate management’s estimate of the probability of future financings (Series D Financing) and the timing of potential change of control events. The primary assumptions impacted by Series D Financing were the effective life of 3.75 years and equity volatility.

The Company monitors the activity within each level and any changes with the underlying valuation techniques or inputs utilized to recognize if any transfers between levels are necessary.  That determination is made, in part, by working with outside valuation experts for Level 3 instruments and monitoring market related data and other valuation inputs for Level 1 and Level 2 instruments.

The reconciliations of Level 3 pension assets measured at fair value during the three months ended March 31, 2021 and 2020 are presented below:

($ in thousands)	Three months ended March 31, 2021	Three months ended March 31, 2020

Pension assets:
Fair value at beginning of period	$1,881	$1,713
Return on plan assets	15	14
Company contributions and benefits paid, net	2	(10)
Effect of rate changes	(98)	(42)
Fair value at end of period	$1,800	$1,675

The reconciliations of Level 3 derivative liabilities measured at fair value for Series D Preferred Stock during the three months ended March 31, 2021 and for Series C Preferred Stock during the three months ended March 31, 2020 are presented below:

($ in thousands)	Three months ended March 31, 2021	Three months ended March 31, 2020

Derivative liabilities
Fair value at beginning of period	$24,128	$369
Derivative liability from issuance of Preferred Series D	248	—
Decrease in derivative liability from conversions of Preferred Series D	(354)	—
Change in fair value included in earnings	(1,172)	(197)
Fair value at end of period	$22,850	$172

NOTE 11.  RELATED PARTY TRANSACTIONS

Professional Services Agreement

During the year ended December 31, 2020, the Company entered into professional services agreement with a firm affiliated with a member of the Company’s Board at the time the parties entered into the agreement. The Company made no payments pursuant to this agreement during the twelve months ended December 31, 2020 and made payment of approximately $34,000 during three months ended March 31, 2021. The Company has the right to terminate the agreement on thirty days written notice at any time.

NOTE 12.  CONTINGENT LIABILITIES

Employment Agreements

The Company has an employment agreement with its Chief Executive Officer, which expires on March 2, 2022. The Company may terminate the agreement with or without cause. Subject to the conditions and other limitations set forth in the employment agreement, the executive will be entitled to the following severance benefits if the Company terminates the executive’s employment without cause or in the event of an involuntary termination (as defined in the employment agreement) by the Company or by the executive:

Under the terms of the agreement, the Chief Executive Officer will be entitled to the following severance benefits if we terminate their employment without cause or in the event of an involuntary termination: (i) severance payments equal to the lesser of twelve months’ base salary or the remaining period prior to the expiration of the Employment Period; (ii) continuation of fringe benefits and medical insurance for a period of twelve months. In the event that the Chief Executive Officer’s employment is terminated within six months prior to or thirteen months following a change of control (as defined in the employment agreements), the Chief Executive Officer is entitled to the severance benefits described above, except that 100% of the Chief Executive Officer’s outstanding stock options and restricted stock awards will immediately vest.

Litigation

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of our subsidiaries, threatened against or affecting the Company, our Common Stock, any of our subsidiaries or of the Company’s or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

NOTE 13.  SUBSEQUENT EVENTS

Issuance of Common Stock due to Conversions and Vesting of Restricted Stock Units (“RSUs”)

During the period April 1, 2021 through May 20, 2021, the Company issued an aggregate 26,550,242 shares of its Common Stock including 25,950,904 shares of Common Stock for conversions of its Preferred Stocks and 599,338 pursuant to RSU vestings.

Amendment to Certificate of Incorporation

Our Certificate of Incorporation as of March 31, 2021 authorizes a total of 1.0 billion shares of Common Stock for issuance. Effective as of January 28, 2021 and February 16, 2021, respectively, our Board of Directors and the Majority Shareholders approved and authorized an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1.0 billion shares to 2.0 billion shares, resulting in a total increase of 1.0 billion authorized shares of Common Stock.  Contemporaneous with this action, the Company amended the 2020 Omnibus Incentive Plan to increase the number of shares of Common Stock available for issuance under the 2020 Plan to 145.0 million shares. These actions became effective on April 21, 2021.

Creation of Advisory Board and Issuance of Warrants

In April 2021, the Company created an advisory board to the Board of Directors comprised of 3 individuals. As compensation for advisory board services, the Company granted each member warrants to purchase 200,000 shares of the Company’s Common Stock. Such warrants have an exercise price of $0.07 per share and will vest over a one-year period beginning on April 19, 2021.

Issuance of Options

In April 2021, the Company granted an aggregate of 54,050,000 options to purchase shares of Common Stock including 50,700,000 to certain officers and employees and 3,350,000 to certain members of the Company’s Board of Directors. Such options have an exercise price of $0.067 and vest at various times through April 16, 2023. As a condition of issuance of these options, certain employees surrendered an aggregate of 6,520,000 previously issued or contractually promised equity awards and certain members of the Company’s Board of Directors surrendered the right to an initial grant of options to purchase that number of shares of Common Stock equal to $120,000 divided by the fair market value of the Company’s Common Stock as determined on the date of grant as reported on the OTC Markets, and further surrendered an option to purchase that number of shares of Common Stock equal to $60,000 divided by the fair market value of the Company’s Common Stock as determined on the date of grant beginning on the first anniversary and on each annual anniversary thereafter.

Entry into Second Lincoln Park Purchase Agreement

On May 17, 2021 (the "Execution Date"), the Company entered into a purchase agreement, dated as of the Execution Date (the "Purchase Agreement"), and a registration rights agreement, dated as of the Execution Date (the "Registration Rights Agreement"), with Lincoln Park Capital Fund, LLC ("Lincoln Park"), pursuant to which Lincoln Park has committed to purchase up to $15,100,000 of the Company's Common Stock, $0.01 par value per share.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $15,100,000 worth of shares of Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company's sole discretion, over the 24-month period commencing on the date that a registration statement covering the resale of shares of Common Stock that have been and may be issued under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the "SEC") pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied, all of which are outside the control of Lincoln Park (such date on which all of such conditions are satisfied, the "Commencement Date"). The Company has until May 31, 2021 to file the registration statement.

Under the Purchase Agreement, on any business day over the term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (each, a "Purchase Notice") directing Lincoln Park to purchase up to 250,000 shares of Common Stock per business day (“Regular Purchase”), which (i) increases to up to 300,000 shares in the event the price of the Company’s Common Stock is not below $0.10 per share, (ii) increases to 350,000 shares of Common Stock per Business Day in the event the price of the Company’s Common Stock is not below $0.25 per share, and (iii) increases to 500,000 shares in the event the price of the Company’s Common Stock is not below $0.50 per share (in each case, subject to adjustment for any reorganization, recapitalization, non- cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). In each case, Lincoln Park's maximum commitment in any single Regular Purchase may not exceed $500,000. The Purchase Agreement provides for a purchase price per Purchase Share (the "Purchase Price") equal to the lesser of:

●	the lowest sale price of the Company's Common Stock on the purchase date; and

●
the average of the three lowest closing sale prices for the Company's Common Stock during the fifteen consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition, on any date on which the Company submits a Purchase Notice to Lincoln Park, the Company also has the right, in its sole discretion, to present Lincoln with an accelerated purchase notice (each, an "Accelerated Purchase Notice") directing Lincoln Park to purchase an amount of stock (the "Accelerated Purchase") equal to up to the lesser of (i) three times the number of shares of Common Stock purchased pursuant to such Regular Purchase; and (ii) 30% of the aggregate shares of the Company's Common Stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase Date, the portion of the normal trading hours on the applicable Accelerated Purchase Date prior to such time that any one of such thresholds is crossed (such period of time on the applicable Accelerated Purchase Date, the "Accelerated Purchase Measurement Period"), provided that Lincoln Park will not be required to buy shares of Common Stock pursuant to an Accelerated Purchase Notice that was received by Lincoln Park on any business day on which the last closing trade price of the Company's Common Stock on the OTC Markets (or alternative national exchange in accordance with the Purchase Agreement) is below $0.25 per share. The purchase price per share of Common Stock for each such Accelerated Purchase will be equal to the lesser of:

●	95% of the volume weighted average price of the Company's Common Stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase Date; and

●	the closing sale price of the Company's Common Stock on the applicable Accelerated Purchase Date.

The Company may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an amount of stock (the "Additional Accelerated Purchase") equal to up to the lesser of (i) three times the number of shares purchased pursuant to such Regular Purchase; and (ii) 30% of the aggregate number of shares of the Company's Common Stock traded during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement (such period of time on the applicable Additional Accelerated Purchase date, the "Additional Accelerated Purchase Measurement Period"). Additional Accelerated Purchases will be equal to the lower of:

●
95% of the volume weighted average price of the Company's Common Stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●	the closing sale price of the Company's Common Stock on the applicable Additional Accelerated Purchase date.

The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed that number which, together with Lincoln Park’s then current holdings of Common Stock, exceed 4.99% of the Common Stock outstanding immediately prior to the delivery of the Purchase Notice.

Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock.

The Company has agreed with Lincoln Park that it will not enter into any "variable rate" transactions with any third party for a period defined in the Purchase Agreement.

The Company has agreed to issue to Lincoln Park 1,000,000 shares of Common Stock as commitment shares in consideration for entering into the Purchase Agreement on the Execution Date.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, subject to the survival of certain provisions set forth in the Purchase Agreement. During any "event of default" under the Purchase Agreement, all of which are outside of Lincoln Park's control, Lincoln Park does not have the right to terminate the Purchase Agreement; however, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such event of default is cured. In addition, in the event of bankruptcy proceedings by or against the Company, the Purchase Agreement will automatically terminate.

Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Lincoln Park has no right to require any sales by the Company but is obligated to make purchases from the Company as it directs in accordance with the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company's shares.

In connection with the execution of the Purchase Agreement, the Company has agreed to sell, and Lincoln Park has agreed to purchase, 1.0 million shares of Common Stock for a purchase price of $100,000 (“Original Purchase”).

Due to the terms of the Purchase Agreement as described above, management is not currently expecting the related proceeds from this agreement to be sufficient to sustain operations for an extended period of time.

The May 17, 2021 Purchase Agreement supersedes and terminates the previous agreement between the Company and Lincoln Park entered into on June 11, 2020.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

ImageWare Systems, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of ImageWare Systems, Inc. (“Company”) as of December 31, 2020 and 2019, and the related consolidated  statements of operations, comprehensive loss, shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not generate sufficient cash flows from operations to maintain operations and, therefore, is dependent on additional financing to fund operations.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Convertible Preferred Shares

As described further in Note 13 to the financial statements, the Company issued 22,863 shares of Series D Convertible Preferred Stock during the year ended December 31, 2020. The accounting for the transaction was complex, as it required the identification and assessment as to whether embedded features were required to be recognized separately and therefore, also were required to be recorded at fair value. The Company determined that the embedded conversion option, redemption option and participating dividend feature contained in the Series D Convertible Preferred Stock host instrument were required to be recognized separately as derivative liabilities at fair value.   The determination of fair value involved using complex valuation methodologies that incorporate significant assumptions which include the expected volatility of the Company’s common stock and the probability of certain conditions or events occurring.

We identified auditing the Company’s evaluation of the accounting for the embedded features included in the Series D Convertible Preferred Stock and the methods and assumptions used to estimate the fair value of the resulting derivative liability as a critical audit matter. The principal consideration for this determination was the degree of judgment involved by management in determining if the host contract was more akin to debt or equity and the development of the assumptions necessary to estimate the fair value of the derivative liability which in turn led to significant auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence for the accounting and estimated fair value.

The primary procedures we performed to address this critical audit matter included:

●
Reading the underlying Series D Convertible Preferred Stock agreements to understand the terms and conditions, economic substance, and identify embedded features requiring evaluation.

●
Testing management’s application of the relevant accounting guidance to assess if the embedded features require accounting as derivative financial instruments and applying our understanding of each.

●
Obtaining an understanding of management’s process for developing the estimated fair value, including understanding the reasons the method was selected by the Company, identifying the significant assumptions used to determine the fair value estimate, and the application of those assumptions in the related method, and evaluating the appropriateness of each.

●
Testing the data used in developing the fair value estimate, including procedures to determine whether the data was complete and accurate and sufficiently precise.

●
Evaluating the significant assumptions used in developing the fair value estimate, including:

o
Evaluating whether management’s estimation of the probability of whether certain conditions or events were reasonable as of each valuation date.

o
Comparing the forecasted volatility of the Company’s common stock price to its historical volatility.

●
Involving the use of valuation professionals with specialized skill and knowledge to assist in the evaluation of management’s process, selected method, and inputs and assumptions used in the method.

Modification of Preferred Shares

As described in Note 2 and Note 14 to the financial statements, during the year ended December 31, 2020 the Company amended the terms of its Series A and Series A-1 Preferred Stock. In addition, the Company converted the Series C Preferred Stock into shares of Series D Preferred Stock. The accounting for the transactions was complex due to a lack of authoritative guidance on the accounting for preferred stock modifications and extinguishments within US GAAP. Additionally, the transactions required an estimation of the fair value of Series A, Series A-1, and Series D Preferred Stock.

We identified auditing the Company’s accounting for the modification of the Series A and A-1 preferred shares, the conversion of the Series C Preferred Stock into Series D Preferred Stock, and the corresponding fair value estimates of the Series A, Series A-1, and Series D Preferred Stock as a critical audit matter. The principal consideration for this determination was a combination of the lack of authoritative guidance on accounting for the modification or extinguishment of preferred shares and the judgment involved by management in developing the model and assumptions necessary to estimate of the fair value of the Series A, Series A-1, and Series D Preferred Stock.  This in turn led to significant auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to management’s accounting conclusions and the reasonableness of the significant assumptions used by the Company to estimate each fair value and the application of those assumptions within the valuation methods.

The primary procedures we performed to address this critical audit matter included:

●
Reading the underlying preferred share agreements to understand the terms, conditions and economic substance of the transactions.

●
Evaluating whether management’s selection and application of the relevant accounting guidance was reasonable and supportable, applying our understanding of the agreements.

●
Obtaining an understanding of management’s process for developing the estimated fair value of the Series A, Series A-1, and Series D Preferred Stock, including understanding the reasons the methods were selected by the Company, identifying the significant assumptions used to determine the fair value estimates and the application of those assumptions in the related models, and evaluating the appropriateness of each.

●
Testing the data used in developing the fair value estimates, including procedures to determine whether the data was complete and accurate and sufficiently precise.

●
Involving the use of valuation professionals with specialized skill and knowledge to assist in the evaluation of management’s process, selected methods, and inputs and assumptions used in the methods.

/s/ Mayer Hoffman McCann P.C.
We have served as the Company's auditor since 2011.
San Diego, California
April 2, 2021

 IMAGEWARE SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$8,345	$1,030
Accounts receivable, net of allowance for doubtful accounts of $5 and $7 at December 31, 2020 and 2019, respectively.	577	657
Inventory, net	40	615
Other current assets	196	243
Total Current Assets	9,158	2,545

Property and equipment, net	155	216
Other assets	458	257
Operating lease right-of-use assets	1,557	1,906
Intangible assets, net of accumulated amortization	58	70
Goodwill	3,416	3,416
Total Assets	$14,802	$8,410

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$1,007	$515
Deferred revenue	903	1,629
Accrued expense	1,130	1,312
Operating lease liabilities, current portion	421	373
Derivative liabilities	24,128	369
Note payable, current portion	918	—
Total Current Liabilities	28,507	4,198

Other long-term liabilities	65	118
Note payable, net of current portion	653	—
Lease liabilities, net of current portion	1,297	1,716
Pension obligation	2,531	2,256
Total Liabilities	33,053	8,288

Mezzanine Equity:
Series C Convertible Redeemable Preferred Stock, $0.01 par value, designated 1,000 shares, 0 and 1,000 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively; liquidation preference $0 and $10,000 at December 31, 2020 and December 31, 2019, respectively.	—	8,884
Series D Convertible Redeemable Preferred Stock, $0.01 par value, designated
26,000 shares, 22,863 and 0 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively; liquidation preference $22,863 and $0 at December 31, 2020 and 2019, respectively.	1,572	—

Shareholders’ Deficit:
Preferred stock, authorized 5,000,000 shares:
Series A Convertible Redeemable Preferred Stock, $0.01 par value; designated 38,000 shares, 37,467 shares issued and 14,911 and 37,467 shares outstanding at December 31, 2020 and 2019, respectively; liquidation preference $14,911 and $37,467 at December 31, 2020 and 2019, respectively.	—	—
Series A-1 Convertible Redeemable Preferred Stock, $0.01 par value; designated 38,000 shares, 37,467 shares issued and 14,782 and 0 shares outstanding at December 31, 2020 and 2019, respectively; liquidation preference $14,782 and $0 at December 31, 2020 and 2019, respectively.	—	—
Series B Convertible Redeemable Preferred Stock, $0.01 par value; designated 750,000 shares, 389,400 shares issued and 239,400 shares outstanding at December 31, 2020 and 2019, respectively; liquidation preference $607 at December 31, 2020 and 2019, respectively.	2	2
Common Stock, $0.01 par value, 1,000,000,000 shares authorized; 180,096,317 and 113,353,176 shares issued at December 31, 2020 and 2019, respectively, and 180,089,613 shares and 113,346,472 shares outstanding at December 31, 2020 and 2019, respectively.	1,801	1,133
Additional paid-in capital	193,652	195,079
Treasury stock, at cost 6,704 shares	(64)	(64)
Accumulated other comprehensive loss	(1,989)	(1,741)
Accumulated deficit	(213,225)	(203,171)
Total Shareholders’ Deficit	(19,823)	(8,762)
Total Liabilities, Mezzanine Equity and Shareholders’ Deficit	$14,802	$8,410

The accompanying notes are an integral part of these consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019
Revenue:
Product	$2,231	$923
Maintenance	2,554	2,583
	4,785	3,506
Cost of revenue:
Product	800	218
Maintenance	448	425
Gross profit	3,537	2,863

Operating expense:
General and administrative	4,102	3,614
Sales and marketing	2,936	3,937
Research and development	5,706	7,488
Depreciation and amortization	72	71
	12,816	15,110
Loss from operations	(9,279)	(12,247)

Interest (income) expense, net	102	(90)
Gain on change in fair value of derivative liabilities	(2,252)	(696)
Other components of net periodic pension expense	115	109
Other expense	2	1
Loss before income taxes	(7,246)	(11,571)

Income tax expense	7	10
Net loss	$(7,253)	$(11,581)
Preferred dividends, deemed dividends and accretion	(3,695)	(5,670)
Net loss available to common shareholders	$(10,948)	$(17,251)

Basic and diluted loss per common share — see Note 2:
Basic and diluted loss per share available to common shareholders	$(0.08)	$(0.17)
Basic and diluted weighted-average shares outstanding	133,346,309	104,372,048

The accompanying notes are an integral part of these consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)

	Year Ended December 31,
	2020	2019

Net loss	$(7,253)	$(11,581)
Other comprehensive income (loss):
Increase in additional minimum pension liability	(97)	(312)
Foreign currency translation adjustment	(151)	(1)
Comprehensive loss	$(7,501)	$(11,894)

The accompanying notes are an integral part of these consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
 (In thousands, except share amounts)

	Series A		Series A-1		Series B
	Convertible,		Convertible,		Convertible,							Accumulated
	Redeemable		Redeemable		Redeemable						Additional	Other
	Preferred		Preferred		Preferred		Common Stock		Treasury Stock		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Total

Balance at December 31, 2019	37,467	$-	-	$-	239,400	$2	113,353,176	$1,133	(6,704)	$(64)	$195,079	$(1,741)	$(203,171)	$(8,762)

Accretion of Preferred Stock discount	-	-	-	-	-	-	-	-	-	-	(2,688)	-	-	(2,688)
Issuance of common stock net of financing costs	-	-	-	-	-	-	15,700,000	157	-	-	2,103	-	-	2,260
Stock-based compensation expense and issuance of Restricted Stock Units	-	-	-	-	-	-	1,883,248	19	-	-	843	-	-	862
Issuance of common stock for financing facility	-	-	-	-	-	-	2,500,000	25	-	-	375	-	-	400
Modification of Series A Preferred Stock from issuance of Series A-1 Preferred Stock	(18,828)	-	18,828	-	-	-	-	-	-	-	1,849	-	-	1,849
Conversion of Series A Preferred to Common Stock	(3,728)	-	-	-	-	-	18,640,000	186	-	-	(186)	-	-	-
Conversion of Series A-1 Preferred to Common Stock	-	-	(4,046)	-	-	-	19,016,452	190	-	-	(190)	-	-	-
Dividends on Series B preferred stock, $(0.21)/share	-	-	-	-	-	-	-	-	-	-	-	-	(51)	(51)
Additional minimum pension liability	-	-	-	-	-	-	-	-	-	-	-	(97)	-	(97)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	(151)	-	(151)
Dividends on Series A preferred stock, $256.89/share	-	-	-	-	-	-	1,388,876	14	-	-	104	-	(1,967)	(1,849)
Dividends on Series A-1 preferred stock, $867.20/share	-	-	-	-	-	-	1,159,416	12	-	-	81	-	(93)	-
Dividends on Series C preferred stock, $(1,422.31)/share	-	-	-	-	-	-	6,455,149	65	-	-	625	-	(690)	-
Dividends on Series D preferred stock, $(45.70)/share	-	-	-	-	-	-	-	-	-	-	(142)	-	-	(142)
Deemed dividend from issuance of Series D preferred stock $(1859.80)/share	-	-	-	-	-	-	-	-	-	-	(4,201)	-	-	(4,201)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(7,253)	(7,253)
Balance at December 31, 2020	14,911	$-	14,782	$-	239,400	$2	180,096,317	$1,801	(6,704)	$(64)	$193,652	$(1,989)	$(213,225)	$(19,823)

	Series A Convertible, Redeemable Preferred		Series B Convertible, Redeemable Preferred		Common Stock		Treasury Stock		Additional Paid-In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Total

Balance at December 31, 2018	37,467	$-	239,400	$2	98,230,336	$981	(6,704)	$(64)	$184,130	$(1,428)	$(186,648)	$(3,027)

Accretion of Preferred Stock discount	-	-	-	-	-	-	-	-	(728)	-	-	(728)
Issuance of common stock net of financing costs	-	-	-	-	5,954,545	60	-	-	6,060	-	-	6,120
Issuance of common stock pursuant to option exercises	-	-	-	-	351,334	4	-	-	162	-	-	166
Stock-based compensation expense	-	-	-	-	-	-	-	-	643	-	-	643
Warrants issued in lieu of cash as compensation for services	-	-	-	-	-	-	-	-	9	-	-	9
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	(1)	-	(1)
Additional minimum pension liability	-	-	-	-	-	-	-	-	-	(312)	-	(312)
Dividends on Series A preferred stock, $(103.03)/share	-	-	-	-	6,959,523	70	-	-	3,791	-	(3,861)	-
Dividends on Series B preferred stock, $(0.21)/share	-	-	-	-	-	-	-	-	-	-	(51)	(51)
Dividends on Series C preferred stock, $(1,030.28)/share	-	-	-	-	1,857,438	18	-	-	1,012	-	(1,030)	-
Net loss	-	-	-	-	-	-	-	-	-	-	(11,581)	(11,581)
Balance at December 31, 2019	37,467	$-	239,400	$2	113,353,176	$1,133	(6,704)	$(64)	$195,079	$(1,741)	$(203,171)	$(8,762)

The accompanying notes are an integral part of these consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
Cash flows from operating activities	2020	2019
Net loss	$(7,253)	$(11,581)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	72	71
Stock-based compensation	862	643
Warrants issued in lieu of cash as compensation for services	—	9
Application of rent deposit in lieu of cash payments	124	—
Gain from change in fair value of derivative liabilities	(2,252)	(696)
Change in assets and liabilities
Accounts receivable	81	311
Inventory	576	(586)
Other assets	33	66
Operating lease right-of-use assets	(20)	168
Accounts payable	491	(162)
Accrued expense	(175)	37
Deferred revenue	(726)	415
Contract costs	—	(29)
Pension obligation	178	67
Total adjustments	(756)	314

Net cash used by operating activities	(8,009)	(11,267)

Cash flows from investing activities
Purchase of property and equipment	—	(31)
Net cash used by investing activities	—	(31)

Cash flows from financing activities
Proceeds from issuance of common stock, net	2,296	6,520
Proceeds from issuance of notes payable	4,658	—
Repayment of notes payable	(575)	—
Proceeds from exercise of stock options	—	166
Proceeds from issuance of preferred stock, net of issuance costs	9,147	—
Dividends paid to preferred stockholders	(51)	(51)

Net cash provided by financing activities	15,475	6,635

Effect of exchange rate changes on cash and cash equivalents	(151)	(1)
Net increase (decrease) in cash and cash equivalents	7,315	(4,664)
Cash and cash equivalents at beginning of year	1,030	5,694
Cash and cash equivalents at end of year	$8,345	$1,030
Supplemental disclosure of cash flow information:
Cash paid for interest	$52	$—
Cash paid for income taxes	$—	$—
Summary of non-cash investing and financing activities:
Issuance of common stock for financing facility	$400	$—
Stock dividends on Series A Convertible Redeemable Preferred Stock	$1,849	$3,861
Stock dividends on Series A-1 Convertible Redeemable Preferred Stock	$93	$—
Stock dividends on Series C Convertible Redeemable Preferred Stock	$690	$1,030
Stock dividends on Series D Convertible Redeemable Preferred Stock	$142	$—
Recognition of operating lease right-of-use assets from adoption of ASC 842	$—	$2,265
Recognition of lease liabilities of ASC 842	$—	$(2,280)
Conversion of Series A Convertible Redeemable Preferred Stock into Common Stock	$190	$—
Conversion of Series A-1 Convertible Redeemable Preferred Stock into Common Stock	$186	$—
Conversion of bridge loan into Series D Convertible Redeemable Preferred Stock	$2,187	$—
Conversion of related party notes payable and accrued interest into Series D Convertible Redeemable Preferred Stock	$334	$—
Recognition of derivative liabilities on preferred stock issuance	$26,011	$—
Deemed dividend from holder on preferred stock extinguishment and modification	$6,136	$—
Exchange of Series C Convertible Redeemable Preferred Stock for Series D Convertible Redeemable Preferred Stock	$10,000	$—
Accretion of discount on Series C Convertible Redeemable Preferred Stock	$1,116	$728
Accretion of discount on Series D Convertible Redeemable Preferred Stock	$1,572	$—
Reduction in additional minimum pension liability	$97	$312
Accrued financing costs	$—	$400

The accompanying notes are an integral part of these consolidated financial statements.

IMAGEWARE SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020 AND 2019

1.  DESCRIPTION OF BUSINESS AND OPERATIONS

Overview

As used in this Report, “we”, “us”, “our”, “ImageWare”, “ImageWare Systems” or the “Company” refers to ImageWare Systems, Inc. and all of its subsidiaries. ImageWare Systems, Inc. is incorporated in the state of Delaware. The Company is a pioneer and leader in the emerging market for biometrically enabled software-based identity management solutions. Using those human characteristics that are unique to us all, the Company creates software that provides a highly reliable indication of a person’s identity. The Company’s “flagship” product is the patented IWS Biometric Engine®. The Company’s products are used to manage and issue secure credentials, including national IDs, passports, driver licenses and access control credentials. The Company’s products also provide law enforcement with integrated mug shot, fingerprint LiveScan and investigative capabilities. The Company also provides comprehensive authentication security software using biometrics to secure physical and logical access to facilities or computer networks or internet sites. Biometric technology is now an integral part of all markets the Company addresses, and all the products are integrated into the IWS Biometric Engine.

Liquidity, Going Concern and Management’s Plan

Historically, our principal sources of cash have included customer payments from the sale of our products, proceeds from the issuance of common and preferred stock and proceeds from the issuance of debt. Our principal uses of cash have included cash used in operations, product development, and payments relating to purchases of property and equipment. We expect that our principal uses of cash in the future will be for product development, including customization of identity management products for enterprise and consumer applications, further development of intellectual property, development of Software-as-a-Service (“SaaS”) capabilities for existing products as well as general working capital requirements. Management expects that, as our revenue grows, our sales and marketing and research and development expense will continue to grow, albeit at a slower rate and, as a result, we will need to generate significant net revenue to achieve and sustain positive cash flows from operations. Historically the Company has not been able to generate sufficient net revenue to achieve and sustain positive cash flows from operations and management has determined that there is substantial doubt about the Company’s ability to continue as a going concern.

At December 31, 2020 and 2019, we had negative working capital of $19,349,000 and $1,653,000, respectively. Included in our negative working capital as of December 31, 2020 are $24,128,000 of derivative liabilities which are not required to be settled in cash except in the event of the consummation of a Change of Control or at any time after the fourth anniversary of the Series D Preferred issuance, at which time the holders of the Series D Preferred may require the Company to redeem in cash any or all of the holder’s outstanding Series D Preferred at an amount equal to the Series D Liquidation Preference Amount. At December 31, 2020 the Liquidation Preference Amount totaled $22,863,000.

Considering the financings consummated in 2020, as well as our projected cash requirements, and assuming we are unable to generate incremental revenue, our available cash will be insufficient to satisfy our cash requirements for the next twelve months from the date of this filing. At March 26, 2021, cash on hand approximated $5,178,000. Based on the Company’s rate of cash consumption in the first quarter of 2021 and the last quarter of 2020, the Company estimates it will need additional capital in the third quarter of 2021 and its prospects for obtaining that capital are uncertain. As a result of the Company’s historical losses and financial condition, there is substantial doubt about the Company’s ability to continue as a going concern.

To address our working capital requirements, management has begun instituting several cost cutting measures and may seek additional equity and/or debt financing through the issuance of additional debt and/or equity securities. Other than the Lincoln Purchase Agreement, there are currently no financing arrangements to support our projected cash shortfall, including commitments to purchase additional debt and/or equity securities, or other agreements, and no assurances can be given that we will be successful in raising additional debt and/or equity securities, or entering into any other transaction that addresses our ability to continue as a going concern.

 In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to continue to raise capital and generate positive cash flows from operations. However, the Company operates in markets that are emerging and highly competitive. There is no assurance that the Company will be able to obtain additional capital, operate at a profit or generate positive cash flows in the future. Therefore, management’s plans do not alleviate the substantial doubt of the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 105-10, Generally Accepted Accounting Principles, in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The Company’s wholly-owned subsidiaries are: XImage Corporation, a California Corporation; ImageWare Systems ID Group, Inc., a Delaware corporation (formerly Imaging Technology Corporation); I.W. Systems Canada Company, a Nova Scotia unlimited liability company; ImageWare Digital Photography Systems, LLC, a Nevada limited liability company (formerly Castleworks LLC); Digital Imaging International GmbH, a company formed under German laws; and Image Ware Mexico S de RL de CV, a company formed under Mexican laws. All significant intercompany transactions and balances have been eliminated.

Operating Cycle

Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying consolidated balance sheets, although they will be liquidated in the normal course of contract completion which may take more than one operating cycle.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expense during the reporting period. Significant estimates include the evaluation of our ability to continue as a going concern, the allowance for doubtful accounts receivable, assumptions used in the Black-Scholes model to calculate the fair value of share-based payments, fair value of Series D Preferred and financial instruments issued with and affected by the Series D Preferred Financing (defined below), fair value of financial instruments with and affected by the Series C Preferred (defined below), fair value of Series A Preferred (defined below), fair value of Series A-1 Preferred (defined below), assumptions used in the application of revenue recognition policies, assumptions used in the derivation of the Company’s incremental borrowing rate used in the computation of the Company’s operating lease liabilities and assumptions used in the application of fair value methodologies to calculate the fair value of pension assets and obligations. Actual results could differ from estimates.

Accounts Receivable

In the normal course of business, the Company extends credit without collateral requirements to its customers that satisfy pre-defined credit criteria. Accounts receivable are recorded net of an allowance for doubtful accounts. Accounts receivable are considered delinquent when the due date on the invoice has passed. The Company records its allowance for doubtful accounts based upon its assessment of various factors. The Company considers historical experience, the age of the accounts receivable balances, the credit quality of its customers, current economic conditions and other factors that may affect customers’ ability to pay to determine the level of allowance required. Accounts receivable are written off against the allowance for doubtful accounts when all collection efforts by the Company have been unsuccessful.

Inventories

Finished goods inventories are stated at the lower of cost, determined using the average cost method, or net realizable value. See Note 6.

Property, Equipment and Leasehold Improvements

Property and equipment, consisting of furniture and equipment, are stated at cost and are being depreciated on a straight-line basis over the estimated useful lives of the assets, which generally range from three to five years. Maintenance and repairs are charged to expense as incurred. Major renewals or improvements are capitalized. When assets are sold or abandoned, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized. Expenditures for leasehold improvements are capitalized. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Revenue Recognition

In accordance with ASC 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The core principle of the standard is that we should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. To achieve that core principle, we apply the following five step model:

1.
Identify the contract with the customer;

2.
Identify the performance obligation in the contract;

3.
Determine the transaction price;

4.
Allocate the transaction price to the performance obligations in the contract; and

5.
Recognize revenue when (or as) each performance obligation is satisfied.

At contract inception, we assess the goods and services promised in a contract with a customer and identify as a performance obligation each promise to transfer to the customer either: (i) a good or service (or a bundle of goods or services) that is distinct or (ii) a series of distinct goods or services that are substantially the same and that have the same pattern of transfer to the customer. We recognize revenue only when we satisfy a performance obligation by transferring a promised good or service to a customer.

Determining the timing of the satisfaction of performance obligations as well as the transaction price and the amounts allocated to performance obligations requires judgement.

We disclose disaggregation of our customer revenue by classes of similar products and services as follows:

●
Software licensing and royalties;

●
Computer hardware and identification media;

●
Services; and

●
Post-contract customer support.

Software licensing and royalties

Software licenses consist of revenue from the sale of software for identity management applications. Our software licenses are functional intellectual property and typically provide customers with the right to use our software in perpetuity as it exists when made available to the customer. We recognize revenue from software licensing at a point in time upon delivery, provided all other revenue recognition criteria are met.

Royalties consist of revenue from usage-based arrangements and guaranteed minimum-based arrangements. We recognize revenue for royalty arrangements at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied.

Computer hardware and identification media

We generate revenue from the sale of computer hardware and identification media. Revenue for these items is recognized upon delivery of these products to the customer, provided all other revenue recognition criteria are met.

Services

Services revenue is comprised primarily of software customization services, software integration services, system installation services and customer training. Revenue is generally recognized upon completion of services and customer acceptance provided all other revenue recognition criteria are met.

Post-contract customer support (“PCS”)

Post contract customer support consists of maintenance on software and hardware for our identity management solutions. We recognize PCS revenue from periodic maintenance agreements. Revenue is generally recognized ratably over the respective maintenance periods provided no significant obligations remain. Costs related to such contracts are expensed as incurred.

Arrangements with multiple performance obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. In addition to selling software licenses, hardware and identification media, services and post-contract customer support on a standalone basis, certain contracts include multiple performance obligations. For such arrangements, we allocate revenue to each performance obligation based on our best estimate of the relative standalone selling price. The standalone selling price for a performance obligation is the price at which we would sell a promised good or service separately to a customer. The primary methods used to estimate standalone selling price are as follows: (i) the expected cost-plus margin approach, under which we forecast our expected costs of satisfying a performance obligation and then add an appropriate margin for that distinct good or service and (ii) the percent discount off of list price approach.

Contract costs

We recognize an asset for the incremental costs of obtaining a contract with a customer if we expect the benefit of those costs to be longer than one year. We apply a practical expedient to expense costs as incurred for costs to obtain a contract when the amortization period is one year or less. At December 31, 2019, we had recorded approximately $118,000 in contract costs relating to capitalized commissions. During the years ended December 31, 2020 and 2019, we recognized approximately $53,000 and $18,000, respectively, of capitalized contract costs as expense. Such expense is included as a component of operating expense and is included under the caption “Sales and marketing” in our consolidated statement of operations for the years ended December 31, 2020 and 2019. We recorded no additional capitalized contract costs in the year ended December 31, 2020. We recognized approximately $1,594,000 of revenue during the year ended December 31, 2020 that was related to contract costs at the beginning of the period.

Other items

We do not offer rights of return for our products and services in the normal course of business.

Sales tax collected from customers is excluded from revenue.

The following table sets forth our disaggregated revenue for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
Net Revenue	2020	2019
(dollars in thousands)

Software and royalties	$872	$489
Hardware and consumables	84	96
Services	1,275	338
Maintenance	2,554	2,583
Total net revenue	$4,785	$3,506

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including accounts receivable, accounts payable, accrued expense, and deferred revenue, the carrying amounts approximate fair value due to their relatively short maturities.

Lease Liabilities and Operating Lease Right-of-Use Assets

The Company is a party to certain contractual arrangements for office space which meet the definition of leases under Accounting Standards Codification (“ASC”) Topic 842 – Leases (“ASC 842”). In accordance with ASC 842, the Company has determined that such arrangements are operating leases and accordingly the Company has, as of January 1, 2019, recorded operating lease right-of-use assets and related lease liability for the present value of the lease payments over the lease terms using the Company’s estimated weighted-average incremental borrowing rate of approximately 14.5%. The Company has utilized the practical expedient regarding lease and nonlease components and has combined such items into a single combined component. The Company has also utilized the practical expedient regarding leases of twelve months or less and has excluded such leases from its computation of lease liability and related right-of-use assets. The Company has also elected the optional transition package of practical expedients which include:

 A package of practical expedient to not reassess:

●
Whether a contract is or contains a lease

●
Lease classification

●
Initial direct costs

Goodwill

The Company annually, or more frequently if events or circumstances indicate a need, tests the carrying amount of goodwill for impairment. The Company performs its annual simplified impairment test in the fourth quarter of each year. In December 2018, the Company adopted the provisions of ASU 2017-04, “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” The provisions of ASU 2017-04 eliminate the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. Entities that have reporting units with zero or negative carrying amounts, will no longer be required to perform a qualitative assessment assuming they pass the simplified impairment test. The Company continues to have only one reporting unit, Identity Management, which at December 31, 2020, had a negative carrying amount of approximately $19,823,000. Based on the results of the Company’s impairment testing, the Company determined that its goodwill was not impaired as of December 31, 2020 and December 31, 2019.

Intangible and Long-Lived Assets

Intangible assets are carried at their cost less any accumulated amortization.  Any costs incurred to renew or extend the life of an intangible or long-lived asset are reviewed for capitalization. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. As of December 31, 2020, and through the date of this Annual Report, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Derivative Liabilities

The Company accounts for its derivative instruments under the provisions of ASC 815, “Derivatives and Hedging”. Under the provisions of ASC 815, the Company identified embedded features within the Series C Preferred and Series D Preferred host contracts that qualify as derivative instruments and require bifurcation.

The Company determined that the conversion option, redemption option and participating dividend feature contained in the Series C Preferred host instrument required bifurcation. The Company valued the bifurcatable features at fair value. Such liabilities aggregated approximately $833,000 at inception and are classified as current liabilities on the Company’s consolidated balance sheets under the caption “Derivative liabilities”. The Company will revalue these features at each balance sheet date and record any change in fair value in the determination of period net income or loss. Due to the exchange of all outstanding shares of Series C Preferred Stock into shares of Series D Preferred Stock, the fair value of the embedded derivative liabilities contained in the Series C host instrument was $0 at the date of exchange. The change in fair value of such amounts are recorded in the caption “Change in fair value of derivative liabilities” in the Company’s consolidated statements of operations. For the period January 1, 2020 through the November 12, 2020 date of exchange, the Company recorded a decrease to these derivative liabilities using fair value methodologies of approximately $369,000. As a result of this decrease, such liabilities aggregated approximately $0 at their November 12, 2020 date of exchange. During the twelve months ended December 31, 2019, the Company recorded a decrease to these derivative liabilities using fair value methodologies of approximately $696,000. As a result of this decrease, such liabilities aggregated approximately $369,000 at December 31, 2019.

The Company determined that the conversion option, redemption option and participating dividend feature contained in the Series D Preferred host instrument required bifurcation. The Company valued the bifurcatable features at fair value. Such liabilities aggregated approximately $26,011,000 at inception and are classified as current liabilities on the Company’s consolidated balance sheets under the caption “Derivative liabilities”. The excess of the derivative fair value over the carrying amount of the Series D Preferred was recorded as a deemed dividend of approximately $4,201,000. The Series D Preferred financing was approved by the Company’s Board of Directors to provide for an immediate need of capital, to allow the Company to continue as a going concern and to execute the Company’s business plan after consultation with several of the Company’s largest shareholders and a review of financing alternatives. The Company will revalue these features at each balance sheet date and record any change in fair value in the determination of period net income or loss. The change in fair value of such amounts are recorded in the caption “Change in fair value of derivative liabilities” in the Company’s consolidated statements of operations. For the year ended December 31, 2020, the Company recorded a decrease to its derivative liabilities using fair value methodologies of approximately $2,252,000 ($369,000 relating to Series C embedded derivatives and $1,883,000 related to Series D embedded derivatives) . As a result of this decrease, such liabilities aggregated approximately $24,128,000 at December 31, 2020.

Modification of Preferred Stock

The following Preferred Stock modifications were consummated in connection with the Series D Financing:

●
Series C Preferred Stock Exchange into Series D Preferred Stock
●
Series A Preferred Stock Modification
●
Series A-1 Preferred Stock Modification

The Company is required to analyze preferred stock modifications to determine the proper method of accounting to apply to properly record and reflect the transactions. While guidance exists in ASC 470-50 to address the accounting for debt modifications, including preferred stock that is accounted for as a liability, there is no comparable guidance to address the accounting for modifications to preferred stock instruments that are accounted for as equity or temporary equity, which necessitates the subjective determination of whether a modification or exchange represents an extinguishment. Current accounting guidance permits the analysis of preferred stock modifications by using either the qualitative approach, the fair value approach or the cash flow approach. Due to the nature of the preferred stock modifications that the Company consummated in 2020, the Company determined that the fair value approach was the most appropriate methodology.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high quality financial institutions and at times during the years ended December 31, 2020 and 2019, exceeded the FDIC insurance limits of $250,000. Sales are typically made on credit and the Company generally does not require collateral. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for doubtful accounts. The Company considers historical experience, the age of the accounts receivable balances, the credit quality of its customers, current economic conditions and other factors that may affect customers’ ability to pay to determine the level of allowance required. Accounts receivable are presented net of an allowance for doubtful accounts of approximately $5,000 and $7,000 at December 31, 2020 and 2019, respectively.

For the year ended December 31, 2020, two customers accounted for approximately 61% or $2,921,000 of total revenue and had trade receivables of approximately $250,000 as of the end of the year.  For the year ended December 31, 2019, two customers accounted for approximately 37% or $1,301,000 of total revenue and had trade receivables of approximately $161,000 as of the end of the year.

Stock-Based Compensation

At December 31, 2020, the Company had one stock-based compensation plan for employees and nonemployee directors, which authorizes the granting of various equity-based incentives including stock options and restricted stock.

The Company estimates the fair value of its stock options using a Black-Scholes option-pricing model, consistent with the provisions of ASC 718, “Compensation – Stock Compensation”. The fair value of stock options granted is recognized to expense over the requisite service period. Stock-based compensation expense for all share-based payment awards is recognized using the straight-line single-option method. Stock-based compensation expense is reported in operating expense based upon the departments to which substantially all of the associated employees report and credited to additional paid-in-capital.

ASC 718 requires the use of a valuation model to calculate the fair value of stock-based awards. The Company has elected to use the Black-Scholes option-pricing model, which incorporates various assumptions including volatility, expected life, and interest rates. The Company is required to make various assumptions in the application of the Black-Scholes option-pricing model. The Company has determined that the best measure of expected volatility is based on the historical weekly volatility of the Company’s Common Stock. Historical volatility factors utilized in the Company’s Black-Scholes computations for options granted during the years ended December 31, 2020 and 2019 ranged from 57% to 83%. The Company has elected to estimate the expected life of an award based upon the SEC approved “simplified method” noted under the provisions of Staff Accounting Bulletin Topic 14. The expected term used by the Company during the years ended December 31, 2020 and 2019 was 5.17 years. The difference between the actual historical expected life and the simplified method was immaterial. The interest rate used is the risk-free interest rate and is based upon U.S. Treasury rates appropriate for the expected term. Interest rates used in the Company’s Black-Scholes calculations for the years ended December 31, 2020 and 2019 averaged 2.58%. Dividend yield is zero as the Company does not expect to declare any dividends on the Company’s common shares in the foreseeable future.

In addition to the key assumptions used in the Black-Scholes model, the estimated forfeiture rate at the time of valuation is a critical assumption. The Company has adopted the provisions of ASU 2016-09 and will continue to use an estimated annualized forfeiture rate of approximately 5.0% for corporate officers, 4.1% for members of the Board of Directors and 15.0% for all other employees. The Company reviews the expected forfeiture rate annually to determine if that percent is still reasonable based on historical experience.

Restricted stock units are recorded at the grant date fair value with corresponding compensation expense recorded ratably over the requisite service period.

Stock-based compensation expense related to equity options was approximately $862,000 and $643,000 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, (ASC 740).Current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year. A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credits and loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

   ASC 740 requires a company to first determine whether it is more-likely-than-not (defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more-likely-than-not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.  The amount accrued for uncertain tax positions was $0 at December 31, 2020 and 2019.

   The Company’s uncertain tax position relative to unrecognized tax benefits and any potential increase in these liabilities relates primarily to the allocations of revenue and costs among the Company’s global operations and the impact of tax rulings made during the period affecting its tax positions. The Company’s existing tax positions could result in liabilities for unrecognized tax benefits. The Company recognizes interest and/or penalties related to uncertain tax positions in income tax expense. The amount of interest and penalties accrued as of December 31, 2020 and 2019 was $0.

   Significant judgment is required in evaluating the Company’s uncertain tax positions and determining the Company’s provision for income taxes. No assurance can be given that the final tax outcome of these matters will not be different from that which is reflected in the Company’s historical income tax provisions and accruals. The Company adjusts these items in light of changing facts and circumstances. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will impact the provision for income taxes in the period in which such determination is made.

Foreign Currency Translation

The financial position and results of operations of the Company’s foreign subsidiaries are measured using the foreign subsidiary’s local currency as the functional currency. Revenue and expense of such subsidiaries have been translated into U.S. dollars at weighted-average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of shareholders’ equity, unless there is a sale or complete liquidation of the underlying foreign investments. The Company translates foreign currencies of its German, Canadian and Mexican subsidiaries. The cumulative translation adjustment, which is recorded in accumulated other comprehensive loss, decreased approximately $151,000 and $1,000 for the years ended December 31, 2020 and 2019, respectively.

Comprehensive Loss

Comprehensive loss consists of net gains and losses affecting shareholders’ deficit that, under generally accepted accounting principles, are excluded from net loss. For the Company, the only items are the cumulative translation adjustment and the additional minimum liability related to the Company’s defined benefit pension plan, recognized pursuant to ASC 715-30, “Compensation - Retirement Benefits - Defined Benefit Plans – Pension”.

Advertising Costs

The Company expenses advertising costs as incurred. The Company incurred approximately $5,000 in advertising expense during the years ended December 31, 2020 and December 31, 2019.

Loss Per Share

Basic loss per common share is calculated by dividing net loss available to common shareholders for the period by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss available to common shareholders for the period by the weighted-average number of common shares outstanding during the period, adjusted to include, if dilutive, potential dilutive shares consisting of convertible preferred stock, convertible lines of credit, stock options and warrants, calculated using the treasury stock and if-converted methods.  For diluted loss per share calculation purposes, the net loss available to common shareholders is adjusted to add back any preferred stock dividends in the consolidated statements of operations for the respective periods.

(Amounts in thousands, except share and per share amounts)
	Year Ended December 31,
Numerator for basic and diluted loss per share:	2020	2019
Net loss	$(7,253)	$(11,581)
Preferred dividends, deemed dividends and accretion	(3,695)	(5,670)
Net loss available to common shareholders	$(10,948)	$(17,251)

Denominator for basic and diluted loss per share — weighted-average shares outstanding	133,346,309	104,372,048

Basic and diluted loss per share:
Net loss available to common shareholders	$ (0.08)	$(0.17)

 The following potential dilutive securities have been excluded from the computations of diluted weighted-average shares outstanding as their effect would have been antidilutive:

Potential Dilutive Securities:	Common Share Equivalents at December 31, 2020	Common Share Equivalents at December 31, 2019
Convertible redeemable preferred stock – Series A	74,555,000	32,580,000
Convertible redeemable preferred stock – Series A-1	73,910,000	—
Convertible redeemable preferred stock – Series B	46,029	46,029
Convertible redeemable preferred stock – Series C	—	10,000,000
Convertible redeemable preferred stock – Series D	392,166,023	—
Stock options	2,585,500	7,204,672
Restricted stock units (RSUs)	845,106	—
Warrants	753,775	1,733,856
Total Potential Dilutive Securities	544,861,433	51,564,557

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies, which are adopted by us as of the specified effective date. Unless otherwise discussed, the Company’s management believes the impact of recently issued standards not yet effective will not have a material impact on the Company’s consolidated financial statements upon adoption.

FASB ASU No. 2019-12. In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740).  The amendments in this update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance.  Early adoption of the amendments is permitted.  For public business entities, the amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020.  The adoption of this standard will not have a material impact on the Company’s consolidated financial statements.

FASB ASU No. 2020-01. In January 2020, the FASB issued ASU 2020-01 “Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint  Ventures (Topic 323), and Derivatives and Hedging (Topic 815)-Clarifying the Interactions between Topic 321, Topic 323, and Topic 815”, to clarify the interaction of the accounting for equity securities under ASC 321 and investments accounted for under the equity method of accounting in ASC 323 and the accounting for certain forward contracts and purchased options accounted for under ASC 815. With respect to the interactions between ASC 321 and ASC 323, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting when applying the measurement alternative in ASC 321, immediately before applying or upon discontinuing the equity method of accounting. With respect to forward contracts or purchased options to purchase securities, the amendments clarify that when applying the guidance in ASC 815-10-15-141(a), an entity should not consider whether upon the settlement of the forward contract or exercise of the purchased option, individually or with existing investments, the underlying securities would be accounted for under the equity method in ASC 323 or the fair value option in accordance with ASC 825. The ASU is effective for interim and annual reporting periods beginning after December 15, 2020.  Early adoption is permitted, including adoption in any interim period.  The adoption of this standard will not have a material impact on the Company’s consolidated financial statements.

FASB ASU No. 2020-06. In August 2020, the FASB issued ASU 2020-06 “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument and more convertible preferred stock as a single equity instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for it. The ASU also simplifies the diluted earnings per share (EPS) calculation in certain areas. This ASU is effective for public business entities, excluding entities eligible to be smaller reporting companies, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption will be permitted. The Company is currently evaluating the impact ASU 2020-06 will have on its consolidated financial statements.

3.  FAIR VALUE ACCOUNTING

The Company accounts for fair value measurements in accordance with ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2
Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value by level within the fair value hierarchy. As required by ASC 820, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at December 31, 2020
($ in thousands)	Total	Level 1	Level 2	Level 3
Assets:
Pension assets	$1,881	$—	$—	$1,881
Totals	$1,881	$—	$—	$1,881
Liabilities:
Derivative liabilities	$24,128	$—	$—	$24,128
Totals	$24,128	$—	$—	$24,128

	Fair Value at December 31, 2019
($ in thousands)	Total	Level 1	Level 2	Level 3
Assets:
Pension assets	$1,713	$—	$—	$1,713
Totals	$1,713	$—	$—	$1,713
Liabilities:
Derivative liabilities	$369	$—	$—	$369
Totals	$369	$—	$—	$369

The Company’s German pension plan is funded by insurance contract policies whereby the insurance company guarantees a fixed minimum return. The Company has determined that the pension assets are appropriately classified within Level 3 of the fair value hierarchy because they are valued using actuarial valuation methodologies which approximate cash surrender value that cannot be corroborated with observable market data. All plan assets are managed in a policyholder pool in Germany by outside investment managers. The investment manager is responsible for the investment strategy of the insurance premiums that Company submits and does not hold individual assets per participating employer. The German Federal Financial Supervisory oversees and supervises the insurance contracts.

As of December 31, 2020, the Company had embedded features contained in the Series D Preferred host instrument (issued in November 2020) that qualified for derivative liability treatment.  The recorded fair market value of these features was approximately $24,128,000 at December 31, 2020, and are classified as a current liability in the consolidated balance sheet as of December 31, 2020. The fair value of the Company’s derivative liabilities are classified within Level 3 of the fair value hierarchy because they are valued using pricing models that incorporate management assumptions that cannot be corroborated with observable market data.  The Company uses Monte-Carlo simulations and other fair value methodologies in the determination of the fair value of derivative liabilities. Considering the various path dependencies for the Series D Preferred Stock, Monte-Carlo simulations were deemed the most appropriate methodology.

At December 31, 2019, the Company had embedded features contained in the Series C Preferred host instrument that qualified for derivative liability treatment. The recorded fair market value of these features was $369,000 at December 31, 2019. Due to the exchange of the Series C Preferred into Series D Preferred, the value of the Series C derivative liabilities was $0 at December 31, 2020. Such liabilities are classified within Level 3 of the fair value hierarchy because they were valued using pricing models that incorporate management assumptions that cannot be corroborated with observable data.

Some of the aforementioned fair value methodologies are affected by the Company’s stock price as well as assumptions regarding the expected stock price volatility over the term of the derivative liabilities in addition to the probability of future events. Significant assumptions used in the application of fair value methodologies for the Series D Preferred are a risk-free rate of 0.26% to 0.31%, equity volatility of 96.9% to 98.0%, effective life of 4.0 years, and a preferred stock dividend rate of 4.0%. Additionally, management has made certain estimates regarding the timing of potential change of control events.

The Company monitors the activity within each level and any changes with the underlying valuation techniques or inputs utilized to recognize if any transfers between levels are necessary.  That determination is made, in part, by working with outside valuation experts for Level 3 instruments and monitoring market related data and other valuation inputs for Level 1 and Level 2 instruments.

The reconciliations of Level 3 pension assets measured at fair value in 2020 and 2019 are presented below:

($ in thousands)	December 31, 2020	December 31, 2019
Pension assets:
Fair value at beginning of year	$1,713	$1,734
Return on plan assets	92	80
Company contributions and benefits paid, net	(82)	(68)
Effect of rate changes	158	(33)
Fair value at end of year	$1,881	$1,713

The reconciliations of Level 3 derivative liabilities measured at fair value in 2020 and 2019 are presented below:

($ in thousands)	December 31, 2020	December 31, 2019
Derivative liabilities
Fair value at beginning of year	$369	$1,065
Issuances from Preferred Stock Financing	26,011	-
Change in fair value included in earnings	(2,252)	(696)
Fair value at end of year	$24,128	$369

4.  INTANGIBLE ASSETS AND GOODWILL

The carrying amounts of the Company’s patent intangible assets were $58,000 and $70,000 as of December 31, 2020 and 2019, respectively, which includes accumulated amortization of $601,000 and $589,000 as of December 31, 2020 and 2019, respectively.  Amortization expense for patent intangible assets was $12,000 for the years ended December 31, 2020 and 2019. Patent intangible assets are being amortized on a straight-line basis over their remaining life of approximately 5.5 years. There was no impairment of the Company’s intangible assets during the years ended December 31, 2020 and 2019.

The Company annually, or more frequently if events or circumstances indicate a need, tests the carrying amount of goodwill for impairment. The Company performs its annual simplified impairment test in the fourth quarter of each year. In December 2020, the Company adopted the provisions of ASU 2017-04, "Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment". The provisions of ASU 2017-04 eliminate the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit's carrying amount over its fair value. Entities that have reporting units with zero or negative carrying amounts, will no longer be required to perform a qualitative assessment assuming they pass the simplified impairment test. The Company continues to have only one reporting unit, Identity Management which, at December 31, 2020, had a negative carrying amount of approximately $19,823,000. Based on the results of the Company's impairment testing, the Company determined that its goodwill was not impaired during the years ended December 31, 2020 and 2019.

The estimated acquired intangible amortization expense for the next five fiscal years is as follows:
Fiscal Year Ended December 31,	Estimated Amortization Expense ($ in thousands)
2021	$12
2022	12
2023	12
2024	12
2025	10
Thereafter	-
Totals	$58

5.  RELATED PARTIES

Notes Payable

Factoring Agreement

On February 12, 2020, the Company entered into a factoring agreement (the "Factoring Agreement") with a former member of the Company’s Board of Directors (the "Factoring Lender"). Under the Factoring Agreement, the Company received $350,000 in proceeds (the "Factoring Principal") in the form of a loan, bearing interest at a rate of 1% for every seven days until the Factoring Principal and accrued interest are paid in full, with a maturity date of March 4, 2020. Pursuant to the Factoring Agreement, repayment of the Factoring Principal and accrued interest was secured by certain of the Company’s trade accounts receivable approximating $500,000 (the "Factoring Collateral"). During the twelve months ended December 31, 2020, the Company recorded approximately $45,000 in interest expense related to the Factoring Agreement. In May 2020, the Company repaid $35,000 in accrued interest to the Factoring Lender. As a condition to the consummation of the Company's offer and sale (the "Closing") of shares of its Series D Convertible Preferred Stock, par value $0.01 ("Series D Preferred") (the "Series D Financing"), the Factoring Lender agreed to settle the entire Factoring Principal plus accrued interest and release the Company from liabilities due under the Factoring Agreement in exchange for a one-time payment of $360,000 (the "Factoring Settlement") to be made upon the Closing, and out of the proceeds, of the Series D Financing. On November 16, 2020, the Company fulfilled its obligation under the Factoring Settlement, thereby releasing it from its obligation under the Factoring Agreement.

Convertible Promissory Notes

During the year ended December 31, 2020, the Company received advances from a second former member of the Board of Directors (the "Board Lender") in the aggregate amount of $450,000. On June 29, 2020, the Company executed a promissory note (the "Board Note") in the favor of the Board Lender in the principal amount of $450,000 (the "Board Note Principal"), pursuant to which the Board Note Principal accrued simple interest at the rate of 5% per annum, and was convertible into shares of the Company's Common Stock at $0.16 per share of Common Stock at the election of the Board Lender. The Board Note was to mature on the earlier to occur of (i) October 13, 2020, or (ii) on such date that the Company consummates a debt and/or equity financing resulting in net proceeds to the Company of at least $3.0 million.

Also during the year ended December 31, 2020, the Company received advances from a third former member of the Board of Directors (the "Second Board Lender") in the aggregate amount of $100,000. On June 29, 2020, the Company executed a promissory note (the "Second Board Note", and collectively with the Board Note, the "Board Notes") in the principal amounts of $100,000 (the "Second Board Note Principal"), pursuant to which the Second Board Note Principal accrued simple interest at the rate of 5% per annum, and was convertible into shares of the Company’s Common Stock at $0.16 per share of Common Stock at the election of the Second Board Lender. The Second Board Note was to mature on the earlier to occur of (i) October 13, 2020, or (ii) on such date that the Company consummates a debt and/or equity financing resulting in net proceeds to the Company of at least $3.0 million.

On November 12, 2020, in connection with the Closing of the Series D Financing, the Board Lenders entered into (i) Debt Exchange Agreements (collectively, the "Debt Exchange Agreements"), and (ii) Satisfaction and Release Agreements (collectively, the "Release Agreements"), for the purpose of satisfying certain obligations of the Company arising under (i) the Board Note, and (ii) the Second Board Note. Pursuant to the Debt Exchange Agreements and Release Agreements: (a) one-half of the Board Note Principal plus accrued interest, totaling approximately $232,000 was converted into 231.6 shares of Series D Preferred at a rate of $1,000 per share of Series D Preferred, with the remaining one-half of the Board Note Principal plus accrued interest, totaling approximately $232,000, to be paid to the Board Lender in cash out of proceeds of the Series D Financing, in full satisfaction of the Company's obligations under the Board Note; and (b) the entire Second Board Note Principal plus accrued interest, totaling approximately $103,000, was converted into 102.8 shares of Series D Preferred at a rate of $1,000 per share of Series D Preferred, in full satisfaction of the Company's obligations under the Second Board Note.

Professional Services Agreement

During the year ended December 31, 2020, the Company entered into professional services agreement with a firm affiliated with a member of the Company’s Board at the time the parties entered into the agreement. The Company made no payments pursuant to this agreement during the twelve months ended December 31, 2020 and has made approximately $34,000 during 2021. The Company has the right to terminate the agreement on thirty days written notice at any time.

6.  INVENTORY

Inventories of  $40,000 as of December 31, 2020 were comprised of work in process of $26,000, representing direct labor costs on in-process projects and finished goods of $14,000 net of reserves for obsolete and slow-moving items of $3,000.

Inventories of  $615,000 as of December 31, 2019 were comprised of work in process of $608,000, representing direct labor costs on in-process projects and finished goods of  $7,000 net of reserves for obsolete and slow-moving items of $3,000.

Appropriate consideration is given to obsolescence, excessive levels, deterioration and other factors in evaluating net realizable value and required reserve levels.

7.  PROPERTY AND EQUIPMENT

Property and equipment at consist of:

($ in thousands)	December 31, 2020	December 31, 2019

Equipment	$996	$996
Leasehold improvements	77	77
Furniture	257	257
	1,330	1,330
Less accumulated depreciation	(1,175)	(1,114)
	$155	$216

Total depreciation expense for the years ended December 31, 2020 and 2019 was approximately $60,000 and $59,000, respectively.

8.  ACCRUED EXPENSE

Principal components of accrued expense consist of:

($ in thousands)	December 31, 2020	December 31, 2019

Compensated absences	$182	$385
Wages, payroll taxes and sales commissions	13	6
Customer deposits	131	18
Interest	10	—
Royalties	72	72
Pension and employee benefit plans	—	58
Accrued financing fees	500	500
Professional services	—	121
Income and sales taxes	95	50
Dividends	49	40
Other	78	62
	$1,130	$1,312

9.  NOTES PAYABLE

Concurrently with the execution of the Series D Purchase Agreement, the Company and certain Series D Preferred investors executed the Series D Bridge Loan Agreement (“the Bridge Loan”), pursuant to which each Investor signatory thereto agreed to the Bridge Loan, secured by all assets of the Company, in an amount equal to 20% of such Investor’s purchase commitment as set forth in the Purchase Agreement, which Bridge Loan, plus accrued interest, will roll into, and be used to purchase, Series D Preferred at Closing.

Pursuant to the Bridge Loan, the Company received proceeds of $2,187,000 in September 2020.  The Bridge Loan bears interest at a fixed rate of 12% and is due and payable in arrears on the earlier of the Loan Conversion Date, as such term is defined in the Loan Agreement, or six months after the disbursement of the Bridge Loan. All amounts due and payable pursuant to the Bridge Loan are automatically convertible, without further action by the Investors, into shares of Series D Preferred at Closing at a purchase price of $1,000 for each share of Series D Preferred. The repayment of all amounts due under the terms of the Loan Agreement are secured by all assets of the Company. On November 12, 2020, contemporaneously with the closing of the Series D Preferred Financing, all amounts due under the Bridge Loan were converted into shares of Series D Preferred Stock.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). On May 4, 2020, the Company entered into a loan agreement (the “PPP Loan”) with Comerica Bank (“Comerica”) under the Paycheck Protection Program (the “PPP”), which is part of the CARES Act administered by the United States Small Business Administration (“SBA”). As part of the application for these funds, the Company in good faith, has certified that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account our current business activity and our ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. Under the PPP, the Company received proceeds of approximately $1,571,000. In accordance with the requirements of the PPP, the Company utilized the proceeds from the PPP Loan primarily for payroll costs, rent and utilities. The PPP Loan has a 1.00% interest rate per annum, matures on May 4, 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of PPP, all or certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act, which the Company continues to evaluate. While no determination has been made at the time of the filing of this Annual Report, the Series D Financing may affect the Company's ability to have the PPP Loan forgiven under the PPP. The Company has recorded the entire amount of the PPP Loan as debt. Under the terms of the PPP Loan, monthly payments of principal and interest were due to commence November 1, 2020, however the SBA is deferring loan payments for borrowers who apply for loan forgiveness until the SBA remits the borrower’s loan forgiveness amount to the lender. The Company plans to file for loan forgiveness and at the time of the filing of this Annual Report, no amounts have been repaid. At December 31, 2020, the Company has recorded the current portion of the PPP Loan of approximately $918,000 as a current liability under the caption “Notes payable, current portion” in its consolidated balance sheet. The remaining portion of approximately $653,000 is recorded as a long-term liability under the caption “Note payable, net of current portion” in its consolidated December 31, 2020 balance sheet.

10.  INCOME TAXES

   The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, (ASC 740). Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary based on the weight of available evidence, if it is considered more likely than not that all or some portion of the deferred tax assets will not be realized. Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.  The Company has established a valuation allowance against its deferred tax asset due to the uncertainty surrounding the realization of such asset.

The significant components of the income tax provision are as follows:

($ in thousands)	Year Ended December 31,
Current	2020	2019
Federal	$ —	$—
State	—	—
Foreign	7	10

Deferred
Federal	—	—
State	—	—
Foreign	—	—

	$7	$10

The following is a schedule of the deferred tax assets and liabilities as of December 31, 2020 and 2019:

($ in thousands)	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$23,327	$21,981
Stock based compensation	1,626	1,678
Reserves , loans and accrued expense	421	118
Gross deferred tax assets	25,374	23,777
Valuation allowance	(25,193)	(23,643)
Gross deferred tax assets after valuation allowance	181	134
Deferred tax liability - Intangible and fixed assets	(181)	(134)

Net deferred tax liabilities	$—	$—

A reconciliation of the provision for income taxes to the amount computed by applying the statutory income tax rates to loss before income taxes is as follows:

	2020	2019

Amounts computed at statutory rates	$(1,415)	$(2,432)
State income tax, net of federal benefit	(551)	(579)
Expiration of net operating loss carryforwards	620	879
Equity compensation	170	617
Non-deductible interest	(581)	(146)
Foreign tax rate differential	215	184
Other	(1)	3
Net change in valuation allowance on deferred tax assets	1,550	1,484

	$7	$10

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

At December 31, 2020, the Company had federal net operating loss carryforwards of approximately $60,035,000 that begin to expire in 2021. The Company has federal net operating losses of approximately $29,121,000 that arose after the 2017 tax year and will carryforward indefinitely, the utilization of which is limited to 80% of taxable income in any given year. The Company has net operating loss carryforwards of approximately $70,436,000 for the state of California that will begin to expire in 2035.

The Internal Revenue Code (the “Revenue Code”) limits the availability of certain tax credits and net operating losses that arose prior to certain cumulative changes in a corporation’s ownership resulting in a change of control of the Company. The Company’s use of its net operating loss carryforwards and tax credit carryforwards will be significantly limited because the Company believes it underwent “ownership changes”, as defined under Section 382 of the Revenue Code, in several years, though the Company has not performed a study to determine the limitation. The Company continues to disclose the tax effect of the net operating loss carryforwards at their original amount in the table above as the actual limitation has not yet been quantified. The Company has also established a full valuation allowance for substantially all deferred tax assets due to uncertainties surrounding its ability to generate future taxable income to realize these assets. Since substantially all deferred tax assets are fully reserved, future changes in tax benefits will not impact the effective tax rate. Management periodically evaluates the recoverability of the deferred tax assets. If it is determined at some time in the future that it is more likely than not that deferred tax assets will be realized, the valuation allowance would be reduced accordingly at that time.

Tax returns for the years 2016 through 2020 are subject to examination by taxing authorities. The Company and its subsidiaries are subject to U.S. federal and state income tax, and in the normal course of business, its income tax returns are subject to examination by the relevant taxing authorities. As of December 31, 2020, the 2016 – 2020 tax years remain subject to examination in the U.S. federal tax state and foreign jurisdictions. However, to the extent allowed by law, the taxing authorities may have the right to examine the period from 2000 through 2020 where net operating losses and income tax credits were generated and carried forward and make adjustments to the amount of the net operating loss and income tax credit carryforward amount. The Company is not currently under examination by federal, state, or foreign jurisdictions. The Company recognizes the tax benefit from an uncertain income tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. As of December 31, 2020 and 2019 the Company had no liability for unrecognized tax benefits. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2020, the Company has no accrued interest or penalties related to uncertain tax positions.

On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. Under ASC 740, the effects of new legislation are recognized upon enactment. Accordingly, the CARES Act is effective beginning in the quarter ended March 31, 2020. The Company does not currently believe that such provisions will have a material impact on the Company’s consolidated financial statements.

11.  LEASES

The Company is a party to certain contractual arrangements for office space which meet the definition of leases under ASC 842 – Leases. In accordance with ASC 842, the Company has determined that such arrangements are operating leases and accordingly the Company has, as of January 1, 2019, recorded operating lease right-of-use assets and related lease liability for the present value of the lease payments over the lease terms using the Company’s estimated weighted-average incremental borrowing rate of approximately 14.5% as the discount rates implicit in the Company’s leases cannot be readily determined. Such assets and liabilities aggregated approximately $2,265,000 and $2,280,000 as of January 1, 2019, respectively and $1,906,000 and $2,089,000 as of December 31, 2019, respectively. At December 31, 2020, such assets and liabilities aggregated approximately $1,557,000 and $1,718,000, respectively. The Company determined that it had no arrangements representing finance leases.

The Company’s operating leasing arrangements are summarized below:

Our corporate headquarters is located in San Diego, California, where we now occupy approximately 500 square feet of office space at a cost of approximately $2,000 per month. We entered into this facility’s lease in February 2021 and this new lease commenced on March 1, 2021 and is on a month-to-month basis. In addition to our corporate headquarters, we also occupied the following spaces at December 31, 2020:

●
1,508 square feet in Ottawa, Province of Ontario, Canada, at a cost of approximately $3,000 per month until the expiration of the lease on March 31, 2021. The Company extended this lease for a 30-day period and is currently evaluating alternative premises which the Company believes is readily available;

●
9,720 square feet in Portland, Oregon, at a cost of approximately $23,000 per month until the expiration of the lease on February 28, 2023; and

●
183 square feet of office space in Mexico City, Mexico, at a cost of approximately $2,000 per month until September 30, 2021.

Prior to entering into our current lease agreement in January 2021 and moving our corporate headquarters to a new location, we occupied 8,511 square feet of office space in San Diego, at a cost of approximately $28,000 per month. In January 2021, we entered in a subleasing agreement for our previously occupied corporate headquarters located in San Diego, California. The term of the sublease commences on April 1, 2021 and expires on April 30, 2025 coterminous with the expiration of the Company’s master lease. Sublease payments due the Company approximate $26,000 per month over the term of the sublease.

The above leases contain no residual value guarantees provided by the Company and there are no options to either extend or terminate the leases. The Company is not a party to any subleasing arrangements.

For the twelve months ended December 31, 2020, the Company recorded approximately $657,000 in lease expense using the straight-line method. For the twelve months ended December 31, 2019 the Company recorded approximately $673,000 in operating lease expense. Under the provisions of ASC 842, lease expense is comprised of the total lease payments under the lease plus any initial direct costs incurred less any lease incentives received by the lessor amortized ratably using the straight-line method over the lease term. The weighted-average remaining lease term of the Company’s operating leases as of December 31, 2020 is 3.64 years. Cash payments under operating leases aggregated approximately $669,000 for the twelve months ended December 31, 2020 and are included in operating cash flows.

The Company’s lease liability was computed using the present value of future lease payments. The Company has utilized the practical expedient regarding lease and non-lease components and combined such components into a single combined component in the determination of the lease liability. The Company has excluded the lease of its office space in Mexico City, Mexico in the determination of the lease liability as of January 1, 2019 as its term is less than 12 months.

At December 31, 2020, future minimum undiscounted lease payments are as follows for the years ending:

($ in thousands)
2021	$664
2022	$653
2023	$424
2024	$387
2025	$129
Thereafter	$—
Total	$2,257
Short-term leases not included in lease liability	$(22)
Present Value effect on future minimum undiscounted lease payments at December 31, 2020	$(517)
Lease liability at December 31, 2020	$1,718
Less current portion	$(421)
Non-current lease liability at December 31, 2020	$1,297

12.   CONTINGENT LIABILITIES

Employment Agreements

The Company has an employment agreement with its Chief Executive Officer, which expires on March 2, 2022. The Company may terminate the agreement with or without cause. Subject to the conditions and other limitations set forth in the employment agreement, the executive will be entitled to the following severance benefits if the Company terminates the executive’s employment without cause or in the event of an involuntary termination (as defined in the employment agreement) by the Company or by the executive:

Under the terms of the agreement, the Chief Executive Officer will be entitled to the following severance benefits if we terminate their employment without cause or in the event of an involuntary termination: (i) severance payments equal to the lesser of twelve months’ base salary or the remaining period prior to the expiration of the Employment Period; (ii) continuation of fringe benefits and medical insurance for a period of twelve months. In the event that the Chief Executive Officer’s employment is terminated within six months prior to or thirteen months following a change of control (as defined in the employment agreements), the Chief Executive Officer is entitled to the severance benefits described above, except that 100% of the Chief Executive Officer’s outstanding stock options and restricted stock awards will immediately vest.

Litigation

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of our subsidiaries, threatened against or affecting the Company, our Common Stock, any of our subsidiaries or of the Company’s or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

13.  MEZZANINE EQUITY

Series C Convertible Redeemable Preferred Stock

On September 10, 2018, the Company filed the Certificate of Designations, Preferences, and Rights of Series C Preferred with the Secretary of State for the State of Delaware – Division of Corporations, as amended November 12, 2020 (the “Series C Certificate”) designating 1,000 shares of the Company’s preferred stock, par value $0.01 per share, as Series C Preferred. Shares of Series C Preferred accrue dividends cumulatively and are payable quarterly at a rate of 8% per annum if paid in cash, or 10% per annum if paid by the issuance of shares of Common Stock. Each share of Series C Preferred has a liquidation preference equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends, and (ii) such amount per share as would have been payable had each share been converted into Common Stock immediately prior to the occurrence of a Liquidation Event or Deemed Liquidation Event. Each share of Series C Preferred is convertible into that number of shares of the Company’s Common Stock equal to the Stated Value, divided by $1.00, which conversion rate is subject to adjustment in accordance with the terms of the Series C Certificate. Holders of Series C Preferred may elect to convert shares of Series C Preferred into Conversion Shares at any time. Holders of the Series C Preferred may also require the Company to redeem all or any portion of such holder’s shares of Series C Preferred at any time from and after the third anniversary of the issuance date or in the event of the consummation of a Change of Control (as such term is defined in the Series C Certificate). Subject to the terms and conditions set forth in the Series C Certificate, in the event the volume-weighted average price of the Company’s Common Stock is at least $3.00 per share (subject to adjustment in accordance with the terms of the Series C Certificate) for at least 20 consecutive trading days, the Company may convert all, but not less than all, issued and outstanding shares of Series C Preferred into Conversion Shares. In addition, in the event of a Change of Control, the Company will have the option to redeem all, but not less than all, issued and outstanding shares of Series C Preferred for 115% of the Liquidation Preference Amount per share. The Series C Certificate provides for a drag-along right whereby if at any time one or more holders of Series C Preferred then holding, in the aggregate, more than 50% of the outstanding shares of Series C Preferred, exchange all (but not less than all) of each such exchanging shareholder’s shares of Series C Preferred for shares of Series D Preferred, then such initiating shareholder(s), in their sole discretion, shall have the right to require that all the holders of Series C Preferred similarly exchange their shares of Series C Preferred into shares of Series D Preferred on identical terms and conditions to the majority shareholders that elected to exchange their Series C Preferred into Series D Preferred. Holders of Series C Preferred will have the right to vote, on an as-converted basis, with the holders of the Company’s Common Stock on any matter presented to the Company’s stockholders for their action or consideration. Shares of Series C Preferred rank senior to the Company’s Common Stock and Series A Preferred, and junior to the Company’s Series B Preferred Stock and Series D Preferred.

The Company had 0 and 1,000 shares of Series C Preferred outstanding as of December 31, 2020 and 2019, respectively. There were no issuances of Series C Preferred during the years ended December 31, 2020 or 2019. In connection with the Series D Financing, the Company entered into an Exchange Agreement with certain holders of the Series C Preferred which hold, in the aggregate, more than 50% of the outstanding shares of Series C Preferred (the “Exchange Agreement”). As contemplated by the parties thereto, after the filing of the Amended Series C Certificate and in connection with the closing of the Purchase Agreement and Exchange Agreement, such holders exercised their right under the Amended Series C Certificate to require all holders of Series C Preferred to similarly exchange their shares of Series C Preferred into shares of Series D Preferred on identical terms and conditions. On November 12, 2020 all 1,000 shares of Series C Preferred were converted into 10,000 shares of Series D Preferred.

The Company issued the holders of Series C Preferred an aggregate of 6,455,149 shares of Common Stock during the year ended December 31, 2020 as dividends.

The Company issued the holders of Series C Preferred an aggregate of 1,857,438 shares of Common Stock during the year ended December 31, 2019 as dividends.

There were no conversions of Series C Preferred into Common Stock during the year ended December 31, 2020 or 2019.

Series D Convertible Redeemable Preferred Stock

On November 12, 2020, the Company filed the Series D Certificate with the Secretary of State for the State of Delaware. Pursuant to the Series D Certificate, the Series D Preferred ranks senior to all Common Stock and all other present and future classes or series of capital stock, except for Series B Preferred, and upon liquidation will be entitled to receive the Liquidation Preference Amount (as defined in the Series D Certificate) plus any accrued and unpaid dividends, before the payment or distribution of the Company’s assets or the proceeds thereof is made to the holders of any junior securities. Additionally, dividends on shares of Series D Preferred will be paid prior to any junior securities, and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of shares of Series D Preferred. Holders of Series D Preferred shall vote together with holders of Common Stock on an as-converted basis, and not as a separate class, except (i) the holders of Series D Preferred, voting as a separate class, shall be entitled to elect two directors, (ii) the holders of Series D Preferred have the right to vote as a separate class regarding the waiver of certain protective provisions set forth in the Series D Certificate, and (iii) as otherwise required by law.

The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Series D Certificate. The shares of Common Stock issuable upon conversion of the Series D Preferred shall be subject to the following registration rights: (i) one demand registration starting three months after the Closing, (ii) two demand registrations starting one year after the Closing, and (iii) unlimited piggy-back and Form S-3 registration rights with reasonable and customary terms.

If, on any date that is at least five (5) years following the Issuance Date, (i) the Common Stock is registered pursuant to Section 12(b) or (g) under the Exchange Act; (ii) there are sufficient authorized but unissued shares of Common Stock (which have not otherwise been reserved or committed for issuance) to permit the issuance of all Common Shares issuable upon conversion of all outstanding shares of Series D Preferred; (iii) upon issuance, the Common Shares will be either (A) covered by an effective registration statement under the Securities Act, which is then available for the immediate resale of such Common Shares by the recipients thereof, and the Board reasonably believes that such effectiveness will continue uninterrupted for the foreseeable future, or (B) freely tradable without restriction pursuant to Rule l44 promulgated under the Securities Act without volume or manner-of-sale restrictions or current public information requirements, as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected holders; and (iv) the VWAP of a share of Common Stock is greater than 300% of the Conversion Price (as defined in Section 5(d) below) then in effect for a period of at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days, then the Company shall have the right, subject to the terms and conditions, to convert (a “Mandatory Conversion”) all, but not less than all, of the issued and outstanding shares of Series D Preferred into Common Stock.

On the fourth anniversary of the Issuance Date, or in the event of the consummation of a Change of Control, if any shares of Series D Preferred are outstanding, then each holder of Series D Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series D Preferred at the Liquidation Preference Amount per share of Series D Preferred plus an amount equal to all accrued but unpaid dividends, if any, (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash.

On November 12, 2020 (“Closing Date”), the Company consummated the Series D Financing, resulting in the sale of 11,560 shares of its Series D Preferred, resulting in gross proceeds to the Company of $11.56 million, less fees and expenses. The gross proceeds include approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Note”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance and sale of the Series D Preferred was made pursuant to that certain Securities Purchase Agreement, dated September 28, 2020 (the "Purchase Agreement"), by and between the Company and the Investors, for the purchase price of $1,000 per share of Series D Preferred. The Conversion and Series D Financing was undertaken pursuant to Section 3(a)(9) and/or Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). On December 23, 2020, the Company sold an additional 500 shares of Series D Preferred resulting in gross proceeds to the Company of $500,000 less fees and expenses.

On the Closing Date, the Company exchanged approximately $661,000 of liabilities of the Company for 661.3 shares of Series D Preferred, and received notice from the holders of a majority of the Series C Preferred (the “Series C Exchange Notice”) of their election to convert all of their shares of Series C Preferred into Series D Preferred, and further exercising their right to require all other holders of Series C Preferred to convert their shares of Series C Preferred into Series D Preferred (the “Series C Exchange”). Upon the consummation of the Series C Exchange in accordance with the terms of the Series C Exchange Notice, the Company issued an additional 10,000 shares of Series D Preferred in exchange for all 1,000 issued and outstanding shares of the Company’s Series C Preferred. The Company determined that the Series C Exchange was a modification of its Series C preferred stock. Using the fair value method, the Company concluded that the modification was significant and will apply the guidance in ASC 260-10-S99 for extinguishments. Under such guidance, the difference between the consideration paid (i.e. the fair value of the new or modified preferred shares) and the carrying value of the original preferred shares was recognized as a deemed dividend. Pursuant to such guidance the company recorded approximately $10,206,000 as a deemed dividend in the computation of Earnings Per Share.

On December 31, 2020, the Company issued 142 shares of Series D Preferred Stock as payment of dividends due to the Series D Preferred stockholders.

Guidance for accounting for freestanding financial instruments that contain characteristics of both liabilities and equity are contained in ASC 480, Distinguishing Liabilities From Equity and Accounting Series Release 268 (“ASR 268”) Redeemable Preferred Stocks. The Company evaluated the provisions of the Series C Preferred and determined that the provisions of the Series C Preferred grant the holders of the Series C Preferred a redemption right whereby the holders of the Series C Preferred may, at any time after the third anniversary of the Series C Preferred issuance, require the Company to redeem in cash any or all of the holder’s outstanding Series C Preferred at an amount equal to the Liquidation Preference Amount (“Liquidation Preference Amount”). The Liquidation Preference Amount is defined as the greater of the stated value of the Series C Preferred plus any accrued unpaid interest or such amount per share as would have been payable had each such share been converted into Common Stock. In the event of a Change of Control, the holders of Series C Preferred shall have the right to require the Company to redeem in cash all or any portion of such holder’s shares at the Liquidation Preference Amount. The Company has concluded that because the redemption features of the Series C Preferred are outside of the control of the Company, the instrument is to be recorded as temporary or mezzanine equity in accordance with the provisions of ASR 268.

Likewise, the Company evaluated the provisions of the Series D Preferred and determined that the provisions of the Series D Preferred grant the holders of the Series D Preferred a redemption right whereby the holders of the Series D Preferred may, at any time after the fourth anniversary of the Series D Preferred issuance, require the Company to redeem in cash any or all of the holder’s outstanding Series D Preferred at an amount equal to the Series D Liquidation Preference Amount. In the event of a Change of Control, the holders of Series D Preferred shall have the right to require the Company to redeem in cash all or any portion of such holder’s shares at the Series D Liquidation Preference Amount. The Company has concluded that because the redemption features of the Series D Preferred are outside of the control of the Company, the instrument is to be recorded as temporary or mezzanine equity in accordance with the provisions of ASR 268.

The Company noted that the Series C Preferred and Series D Preferred instruments were hybrid instruments that contain several embedded features. In November 2014, the FASB issued ASU 2014-16 to amend ASC 815, “Derivatives and Hedging”, (“ASC 815”) and require the use of the whole instrument approach (described below) to determine whether the nature of the host contract in a hybrid instrument issued in the form of a share is more akin to debt or to equity.

The whole instrument approach requires an issuer or investor to consider the economic characteristics and risks of the entire hybrid instrument, including all of its stated and implied substantive terms and features. Under this approach, all stated and implied features, including the embedded feature being evaluated for bifurcation, must be considered. Each term and feature should be weighed based on the relevant facts and circumstances to determine the nature of the host contract. This approach results in a single, consistent determination of the nature of the host contract, which is then used to evaluate each embedded feature for bifurcation. That is, the host contract does not change as each feature is evaluated.

The revised guidance further clarifies that the existence or omission of any single feature, including an investor-held, fixed-price, noncontingent redemption option, does not determine the economic characteristics and risks of the host contract. Instead, an entity must base that determination on an evaluation of the entire hybrid instrument, including all substantive terms and features.

However, an individual term or feature may be weighed more heavily in the evaluation based on facts and circumstances. An evaluation of all relevant terms and features, including the circumstances surrounding the issuance or acquisition of the equity share, as well as the likelihood that an issuer or investor is expected to exercise any options within the host contract, to determine the nature of the host contract, requires judgement.

Using the whole instrument approach, the Company concluded that the host instruments of both the Series C Preferred and Series D Preferred were more akin to debt than equity as the majority of identified features contain more characteristics of debt.

The Company evaluated the identified embedded features of the Series C Preferred and Series D Preferred host instruments and determined that certain features meet the definition of and contained the characteristics of derivative financial instruments requiring bifurcation at fair value from the host instrument.

Accordingly, the Company has bifurcated from the Series C Preferred host instrument the conversion options, redemption option and participating dividend feature in accordance with the guidance in ASC 815. These bifurcated features aggregated approximately $833,000 at issuance and have been recorded as a discount to the Series C Preferred. Such amount were accreted to the point of their exchange into shares of Series D Preferred on November 12, 2020 using the effective interest rate method. The accretion of these features is recorded as a deemed dividend.

For the year ended December 31, 2020, the Company recorded the accretion of Series C Preferred debt issuance costs and derivative liabilities aggregating approximately $573,000 using the effective interest rate method. On November 12, 2020, pursuant to the exchange of the Series C Preferred into Series D Preferred, the Company recorded approximately $543,000 of remaining unamortized Series C discount as a deemed dividend. During the year ended December 31, 2019, the Company recorded the accretion of debt issuance costs and derivative liabilities aggregating approximately $728,000 using the effective interest rate method as a deemed dividend.

The Company has bifurcated from the Series D Preferred host instrument the conversion options, redemption option and participating dividend feature in accordance with the guidance in ASC 815. These bifurcated features aggregated approximately $26,011,000 at issuance and have been recorded as a discount to the Series D. As the fair value of the derivative liabilities was in excess of the Series D Preferred Stock carrying value, the Company recognized a deemed dividend of approximately $4,201,000. The Series D Preferred financing was approved the Company’s Board of Directors to provide for an immediate need of capital, to allow the Company to continue as a going concern and to execute the Company’s business plan after consultation with several of the Company’s largest shareholders and a review of financing alternatives. During the year ended December 31, 2020, the Company recorded the accretion of debt issuance costs and derivative liabilities aggregating approximately $1,572,000 using the effective interest rate method as a deemed dividend.

The Company reflected the following in Mezzanine Equity for the Series C and Series D Preferred Stock as of December 31, 2019 and 2020:

	Series C		Series D
	Convertible		Convertible
	Redeemable		Redeemable
	Preferred		Preferred
(Amounts in thousands, except share amounts)	Shares	Amount	Shares	Amount

Total Series C Preferred Stock - December 31, 2018	1,000	$8,156	-	$-

Accretion of discount - deemed dividend for the twelve months ended December 31, 2019	-	728	-	-

Total Series C Preferred Stock - December 31, 2019	1,000	$8,884	-	$-

Accretion of Series C discount - deemed dividend	-	573	-	-

Deemed dividend of unamortized discount at date of conversion of Series C Preferred Stock into Series D Preferred Stock	-	543	-	-

Issuance of Series D Preferred Stock	-	-	12,060	12,060

Exchange of Series C Preferred Stock into Series D Preferred Stock	(1,000)	(10,000)	10,000	10,000

Discount - transaction costs	-	-	-	(1,053)

Issuance of Series D Preferred as payment of liabilities	-	-	661	661

Issuance of Series D Preferred as payment of dividends due	-	-	142	142

Discount - bifurcated derivative	-	-	-	(21,810)

Accretion of Series D discount - deemed dividend	-	-	-	1,572

Balance of Preferred Stocks at December 31, 2020	-	$-	22,863	$1,572

14.  EQUITY

The Company’s Certificate of Incorporation, as amended, authorizes the issuance of two classes of stock to be designated “Common Stock” and “Preferred Stock”. The Preferred Stock may be divided into such number of series and with the rights, preferences, privileges and restrictions as the Board of Directors may determine.

On June 9, 2020, the Company amended its Certificate of Incorporation to increase the number of shares of the Company’s Common Stock and the number of shares of the Company’s Preferred Stock authorized thereunder from an aggregate of 179 million to 350 million, consisting of 345 million shares of Common Stock and 5 million shares of Preferred Stock. On September 28, 2020, the Company received executed written consents from the requisite holders of the Company's voting securities, voting on an as-converted basis, approving the Amended Charter, which, among other things, will increase the authorized number of shares of Common Stock from 345 million shares to 1.0 billion shares, with no change to the number of authorized shares of Preferred Stock. This action did not become effective until October 13, 2020.

As of December 31, 2020, we had 180,096,317 and 180,089,613 shares of Common Stock issued and outstanding, respectively. Our authorized but unissued shares of Common Stock are available for issuance without action by our shareholders. All shares of Common Stock now outstanding are fully paid and non-assessable.

On February 20, 2020, the Company entered into a securities purchase agreement (the “Triton Purchase Agreement”) with Triton Funds LP, a Delaware limited partnership ("Triton"). The Triton Purchase Agreement provides the Company the right to sell to Triton, and Triton is obligated to purchase, up to $2.0 million worth of shares of Common Stock under the Triton Purchase Agreement (the "Triton Offering”). Pursuant to the terms and conditions set forth in the Triton Purchase Agreement, the purchase price of the Common Stock will be based on the number of shares of Common Stock equal to the amount in U.S. Dollars that the Company intends to sell to Triton to be set forth in each written notice sent to Triton by the Company (the "Triton Purchase Notice") and delivered to Triton (the "Triton Purchase Notice Amount"), divided by the lowest daily volume weighted average price of the Company's Common Stock listed on the OTC Markets during the five business days prior to closing (the "Triton Shares"). The closing of the purchase of the Triton Shares as set forth in the Triton Notice will occur no later than three business days following receipt of the Triton Shares by Triton.

In February and March of 2020, the Company sold, and Triton purchased, an aggregate of 10,000,000 shares of Common Stock for cash. In February, the Company sold 4,000,000 shares of Common Stock for $0.16 per share resulting in gross proceeds to the Company of $640,000. In March 2020, the Company sold 6,000,000 shares of Common Stock resulting in gross proceeds to the Company of $765,000, or a per share purchase price of $0.13 per share. Aggregate net proceeds from this financing approximated $1,387,000 after recognition of direct offering costs.

Lincoln Park Capital Fund, LLC

On April 28, 2020, the Company entered into a purchase agreement, and as amended on June 11, 2020 (the “Lincoln Purchase Agreement”), and a registration rights agreement (the “Lincoln Registration Rights Agreement”) with Lincoln Park Capital fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park committed to purchase up to $10,250,000 of our Common Stock.

Under the terms and subject to the conditions of the Lincoln Purchase Agreement, including stockholder approval of an amendment to the Company’s Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation") to increase the number of shares of the Company’s capital stock to 350 million shares, obtained from our shareholders effective June 9, 2020, we have the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $10,250,000 of shares of Common Stock. On April 28, 2020, we sold 1,000,000 shares of Common Stock to Lincoln Park under the Lincoln Purchase Agreement for an aggregate purchase price of $100,000 (the “Initial Purchase Shares”). On June 11, 2020, we sold an additional 1,500,000 shares of Common Stock to Lincoln Park under the Lincoln Purchase Agreement for an aggregate purchase price of $150,000 (the “Commencement Purchase Shares”). Future sales of Common Stock under the Lincoln Purchase Agreement, if any, will be subject to certain limitations, and may occur from time to time, at our sole discretion, over the 24-month period commencing on July 8, 2020, and the other conditions set forth in the Purchase Agreement are satisfied (such date on which all of such conditions are satisfied, the “Commencement Date”).

After the Commencement Date, on any business day over the term of the Lincoln Purchase Agreement, the Company has the right, in its sole discretion, to direct Lincoln Park to purchase up to 125,000 shares of its Common Stock on such business day (the “Regular Purchase”), subject to increases under certain circumstances as provided in the Lincoln Purchase Agreement. The purchase price per share of Common Stock for each such Regular Purchase will be based on prevailing market prices of the Company’s Common Stock immediately preceding the time of sale as computed under the Lincoln Purchase Agreement. In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. In addition to Regular Purchases, provided that the Company presents Lincoln Park with a Lincoln Purchase Notice for the full amount allowed for a Regular Purchase, the Company may also direct Lincoln Park to make accelerated purchases and additional accelerated purchases as described in the Lincoln Purchase Agreement.

Pursuant to the terms of the Lincoln Purchase Agreement, in no event may the Company issue or sell to Lincoln Park under the shares of Common Stock under the Lincoln Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by Lincoln Park and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

The Lincoln Purchase Agreement and the Lincoln Registration Rights Agreement contain customary representations, warranties, agreements and conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty. The Company issued to Lincoln Park 2,500,000 shares of Common Stock in consideration for entering into the Lincoln Purchase Agreement. Pursuant to this issuance, $400,000 was recorded by the Company as a deferred stock issuance cost. Such amount was recorded in the Company’s consolidated balance sheet under the caption “Other assets”. Such deferred stock issuance costs will be recognized as a charge against paid in capital in proportion to securities sold under this Lincoln Purchase Agreement. During the year ended December 31, 2020, the Company recognized approximately $36,000 as a charge against paid- in capital relating to securities sold under the Lincoln Purchase Agreement.

In addition to the Initial Purchase Shares and Commencement Purchase Shares disclosed above, during the year ended December 31, 2020, the Company sold an aggregate 3,200,000 shares of Common Stock to Lincoln Park under the terms of the Lincoln Purchase Agreement resulting in gross cash proceeds to the Company of approximately $918,000.

Our Board of Directors has designated five series of Preferred Stock; (i) Series A Preferred, (ii) Series A-1 Preferred, (iii) Series B Preferred, (iv) Series C Preferred and (v) Series D Preferred. As of December 31, 2020, there were 14,911 shares of Series A Preferred outstanding, 14,782 shares of Series A-1 Preferred outstanding, 239,400 shares of series B Preferred outstanding, 0 shares of Series C Preferred outstanding, and 22,863 shares of Series D Preferred outstanding.

Series A Convertible Preferred Stock

On September 15, 2017, the Company filed the Certificate of Designations of the Series A Preferred with the Delaware Secretary of State (the “Series A Certificate”), designating 38,000 shares of the Company’s preferred stock, par value $0.01 per share, as Series A Preferred. The Company had 37,467 shares of Series A Preferred outstanding as of December 31, 2019.

During July 2020, the Company entered into the Series A Exchange Agreement with the Series A Holders, pursuant to which such Series A Holders exchanged 18,828 shares of Series A Preferred for an equivalent number of Series A-1 Preferred in consideration for their waiver of approximately $1,849,000 in dividends payable.

On September 28, 2020, the Company received executed written consents from (i) the requisite holders of the Company's voting securities, voting on an as-converted basis, and (ii) the requisite holders of Series A Preferred, voting as a separate class, approving the Amended Series A Certificate, which, among other things, provides for (i) the automatic conversion of all Series A Preferred into Common Stock at a rate of 10% per month following the Closing of the Series D Financing, with the conversion price for such conversion reduced from $1.15 per share of Common Stock, to $0.20 per share of Common Stock, and (ii) a reduction of the dividend rate from 8% of the stated Series A Liquidation Preference Amount if paid in cash and 10% of the stated Series A Liquidation Preference Amount if paid in Common Stock, to 4% of the Series A Liquidation Preference Amount, with the dividends being paid only in shares of Common Stock.

The Company determined that the September 28, 2020 changes to the Series A Preferred Stock was a modification of its Series A preferred stock. Using the fair value method, the Company concluded that the modification was significant and applied the guidance in ASC 260-10-S99 for extinguishments. Under such guidance, the Company recognized the difference between the consideration paid (i.e. the fair value of the new or modified preferred shares) and the carrying value of the original preferred shares as a deemed dividend to (from) the holder. Pursuant to such guidance the company recorded approximately $9,173,000 as a deemed dividend from the holder in the computation of Earnings Per Share.

As modified, shares of Series A Preferred accrue dividends at a rate of 4% per annum payable through the Conversion Period, as defined below, in shares of Common Stock. Each share of Series A Preferred has a liquidation preference of $1,000 per share and is convertible, at the option of the holder, into that number of shares of the Company’s Common Stock equal to the Liquidation Preference, divided by $0.20. Each holder of the Series A Preferred is entitled to vote on all matters, together with the holders of Common Stock, on an as converted basis. The Series A Preferred is subordinate to and ranks junior to the Company’s Series B Preferred, Series C Preferred, Series D Preferred and all indebtedness of the Company, and ranks senior to the Company’s Common Stock and to all other classes and series of equity securities of the Company which by their terms rank junior to the Series A Preferred. Holders of Series A Preferred may elect to convert shares of Series A Preferred into Conversion Shares at any time. In the event the volume-weighted average price (“VWAP”) of the Company’s Common Stock is at least $2.15 per share for at least 20 consecutive trading days, the Company may elect to convert one-half of the shares of Series A Preferred issued and outstanding, on a pro-rata basis, into Conversion Shares, or, if the VWAP of the Company’s Common Stock is at least $2.15 for 80 consecutive trading days, the Company may convert all issued and outstanding shares of Series A Preferred into Conversion Shares. In addition, the Series A Certificate provides for a voluntary conversion window, beginning on the consummation of the Series D Financing, and ends on August 1, 2021 (the “Conversion Period”), whereby holders may voluntarily convert all shares of Series A Preferred into Common Stock upon notice to the Company, and provides that holders of Series A Preferred that do not voluntarily convert all shares of Series A Preferred into Common Stock, a mandatory, automatic conversion of each such holder’s shares of Series A Preferred at a rate of 10% per month beginning on the consummation of the Series D Financing, with all shares converting by August 1, 2021. In the event of a Change of Control, the Company will have the option to redeem all issued and outstanding shares of Series A Preferred for 115% of the Liquidation Preference per share.

The Company had 14,911 shares of Series A Preferred outstanding as of December 31, 2020.  At December 31, 2020 and 2019, the Company had cumulative undeclared dividends of $0.  During the years ended December 31, 2020 and 2019, the Company issued the holders of Series A Preferred 1,388,876 and 6,959,523 shares of Common Stock, respectively, as payment of dividends due.

During the year ended December 31, 2020, the Company issued 18,640,000 shares of Common Stock upon the conversion of 3,728 shares of Series A Preferred Stock.

Series A-1 Convertible Preferred Stock

In July 2020, the Company filed the Series A-1 Certificate with the Secretary of State for the State of Delaware – Division of Corporations, designating 31,021 shares of the Company’s Preferred Stock as Series A-1 Preferred. Shares of Series A-1 Preferred accrue cumulative dividends and are payable quarterly beginning March 31, 2021 at a rate of 8% per annum if paid in cash, or 10% per annum if paid by the issuance of shares of the Company’s Common Stock.

Shares of Series A-1 Preferred rank senior to the Company’s Common Stock, pari-passu to the Company's Series A Preferred, and are subordinate and rank junior to Series B Preferred and Series D Preferred.

Each share of Series A-1 Preferred has a liquidation preference equal to the greater of (i) $1,000 per share plus all accrued and unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to the foregoing is referred to herein as the “Series A-1 Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other classes and series of equity securities of the Company which by their terms rank junior to the Series A-1 Preferred.

Each share of Series A-1 Preferred is convertible into that number of shares of the Company’s Common Stock (“Series A-1 Conversion Shares”) equal to that number of shares of Series A-1 Preferred being converted multiplied by $1,000, divided by $0.65, or the conversion price as defined in the Series A-1 Certificate in effect as of the date the holder delivers to the Company their notice of election to convert. Holders of Series A-1 Preferred may elect to convert shares of Series A-1 Preferred into Common Stock at any time. In addition to the aforementioned holder conversion option, if the volume weighted average closing price (VWAP) of the Company’s Common Stock is at least $1.00 per share for 20 consecutive trading days, then the Company has the right to convert one-half of the issued and outstanding shares of Series A-1 Preferred into Common Stock. In the event of a Change of Control, the Company will have the option to redeem all issued and outstanding shares of Series A-1 Preferred for 115% of the Liquidation Preference per share.

The Series A-1 Preferred is a freestanding financial instrument that contains characteristics of both liabilities and equity. Guidance for accounting for freestanding financial instruments that contain characteristics of both liabilities and equity are contained in ASC 480 and ASR 268. Pursuant to this guidance, the Company evaluated the various provisions of the Series A-1 Preferred and determined that the instrument should be recorded as a component of permanent equity.

The Company noted that the Series A-1 Preferred Stock instrument was a hybrid instrument that contains several embedded features. In November 2014, the FASB issued ASU 2014-16 to amend ASC 815, “Derivatives and Hedging”, (“ASC 815”) and require the use of the whole instrument approach (described below) to determine whether the nature of the host contract in a hybrid instrument issued in the form of a share is more akin to debt or to equity.

Using the whole instrument approach, the Company concluded that the host instrument is more akin to equity than debt as the majority of identified features contain more characteristics of equity.

The Company evaluated the identified embedded features of the Series A-1 Preferred host instrument and determined that certain features did not meet the definition of and did not contain the characteristics of derivative financial instruments requiring bifurcation at fair value from the host instrument.

During July 2020, the Company entered into an Exchange Agreement, Consent and Waiver (“Exchange Agreement”) with certain holders of its Series A Preferred (the "Series A Holders"), pursuant to which such Series A Holders exchanged 18,828 shares of Series A Preferred for an equivalent number of Series A-1 Preferred in consideration for their waiver of approximately $1,849,000 in dividends payable to the Series A Holders and payable for the quarters ended March 31, 2020 and June 30, 2020 (the “Series A Restructuring”). Also, as part of the Exchange Agreement, 739,372 warrants held by those Series A Holders participating in the exchange were cancelled.

As there is no specific guidance under GAAP on whether an amendment to, or exchange of, an equity-classified preferred stock instrument (whether presented in temporary or permanent equity) that is not within the scope of ASC 718 should be accounted for as an extinguishment or a modification, the Company used, by analogy, the Guidance in ASC 470, (“Debt”) regarding the modification of debt instruments and determined that the exchange transaction was a modification.

The Company measured the fair value of the Series A and A-1 Preferred stock immediately before and after the modification date by measuring the value of Common Stock each instrument was convertible into and determined that the modification resulted in a deemed dividend of approximately $2,272,000.

On September 28, 2020, the Company's holders of Common Stock and Preferred Stock voted to revise the Series A-1 Certificate by i) amending and restating the Series A-1 Certificate to, without limitation, provide for (i) the voluntary conversion of all outstanding shares of the Company's Series A-1 Preferred into shares of the Company’s Common Stock at a reduced conversion price of $0.20 per share of Common Stock, and (ii) the automatic conversion of all issued and outstanding shares of Series A Preferred and Series A-1 Preferred into shares of Common Stock at a rate of 10% per month, beginning on November 1, 2020, and ending on August 1, 2021, at the reduced conversion price of $0.20 per share of Common Stock;

The Company determined that the September 28, 2020 changes to the Series A Preferred Stock was a modification of its Series A-1 preferred stock. Using the fair value method, the Company concluded that the modification was significant and applied the guidance in ASC 260-10-S99 for extinguishments. Under such guidance, the difference between the consideration paid (i.e. the fair value of the new or modified preferred shares) and the carrying value of the original preferred shares was recognized as a deemed dividend to (from) the holder. Pursuant to such guidance the company recorded approximately $9,440,000 as a deemed dividend from the holder in the computation of Earnings Per Share.

The Company had 14,782 shares and 0 shares of Series A-1 Preferred outstanding as of December 31, 2020 and 2019, respectively.  During the years ended December 31, 2020 and 2019, the Company issued the holders of Series A-1 Preferred 1,159,416 and 0 shares of Common Stock, respectively, as payment of dividends due.

During the year ended December 31, 2020, the Company issued 19,016,452 shares of Common Stock upon the conversion of 4,046 shares of Series A-1 Preferred.

Series B Convertible Redeemable Preferred Stock

The Company had 239,400 shares of Series B Convertible Preferred Stock (“Series B Preferred”) outstanding as of December 31, 2020 and 2019. At December 31, 2020 and 2019, the Company had cumulative undeclared dividends of approximately $8,000 ($0.03 per share), respectively. There were no conversions of Series B Preferred into Common Stock during the years ended December 31, 2020 and 2019. The Company paid dividends of approximately $51,000 to the holders of our Series B Preferred for each of the years ended December 31, 2020 and 2019.

Common Stock

On September 28, 2020, the Company received executed written consents from the requisite holders of the Company’s voting securities, voting on as as-converted basis, approving the Amended Charter, which, among other things will increase the authorized number of shares of Common Stock from 345 million to 1 billion shares. This action did not become effective until 20 calendar days after an Information Statement was delivered to our shareholders. Such Information Statement was delivered on October 13, 2020.

The following table summarizes outstanding Common Stock activity for the following periods:
Common Stock
Shares outstanding at December 31, 2018	98,223,632
Shares issued pursuant to payment of stock dividend on Series A Preferred	6,959,523
Shares issued as payment of stock dividend on Series C Preferred	1,857,438
Shares issued for cash	5,954,545
Shares issued pursuant to option exercises	351,334
Shares outstanding at December 31, 2019	113,346,472
Shares issued pursuant to payment of stock dividend on Series A Preferred	1,388,876
Shares issued pursuant to payment of stock dividend on Series A-1 Preferred	1,159,416
Shares issued as payment of stock dividend on Series C Preferred	6,455,149
Shares issued pursuant to Series A conversion to Common Stock	18,640,000
Shares issued pursuant to Series A-1 conversion to Common Stock	19,016,452
Shares issued to secure financing facility	2,500,000
Shares issued for cash	15,700,000
Shares issued pursuant to option exchange and RSU vesting	1,883,248
Shares outstanding at December 31, 2020	180,089,613

Warrants

As of December 31, 2020, warrants to purchase 753,775 shares of Common Stock at prices ranging from $0.01 to $0.80 were outstanding. At December 31, 2020, no warrants are exercisable and become exercisable only upon the attainment of specified events. All warrants expire on September 19, 2028 with the exception of 150,000 warrants whose expiration date is 3 years from initial vesting, such vesting based on certain events . The intrinsic value of warrants outstanding at December 31, 2020 was $0. The Company has excluded from this computation any intrinsic value of the 603,775 warrants issued to the Series A Preferred stockholders due to the conversion exercise contingency associated with these warrants.

The following table summarizes warrant activity for the following periods:
	Warrants	Weighted-Average Exercise Price

Balance at December 31, 2018	1,813,856	$0.19
Granted	—
Expired / Canceled	(80,000)	$1.13
Exercised	—
Balance at December 31, 2019	1,733,856	$0.14
Granted	—
Expired / Canceled	(980,081)	$ 0.15
Exercised	—
Balance at December 31, 2020	753,775	$ 0.17

There were no warrants issued or exercised during the twelve months ended December 31, 2020. During the year ended December 31, 2020, 739,386 warrants were cancelled in conjunction with the exchange of Series A Preferred Stock into Series A-1 Preferred Stock, 150,695 warrants were cancelled pursuant to the mandatory conversion of Series A Preferred Stock into Common Stock and 90,000 warrants expired unexercised.

15.  STOCK-BASED COMPENSATION

Stock Options

As of December 31, 2020, the Company had one active stock-based compensation plan: the 2020 Omnibus Stock Incentive Plan (the “2020 Plan”).

2020 Omnibus Stock Incentive Plan

On June 9, 2020, pursuant to authorization obtained from the Company’s stockholders, the Company adopted the 2020 Omnibus Stock Incentive Plan (the “2020 Plan”). Such plan had been previously unanimously approved by the Company’s Board. The purposes of our 2020 Plan are to enhance our ability to attract and retain highly qualified officers, non-employee directors, key employees and consultants, and to motivate those service providers to serve the Company and to expend maximum effort to improve our business results by providing to those service providers an opportunity to acquire or increase a direct proprietary interest in our operations and future success. The 2020 Plan also will allow us to promote greater ownership in our Company by the service providers in order to align the service providers’ interests more closely with the interests of our stockholders. Awards granted under the 2020 Plan are designed to qualify for special tax treatment under Section 422 of the Code.

Pursuant to the adoption of the 2020 Plan, such plan will supersede and replace the Company’s 1999 Plan and no new awards will be granted under the 1999 Plan thereafter. Any awards outstanding under the 1999 Plan on the date of approval of the 2020 Plan will remain subject to the 1999 Plan. Upon approval of our 2020 Plan, all shares of Common Stock remaining authorized and available for issuance under the 1999 Plan and any shares subject to outstanding awards under the 1999 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under our 2020 Plan. As of December 31, 2020, there are approximately 26,382,377 shares available for issuance under the 2020 Plan.

The Company estimates the fair value of its stock options using a Black-Scholes option-pricing model, consistent with the provisions of ASC 718, “Compensation – Stock Compensation”. The fair value of stock options granted is recognized to expense over the requisite service period. Stock-based compensation expense for all share-based payment awards is recognized using the straight-line single-option method. Stock-based compensation expense is reported in operating expense based upon the departments to which substantially all the associated employees report and credited to additional paid-in-capital.

ASC 718 requires the use of a valuation model to calculate the fair value of stock-based awards. The Company has elected to use the Black-Scholes option-pricing model, which incorporates various assumptions including volatility, expected life, and interest rates. The Company is required to make various assumptions in the application of the Black-Scholes option-pricing model. The Company has determined that the best measure of expected volatility is based on the historical weekly volatility of the Company’s Common Stock. Historical volatility factors utilized in the Company’s Black-Scholes computations for options granted during the years ended December 31, 2020 and 2019 ranged from 57% to 83%. The Company has elected to estimate the expected life of an award based upon the SEC approved “simplified method” noted under the provisions of Staff Accounting Bulletin Topic 14. The expected term used by the Company during the years ended December 31, 2020 and 2019 was 5.17 years. The difference between the actual historical expected life and the simplified method was immaterial. The interest rate used is the risk-free interest rate and is based upon U.S. Treasury rates appropriate for the expected term. Interest rates used in the Company’s Black-Scholes calculations for the years ended December 31, 2020 and 2019 averaged 2.58%. Dividend yield is zero as the Company does not expect to declare any dividends on the Company’s common shares in the foreseeable future.

In addition to the key assumptions used in the Black-Scholes model, the estimated forfeiture rate at the time of valuation is a critical assumption. The Company has adopted the provisions of ASU 2016-09 and will continue to use an estimated annualized forfeiture rate of approximately 5.0% for corporate officers, 4.1% for members of the Board of Directors and 15.0% for all other employees. The Company reviews the expected forfeiture rate annually to determine if that percent is still reasonable based on historical experience.

            A summary of the activity under the Company’s stock option plans is as follows:

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)
Balance at December 31, 2018	7,227,248	$1.4	5.8
Granted	750,000	$0.89	—
Expired/Cancelled	(421,242)	$1.52	—
Exercised	(351,334)	$0.47	—
Balance at December 31, 2019	7,204,672	$1.32	5.3
Granted	2,450,000	$ 0.14	—
Expired/Cancelled	(7,069,172)	$ 1.33	—
Exercised	—	$—	—
Balance at December 31, 2020	2,585,500	$ 0.19	9.2

During the year ended December 31, 2020, the Company issued an aggregate 2,450,000 options to purchase common stock at exercise prices of $0.07 to $0.24.  Of the options granted in 2020, 1,750,000 options are issuable to the Company’s Chief Executive Officer and are included as granted options in the totals above, however such options have not been issued to the executive as of the date of this Annual Report, pending the negotiation of a new grant since the consummation of the offering of Series D Preferred in November 2020.

During the year ended December 31, 2020, certain terminated employees exchanged 1,225,500 Common Stock purchase options for 612,750 shares of Common Stock as a component of their severance agreement.

During the year ended December 31, 2020, certain employees exchanged 1,417,832 Common Stock purchase options for 708,916 Restricted Stock Units (“RSUs”) and certain members of the Company’s Board of Directors and certain officers exchanged 3,467,000 Common Stock purchase options for 1,733,500 RSUs.

In addition to the aggregate 6,110,332 options exchanged, an additional 958,840 Common Stock purchase options expired unexercised during the year ended December 31, 2020.

During the year ended December 31, 2020, there were no options exercised for cash. During the year ended December 31, 2019, there were 351,334 options exercised for cash resulting in the issuance of 351,334 shares of the Company’s Common Stock and proceeds of approximately $166,000.

At December 31, 2020, a total of 2,585,500 options were outstanding, of which 113,137 were exercisable at a weighted average price of $1.12 per share with a remaining weighted average contractual term of 6.13 years.  The Company expects that, in addition to the 113,137 options that were exercisable as of December 31, 2020, another 2,472,363 will ultimately vest resulting in a combined total of 2,585,500.  Those 2,585,500 shares have a weighted average exercise price of $0.19 and an aggregate intrinsic value of approximately $1,000 as of December 31, 2020. Stock-based compensation expense related to equity options was approximately $263,000 and $643,000 for the years ended December 31, 2020 and 2019, respectively.

The weighted-average grant-date fair value per share of options granted to employees during the years ended December 31, 2020 and 2019 was $0.12 and $0.47, respectively. At December 31, 2020, the total remaining unrecognized compensation cost related to unvested stock options amounted to approximately $277,906, which will be amortized over the weighted-average remaining requisite service period of 1.7 years.

The intrinsic value of options exercised during the years ended December 31, 2020 and 2019 was approximately $0 and $222,000, respectively. The intrinsic value of options exercisable at December 31, 2020 and 2019 was approximately $0 and $0, respectively.  The intrinsic value of options that vested during 2020 was approximately $0. The aggregate intrinsic value for all options outstanding as of December 31, 2020 and 2019 was approximately $1,000 and $1,000, respectively.

The Company periodically issues RSUs to certain employees which vest over time. When vested, each RSU represents the right to that number of shares of Common Stock equal to the number of RSUs granted. The grant date fair value for RSU’s is based upon the market price of the Company's Common Stock on the date of the grant. The fair value is then amortized to compensation expense over the requisite service period or vesting term.

A summary of the activity related to RSUs is as follows:

	RSU’s	Weighted-Average Issuance Price
Balance at December 31, 2019	—	$—
Granted	3,857,416	$0.15
Expired/Cancelled	(847,959)	$0.17
Vested	(2,164,351)	$0.14
Balance at December 31, 2020	845,106	$0.14

During the year ended December 31, 2020, the Company granted 708,916 RSUs to certain employees in exchange for options to purchase 1,417,832 shares of Common Stock held by such employees. During the year ended December 31, 2020, 336,998 of these RSUs vested with the remainder of such RSUs vesting quarterly over a period of two years.

During the year ended December 31, 2020, the Company agreed to grant 1,733,500 RSUs to certain officers and members of the Company’s Board of Directors in exchange for options to purchase 3,467,000 shares of Common Stock held by such officers and directors. During the year ended December 31, 2020, 1,000,684 of these RSUs vested with the remainder of such RSUs expiring unvested. At December 31, 2020, the Company had not issued 67,191 shares of its Common Stock pursuant to these vested RSUs.

The Company determined that the exchange agreements are a modification of a share-based payment award under ASC 718. Accordingly, the Company computed any incremental compensation expense as a component of the total compensation cost to be measured at the modification date. Aggregate incremental compensation expense measured from the modifications of stock options was approximately $385,000.

In addition and unrelated to the aforementioned exchanges, the Company granted 500,000 RSUs on July 29, 2020 at a per share price of $0.13, granted 885,000 RSUs on November 13, 2020 at a per share price of $0.09 and granted 30,000 RSU’s on December 23, 2020 at a per share price of $0.07. During the year ended December 31, 2020, 826,676 of these RSUs vested with the remainder of the RSUs vesting at various dates over a two-year period. As of December 31, 2020, the Company has not issued the Common Stock shares pursuant to the vesting of the 826,669 shares.

Stock-based Compensation

Stock-based compensation related to equity options has been classified as follows in the accompanying consolidated statements of operations (in thousands):

	Year Ended December 31,
	2020	2019
Cost of revenue	$15	$13
General and administrative	550	347
Sales and marketing	163	148
Research and development	134	135

Total	$862	$643

Common Stock Reserved for Future Issuance

The following table summarizes the Common Stock reserved for future issuance as of December 31, 2020:

Common Stock
Convertible preferred stock – Series A, Series A-1, Series B and Series D	540,677,052
Stock options outstanding	2,585,500
Restricted Stock Units	845,106
Warrants outstanding	753,775
Authorized for future grant under stock option plans	26,382,377

16.  EMPLOYEE BENEFIT PLAN

During 1995, the Company adopted a defined contribution 401(k) retirement plan (the “Plan”). All U.S. based employees aged 21 years and older are eligible to become participants after the completion of 60 day's employment. The Plan provides for annual contributions by the Company of 50% of employee contributions not to exceed 8% of employee compensation.  Effective April 1, 2009, the Plan was amended to provide for Company contributions on a discretionary basis. Participants may contribute up to 100% of the annual contribution limitations determined by the Internal Revenue Service.

Employees are fully vested in their share of the Company’s contributions after the completion of five years of service.  In 2019, the Company authorized contributions of approximately $184,000 for the 2019 plan year of which $138,000 were paid prior to December 31, 2019. In 2020, there were no contributions authorized or made.

17.  PENSION PLAN

One of the Company’s dormant foreign subsidiaries maintains a defined benefit pension plan that provides benefits based on length of service and final average earnings. The following table sets forth the benefit obligation, fair value of plan assets, and the funded status of the Company’s plan; amounts recognized in the Company’s consolidated financial statements; and the assumptions used in determining the actuarial present value of the benefit obligations as of December 31:

($ in thousands)	2020	2019
Change in benefit obligation:
Benefit obligation at beginning of year	$3,969	$3,610
Service cost	—	—
Interest cost	52	70
Actuarial (gain) loss	113	436
Effect of exchange rate changes	370	(67)
Effect of curtailment	—	—
Benefits paid	(92)	(80)
Benefit obligation at end of year	$4,412	$3,969

Change in plan assets:
Fair value of plan assets at beginning of year	$1,713	$1,734
Actual return of plan assets	92	80
Company contributions	10	12
Benefits paid	(92)	(80)
Effect of exchange rate changes	158	(33)
Fair value of plan assets at end of year	$1,881	$1,713
Funded status	$(2,531)	$(2,256)
Unrecognized actuarial loss (gain)	1,702	1,778
Unrecognized prior service (benefit) cost	—	—
Additional minimum liability	(1,702)	(1,778)
Unrecognized transition (asset) liability	—	—
Net amount recognized	$(2,531)	$(2,256)

Components of net periodic benefit cost are as follows:
Service cost	$—	$—
Interest cost on projected benefit obligations	52	70
Expected return on plan assets	(55)	(53)
Amortization of prior service costs	—	—
Amortization of actuarial loss	117	92
Net periodic benefit costs	$114	$109

The weighted average assumptions used to determine net periodic benefit cost for the years ended December 31, were
Discount rate	1.0%	1.3%
Expected return on plan assets	3.2%	3.2%
Rate of pension increases	2.0%	2.0%
Rate of compensation increase	N/A	N/A

The following discloses information about the Company’s defined benefit pension plan that had an accumulated benefit obligation in excess of plan assets as of December 31,
Projected benefit obligation	$4,412	$3,969
Accumulated benefit obligation	$4,412	$3,969
Fair value of plan assets	$1,881	$1,713

As of December 31, 2020, the following benefit payments are expected to be paid as follows (in thousands):

2021	$100
2022	$101
2023	$108
2024	$129
2025	$138
2026 — 2030	$750

The Company made contributions to the plan of approximately $10,000 during the year ended December 31, 2020, and $12,000 during the year ended December 31, 2019. The company anticipates making contributions at similar levels during the next fiscal year.

In accordance with the Company’s adoption of ASU 2017-07, the components of net periodic pension expense is shown in the Company’s Consolidated Statement of Operations for the years ended December 31, 2020 and 2019 under “Other components of net periodic pension expense”.

The measurement date used to determine the benefit information of the plan was January 1, 2021.

18.  ACCUMULATED OTHER COMPREHENSIVE LOSS

Accumulated other comprehensive loss is the combination of the additional minimum liability related to the Company’s defined benefit pension plan, recognized pursuant to ASC 715-30, “Compensation - Retirement Benefits - Defined Benefit Plans – Pension” and the accumulated gains or losses from foreign currency translation adjustments. The Company translates foreign currencies of its German, Canadian and Mexican subsidiaries into U.S. dollars using the period end exchange rate. Revenue and expense were translated using the weighted-average exchange rates for the reporting period. All items are shown net of tax.

As of December 31, 2020 and 2019, the components of accumulated other comprehensive loss were as follows:

($ in thousands)	2020	2019

Additional minimum pension liability	$(1,553)	$(1,456)
Foreign currency translation adjustment	(436)	(285)
Ending balance	$(1,989)	$(1,741)

19.    SUBSEQUENT EVENTS

During the period from January 1, 2021 thru March 26, 2021 the Company issued an aggregate of 94,829,726 shares including 94,455,511 for  conversions of its convertible preferred stock, 242,647 for fees paid in stock, 131,168 pursuant to RSU vesting’s and 400 shares for the exercise of warrants.

The Company undertook the following Corporate Actions which have been approved by written consent of a majority of our outstanding voting securities, on an as converted basis (the “Majority Shareholders”), following a recommendation that shareholders approve the Corporate Actions by our Board of Directors:

(i) An amendment to the Company’s Certificate of Incorporation, as Amended and Restated (the “Certificate of Incorporation”) to increase the total number of shares of Common Stock authorized for issuance thereunder from 1.0 billion shares to 2.0 billion shares (the “Charter Amendment”); and

(ii) An amendment to the Company’s 2020 Omnibus Incentive Plan (the “Plan”) to increase the number of shares of Common Stock available for issuance under the 2020 Plan by 120.0 million shares, from 25.0 million shares to 145.0 million shares (the “Plan Amendment”).

17,100,000 Shares

Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

                                   , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount

SEC Registration Fee	$93.28
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$17,500
Transfer Agent and Registrar fees and expenses	$2,000
Miscellaneous Expenses	$5,000

Total expenses	$74,593.28

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation, as amended (“Charter”) and bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●
for any breach of the director’s duty of loyalty to us or our stockholders;

●
for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●
under Section 174 of the Delaware General Corporation Law (the “DGCL ”); or

●
for any transaction from which the director derived any improper personal benefit.

Our Charter also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

●
such indemnification is expressly required to be made by law;

●
the proceeding was authorized by the Board of Directors; or

●
such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

Our bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Article 8 of our bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to Article 8 of our bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

Item 15.  Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold by us within the last three years which were not registered under the Securities Act. Also included is the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

In September 2018, we sold and issued an aggregate of 1,000 shares of our Series C Preferred at a price of $10,000 per share to certain accredited investors in private placement transactions, resulting in gross proceeds of approximately $10.0 million. In addition, we agreed to file a registration statement to register the shares of Common Stock issuable upon the conversion of the shares of Series C Preferred as well as those shares of Common Stock issuable as payment of accrued dividends on shares of Series C Preferred purchased by the accredited investors.

              On September 10, 2018, we entered into Exchange Agreements with Neal Goldman and Charles Crocker, pursuant to which Messrs. Goldman and Crocker exchanged approximately $6.3 million and $0.6 million, respectively, of outstanding debt (including accrued and unpaid interest) owed under the terms of their respective lines of credit for the issuance of an aggregate of 6,896 shares of Series A Preferred.

On September 10, 2018, we granted warrants to purchase an aggregate of 1,493,856 shares of Common Stock with an exercise price of $0.01 per share to all holders of our Series A Preferred as a special dividend. Holders of our Series A Preferred received warrants to purchase 39.87 shares of Common Stock for every share of Series A Preferred held. Each warrant was exercisable immediately upon issuance; provided, however, that the warrants may only be exercised concurrently with the conversion of shares of Series A Preferred held by the holders into shares of Common Stock. In addition, each warrant expires on the earliest to occur of (i) the conversion of all Series A Preferred held by the holders into Common Stock, (ii) our redemption of all outstanding shares of Series A Preferred held by the holders, (iii) the warrant no longer representing the right to purchase any shares of Common Stock, and (iv) the tenth anniversary of the date of issuance.

On November 12, 2020 (“Closing”) and December 23, 2020 (“Subsequent Closing”), the Company consummated a private placement (the "Series D Financing") of 12,060 shares of its Series D Convertible Preferred Stock, par value $0.01 per share (the "Series D Preferred"), resulting in gross proceeds to the Company of $12.06 million, less fees and expenses. The gross proceeds include approximately $2.2 million in principal amount due and payable under the terms of certain term loans issued by the Company on September 29, 2020 (“Bridge Notes”), which Bridge Notes were converted into Series D Preferred at Closing (the “Conversion”). The issuance of the Series D Preferred was made pursuant to securities purchase agreements, dated September 28, 2020 and December 23, 2020 (the "Purchase Agreement"), by and between the Company and certain accredited investors (the "Purchasers"), for the sale of the Series D Preferred at a purchase price of $1,000 per share of Series D Preferred. The holders of Series D Preferred may voluntarily convert their shares of Series D Preferred into shares of the Company’s Common Stock at any time that is at least ninety days following the issuance date, at the conversion price calculated by dividing the Stated Value by the conversion price of $0.0583 per share of Common Stock, subject to adjustments as set forth in Section 5(e) of the Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock (the "Series D Certificate"). Dividends on shares of Series D Preferred will be paid prior to any junior securities, and are to be paid at the rate of 4% of the Stated Value (as defined in the Series D Certificate) per share per annum in the form of cash or shares of Series D Preferred.

On the fourth anniversary of the Issuance Date (as defined in the Series D Certificate), or in the event of the consummation of a Change of Control (as defined in the Series D Certificate), if any shares of Series D Preferred are outstanding, then each holder of Series D Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series D Preferred at the Liquidation Preference Amount per share of Series D Preferred plus an amount equal to all accrued but unpaid dividends, if any, (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash. For further information about the Series D Financing, see the section in this prospectus titled “The Series D Financing.”

On May 17, 2021 (the "Execution Date"), the Company entered into a purchase agreement, dated as of the Execution Date (the "Purchase Agreement") with Lincoln Park Capital Fund, LLC ("Lincoln Park"), pursuant to which Lincoln Park has committed to purchase up to $15,100,000 of the Company's common stock, $0.01 par value per share (the "Common Stock"). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to $15,100,000 worth of shares of Common Stock. Such sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company's sole discretion, over the 24-month period. On the Execution Date, the Company issued to Lincoln Park 1,000,000 shares of Common Stock as commitment shares in consideration for entering into the Purchase Agreement, an the Company sold an additional 1.0 million shares of Common Stock to Lincoln Park for a purchase price of $100,000.

In connection with the Purchase Agreement, we granted certain registration rights to Lincoln Park with respect to the shares of Common Stock offered and sold under the Purchase Agreement, pursuant to a Registration Rights Agreement by and among us and Lincoln Park (the “Registration Rights Agreement”), who is also the selling stockholder identified in this prospectus in the section titled “Selling Stockholders.” We are filing the registration statement, of which this prospectus forms a part, pursuant to the terms of the Registration Rights Agreement requiring us to file a registration statement no later than May 31, 2021 to register the shares of Common Stock sold under the Purchase Agreement.

For further information about the Purchase Agreement and sale of shares of Common Stock to Lincoln Park, see the section in this prospectus titled "Lincoln Park Transaction."

We believe that each of the offers, sales and issuances of securities described in Item 15 were exempt from registration under the Securities Act pursuant to Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits included in the Exhibit Index are incorporated by reference to this registration statement.

(b) Financial Statements. See page F-1 for an index of the financial statements included in the Registration Statement.

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated October 27, 2005 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed November 15, 2005).
3.1	Certificate of Incorporation (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A, filed November 15, 2005).
3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed October 14, 2011).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed February 16, 2017).
3.4
Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed February 2, 2015).

3.5
Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 9, 2016).

3.6
Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

3.7
Amendment No. 1 to the Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

3.8
Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 19, 2017).

3.9
Certificate of Elimination of the Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed October 19, 2017).

3.10	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed February 13, 2018).
3.11
Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 13, 2018).

3.12
Amendment No. 1 to the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed September 13, 2018).

3.13
Amended and Restated Certificate of Incorporation of ImageWare Systems, Inc., dated November 12, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated November 18, 2020).

3.14
Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated November 18, 2020).

3.15
Amended and Restated Certificate of Designations, Preferences, and Rights of Series A-1 Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, dated November 18, 2020).

3.16
Amended and Restated Certificate of Designations, Preferences, and Rights of Series C Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020 (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, dated November 18, 2020).

3.17
Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock of ImageWare Systems, Inc., dated November 12, 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K, dated November 18, 2020).

3.18
Amended and Restated Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock of ImageWare Systems, Inc., dated December 22, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed December 31, 2020).

3.19
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of ImageWare Systems, Inc., dated April 21, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed April 26, 2021).

4.1	Form of Amendment to Warrant, dated March 21, 2012 (incorporated by reference to Exhibit 4.16 to the Company's Annual Report on Form 10-K, filed April 4, 2012).
4.2	Form of Warrant, dated September 10, 2018 (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed September 13, 2018).
5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1
Employment Agreement, dated September 27, 2005, between the Company and S. James Miller (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 30, 2005).

10.2
Form of Indemnification Agreement entered into by the Company with its directors and executive officers (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form SB-2 (No. 333-93131), filed December 20, 1999, as amended).

10.3	Amended and Restated 1999 Stock Plan Award (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A, filed November 21, 2007).
10.4	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed July 14, 2005).
10.5	2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-QSB, filed November 14, 2001).
10.6
Securities Purchase Agreement, dated September 25, 2007, by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 26, 2007).

10.7
Office Space Lease between I.W. Systems Canada Company and GE Canada Real Estate Equity, dated July 25, 2008 (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.8
Form of Securities Purchase Agreement, dated August 29, 2008 by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.9
Change of Control and Severance Benefits Agreement, dated September 27, 2008, between Company and Charles Aubuchon (incorporated by reference to Exhibit 10.41 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.10
Change of Control and Severance Benefits Agreement, dated September 27, 2008, between Company and David Harding (incorporated by reference to Exhibit 10.42 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.11
First Amendment to Employment Agreement, dated September 27, 2008, between the Company and S. James Miller (incorporated by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.12	Form of Convertible Note dated November 14, 2008 (incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).
10.13
Second Amendment to Employment Agreement, dated April 6, 2009, between the Company and S. James Miller (incorporated by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.14	Office Space Lease between the Company and Allen W. Wooddell, dated July 25, 2008 (incorporated by reference to Exhibit 10.54 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).
10.15
Third Amendment to Employment Agreement, dated December 10, 2009, between the Company and S. James Miller (incorporated by reference to Exhibit 10.60 to the Company’s Annual Report on Form 10-K, filed February 24, 2010).

10.16
Securities Purchase Agreement, dated December 12, 2011, by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed December 21, 2011).

10.17
Note Exchange Agreement, dated December 12, 2011, by and between the Company and certain accredited investors (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed December 21, 2011).

10.18
Fourth Amendment to Employment Agreement, dated March 10, 2011, between the Company and S. James Miller, (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K, filed January 17, 2012).

10.19
Fifth Amendment to Employment Agreement, dated January 31, 2012, between the Company and S. James Miller, Jr., (incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K, filed April 4, 2012.

10.20	Employment Agreement, dated January 1, 2013, between the Company and Wayne Wetherell (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed March 7, 2013).
10.21	Employment Agreement, dated January 1, 2013, between the Company and David Harding (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed March 7, 2013).
10.22	Convertible Promissory Note dated March 27, 2013 issued by the Company to Neal Goldman (incorporated by reference to Exhibit 10.41 to the Company's Annual Report on Form 10-K, filed April 1, 2013).
10.23	Amendment to Convertible Promissory Note, dated March 12, 2014 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed March 13, 2014).
10.24	Note Exchange Agreement, dated January 29, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 2, 2015).
10.25
Sixth Amendment to Employment Agreement, by and between S. James Miller and the Company, dated November 1, 2013 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed November 7, 2013).

10.26
Seventh Amendment to Employment Agreement, by and between S. James Miller, Jr. and the Company, dated January 9, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 15, 2015).

10.27
Second Amendment to Employment Agreement, by and between Wayne Wetherell and the Company, dated January 9, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 15, 2015).

10.28
Second Amendment to Employment Agreement, by and between David E. Harding and the Company, dated January 9, 2015 (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 15, 2015).

10.29	Amendment No. 3 to Convertible Promissory Note, dated December 8, 2014 (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 10, 2014).
10.30
Third Amendment to Employment Agreement, by and between Wayne Wetherell and the Company, dated December 14, 2015 (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K, filed December 21, 2015).

10.31
Third Amendment to Employment Agreement, by and between David E. Harding and the Company, dated December 14, 2015 (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K, filed December 21, 2015).

10.32
Eighth Amendment to Employment Agreement, by and between S. James Miller and the Company, dated December 14, 2015 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed December 21, 2015).

10.33	Amendment No. 4 to Convertible Promissory Note, dated March 8, 2016 (incorporated by reference to the Company's Current Report on Form 8-K, filed March 10, 2017).
10.34	Convertible Promissory Note, dated March 9, 2016 (incorporated by reference to the Company's Current Report on Form 8-K, filed March 10, 2017).
10.35	Form of Securities Purchase Agreement, dated September 7, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 9, 2016).
10.36	Amendment No. 5 to Convertible Promissory Note, dated January 23, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 10-K, filed January 26, 2017).
10.37	Form of Subscription Agreement for Series G Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed December 30, 2016).
10.38	Form of Exchange Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed December 30, 2016).
10.39
Ninth Amendment to Employment Agreement, by and between James Miller, Jr. and the Company, dated October 20, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

10.40
Fourth Amendment to Employment Agreement, by and between Wayne Wetherell and the Company, dated October 20, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed December 30, 2016).

10.41
Fourth Amendment to Employment Agreement, by and between David E. Harding and the Company, dated October 20, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, dated December 30, 2016).

10.42	Amendment No. 2 to Convertible Promissory Note, dated May 10, 2017 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed May 12, 2017).
10.43	Amendment No. 6 to Convertible Promissory Note, dated May 10, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed May 12, 2017).
10.44	Form of Subscription Agreement for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 19, 2017).
10.45	Form of Exchange Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed September 19, 2017).
10.46
Fifth Amendment to Employment Agreement, by and between David E. Harding and the Company, dated February 7, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated February 13, 2018).

10.47
Tenth Amendment to Employment Agreement, by and between James Miller, Jr. and the Company, dated February 8, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, dated February 13, 2018).

10.48	Form of Securities Purchase Agreement for Series C Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 13, 2018).
10.49	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed September 13, 2018).
10.50	Placement Agency Agreement, by and between the Company and Northland Capital Markets (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed September 13, 2018).
10.51	Form of Exchange Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed September 13, 2018).
10.52
Eleventh Amendment to Employment Agreement, by and between James Miller, Jr. and the Company, dated January 31, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed February 1, 2019).

10.53
Sixth Amendment to Employment Agreement, by and between David Harding and the Company, dated January 31, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed February 1, 2019).

10.54
Securities Purchase Agreement by and between the Company and Triton, dated February 20, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed February 27, 2020.

10.55	Employment Agreement between the Company and Kristin Taylor, dated April 10, 2020 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 15, 2020).
10.56
Purchase Agreement, by and between ImageWare Systems, Inc. and Lincoln Park Capital Fund, LLC, dated April 28, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed April 30, 2020).

10.57
Registration Rights Agreement, by and between ImageWare Systems, Inc. and Lincoln Park Capital Fund, LLC, dated April 28, 2020 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed April 30, 2020).

10.58
Note Payable Agreement by and between ImageWare Systems, Inc. and COMERICA BANK, dated April 30, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 11, 2020).

10.59
Consulting Agreement by and between ImageWare Systems, Inc. and S. James Miller, dated November 13, 2020 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed November 18, 2020).

10.60
Debt Exchange Agreement and Satisfaction and Release by and between ImageWare Systems, Inc. and S. James Miller, dated November 12, 2020 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed November 18, 2020).

10.61
Debt Exchange Agreement and Satisfaction and Release by and between ImgeWare Systems, Inc. and Neal Goldman, dated November 12, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed November 18, 2020).

10.62	Amendment to the ImageWare Systems, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.62 to the Company’s Annual Report on Form 10-K, filed April 5, 2021).
10.63
Purchase Agreement, by and between ImageWare Systems, Inc. and Lincoln Park Capital Fund, LLC, dated May 17, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-k, filed on May 21, 2021).**

10.64	Registration Rights Agreement, by and between ImageWare Systems, Inc. and Lincoln Park Capital Fund, LLC, filed May 17, 2021).**
21.1	List of Subsidiaries (incorporated by referenced to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed February 24, 2010).
23.1	Consent of Disclosure Law Group, a Professional Corporation (to be included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm – Mayer Hoffman McCann P.C., filed herewith .
24	Power of Attorney (located on signature page)

*	To be filed by amendment.

**
Certain non-material exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant hereby undertakes to furnish supplemental copies of the omitted schedules and exhibits upon request by the SEC.

Item 17.  Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a) The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 15th day of June, 2021.

ImageWare Systems, Inc.

Date: June 15, 2021	By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer (Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristin Taylor as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 15, 2021	/s/ James Demitrieus
James Demitrieus
Director

Date: June 15, 2021	/s/ Douglas Morgan
Douglas Morgan
Director

Date: June 15, 2021	/s/ Lauren C. Anderson
Lauren C. Anderson
Director

Date: June 15, 2021	/s/ James W. Sight
James W. Sight
Director